PROSPECTUS
SUPPLEMENT
(To Prospectus dated          $140,000,000
December 20, 1996)
                                 THE MONEY STORE


                 THE MONEY STORE SBA LOAN-BACKED ADJUSTABLE RATE
                          CERTIFICATES, SERIES 1996-2,

                        $130,200,000 Class A Certificates

                         $9,800,000 Class B Certificates


(EXCEPT FOR THE EXCESS SPREAD (AS DEFINED HEREIN), WHICH CONSTITUTES PART OF THE TRUST FUND, THE UNITED STATES SMALL BUSINESS ADMINISTRATION (THE "SBA") NEITHER GUARANTEES THE CERTIFICATES OFFERED HEREBY, THE BENEFICIAL OWNERSHIP INTEREST IN THE TRUST FUND REPRESENTED THEREBY OR THE UNGUARANTEED INTEREST IN THE SBA LOANS THAT CONSTITUTE THE ASSETS OF SUCH TRUST FUND NOR DOES THE SBA HAVE ANY DIRECT OR INDIRECT OBLIGATION TO THE TRUST FUND OR THE CERTIFICATEHOLDERS).

     The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1996-2 (the "Certificates"), evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") created by The Money Store Investment Corporation ("TMSIC") and The Money Store of New York, Inc. ("MSNY" and, together with TMSIC, the "Sellers"). The Trust Fund consists primarily of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in a pool of loans partially guaranteed by the U.S. Small Business Administration (collectively, the "SBA Loans"). See "The SBA Loan Program--Loan Parameters" herein. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, among the Sellers, TMSIC, as servicer (in such capacity, the "Servicer"), The Money Store Inc., as Representative (the "Representative"), and Marine Midland Bank, as trustee. (cover continued on next page)

     SEE "RISK FACTORS" ON PAGE S-31 HEREIN AND ON PAGE 26 IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES OFFERED HEREBY.


     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF TMSIC, MSNY OR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES. EXCEPT FOR THE EXCESS SPREAD, NEITHER THE CERTIFICATES NOR THE UNDERLYING UNGUARANTEED INTERESTS OF THE SBA LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES SMALL BUSINESS ADMINISTRATION OR ANY OTHER GOVERNMENTAL AGENCY, AND NO GOVERNMENTAL AGENCY HAS PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Underwriter has agreed to purchase the Class A and Class B Certificates from the Sellers at approximately 99.50% of the principal amounts thereof, plus accrued interest, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting." Aggregate proceeds to the Sellers from the sale of the Certificates offered hereby (before deducting expenses payable by the Sellers estimated at $200,000) will be approximately $139,300,000 plus accrued interest.

     The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting."

     The Certificates are offered by the Underwriter subject to prior sale, when, as and if issued to and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company in the United States or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe and that delivery of the Class B Certificates will be made, at the option of the Sellers, either (i) in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company in the United States or CEDEL or Euroclear in Europe, or (ii) in physical form, at the office of Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, in each case on or about December 23, 1996.


                       PRUDENTIAL SECURITIES INCORPORATED
December 20, 1996

(cover continued from previous page)

     Additional SBA Loans (the "Subsequent SBA Loans") may be purchased by the Trust from the Sellers from time to time on or before the close of business on March 19, 1997 from funds, if any, on deposit in the Pre-Funding Account. On the Closing Date (as defined herein), an aggregate cash amount of approximately $31,700,000 will be deposited into the Pre-Funding Account.

     Each SBA Loan was, and each Subsequent SBA Loan will have been, originated or acquired by the Sellers in accordance with the Sellers' underwriting criteria described in the attached Prospectus under "The SBA Loan Lending Program--Underwriting Criteria for SBA Section 7(a) Loans." The SBA Loans will be master serviced by the Servicer, although MSNY will service the SBA Loans sold by it to the Trust Fund and TMSIC will service the SBA Loans sold by it to the Trust Fund.

     The Certificates will consist of two classes of certificates (the "Class A Certificates" and the "Class B Certificates"). The Class B Certificates are subordinate to the Class A Certificates in the right to receive payment of interest and, after interest has been paid with respect to both Classes of Certificates, the Class B Certificates are subordinate to the Class A Certificates in the right to receive payments of principal. See "Description of the Agreement and the Certificates--Flow of Funds" herein.

     Distributions of principal and interest on the Certificates will be made on the 15th day of each month or, if the 15th day is not a business day, the first business day thereafter, commencing January 15, 1997. To the extent of Available Funds (as defined herein), and prior to payments of principal on the Certificates, holders of Class A and Class B Certificates, in that order, will be entitled to receive interest accrued at an adjustable rate, as described herein. To the extent of the Available Funds remaining after payment of interest on the Certificates, holders of Class A and Class B Certificates, in that order, will be entitled to receive distributions of principal, as described herein. See "Description of the Agreement and the Certificates--Flow of Funds" herein. Additionally, any Pre-Funded Amount (as defined herein) remaining in the Pre-Funding Account at the close of business on March 19, 1997 will be distributed as a principal prepayment on March 20, 1997 (together with accrued interest at the applicable Remittance Rate on the amount of such prepayment) to the Class A and Class B Certificates. The interest due the Certificates on the April 1997 Remittance Date will be adjusted to take account of such distribution.

     There is currently no secondary market for the Certificates. Prudential Securities Incorporated (the "Underwriter") intends to make a secondary market for the Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if one does develop, that it will continue.

     No election will be made to treat the Trust Fund as a real estate mortgage investment conduit. See "Material Federal Income Tax Consequences" herein.

     The Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Sellers and the Representative pursuant to the Prospectus dated December 20, 1996 (the "Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

             --------------------------------------------------

     UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
             --------------------------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used but not defined elsewhere in this Prospectus Supplement have the meanings assigned to such terms under "Certain Definitions." Unless otherwise noted, all statistical percentages and all dollar amounts in this Prospectus Supplement are measured by the aggregate principal balances of the SBA Loans, the Unguaranteed Interests or the Guaranteed Interests (each as defined below under "--Trust Fund Assets"), as the case may be, at the close of business on the Cut-Off Date (as defined below under "--Trust Fund Assets").

Securities Offered.............. The Money Store SBA Loan-Backed
                                 Adjustable Rate Certificates, Series
                                 1996-2, Class A and Class B
                                 (the "Class A Certificates" and
                                 the "Class B Certificates,"
                                 respectively, and collectively,
                                 the "Certificates"). The Class
                                 A Certificates will be issued
                                 in an aggregate initial
                                 principal amount (the "Initial
                                 Class A Certificate Principal
                                 Amount") of approximately
                                 $130,200,000. The Class B
                                 Certificates will be issued in
                                 an aggregate initial principal
                                 amount (the "Initial Class B
                                 Certificate Principal Amount")
                                 of approximately $9,800,000.

                                 The Class B Certificates are
                                 subordinate to the Class A
                                 Certificates in the right to receive
                                 payments of interest and, after
                                 interest has been paid to both
                                 Classes of Certificates, the Class B
                                 Certificates are subordinate to the
                                 Class A Certificates in the right
                                 to  receive payments of principal,
                                 in  each case to the extent
                                 described  herein.  See "Description
                                 of the  Agreement and the
                                 Certificates--Flow  of Funds"
                                 herein.

                                 The Certificates represent the
                                 entire beneficial ownership
                                 interest in a trust fund (the
                                 "Trust Fund") formed pursuant
                                 to a Pooling and Servicing
                                 Agreement (the "Agreement") by
                                 and among The Money Store
                                 Investment Corporation
                                 ("TMSIC"), The Money Store of
                                 New York, Inc. ("MSNY" and
                                 together with TMSIC, the
                                 "Sellers"), TMSIC, as servicer
                                 (in such capacity, the
                                 "Servicer"), The Money Store
                                 Inc., as representative (the
                                 "Representative"), and Marine
                                 Midland Bank, as trustee (the "Trustee").

Denominations...........         The Class A Certificates will
                                 be issued in book-entry form
                                 and the Class B Certificates
                                 will be issued either in
                                 book-entry or physical form, as
                                 determined by the Sellers prior
                                 to issuance of the Certificates. Each Class of Certificates will be issued in minimum denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof, except that one
                                 Certificate of each Class may
                                 be issued in a different
                                 denomination and, if so issued,
                                 will be held in physical form.
                                 See "Description of the
                                 Agreement and the Certificates-- Registration of Certificates" herein.

Trust Fund Assets..........      The Trust Fund will consist
                                 primarily of the right to
                                 receive all payments and other
                                 recoveries attributable to the
                                 Unguaranteed Interests (as
                                 defined below) in a pool of
                                 loans (the "SBA Loan Pool")
                                 made to small business concerns
                                 pursuant to Section 7(a) of the
                                 Small Business Act, as amended,
                                 and Title 13 of the Code of
                                 Federal Regulations, as amended
                                 (referred to herein as either
                                 the "SBA Section 7(a) Loans" or the
                                 "SBA Loans"). The SBA Section 7(a)
                                 Loans are partially guaranteed
                                 by the U.S. Small Business
                                 Administration (the "SBA")
                                 pursuant to a Small Business
                                 Administration Loan Guaranty
                                 Agreement (Deferred
                                 Participation) (SBA Form 750),
                                 dated August 13, 1980, by and
                                 between TMSIC and the SBA, and
                                 pertinent SBA regulations found
                                 at 13 C.F.R. Parts 120 and 121.

                                 As to any SBA Section 7(a) Loan, the
                                 right to receive the guaranteed
                                 portion of the principal balance
                                 thereof together with interest
                                 thereon at a per annum rate in
                                 effect from time to time (which
                                 rate is less than the rate paid
                                 by the obligor on the related
                                 SBA Section 7(a) Loan (the
                                 "Obligor")) and the fee (the
                                 "Agent of the SBA's Fee")
                                 payable to the SBA's fiscal and
                                 transfer agent (the "Agent of the SBA") is referred to herein as the
                                 "Guaranteed Interest." With
                                 respect to SBA Section 7(a) Loans
                                 for which the Guaranteed
                                 Interest was sold in the
                                 secondary market on or after
                                 September 1, 1993 (unless the
                                 related SBA Section 7(a) Loan was
                                 approved by the SBA on or after
                                 October 12, 1995) and SBA Section
                                 7(a) Loans approved by the SBA
                                 on or after October 12, 1995,
                                 regardless of whether they were
                                 sold in the secondary market
                                 (the "Additional Fee SBA
                                 Loans"), a fee equal to 40
                                 basis points and 50 basis
                                 points, respectively, per annum
                                 on the outstanding balance of
                                 the Guaranteed Interest of such
                                 Additional Fee SBA Loans (the
                                 "Additional Fee") is required
                                 to be paid by the related
                                 Seller to the SBA. Although
                                 such Additional Fee is the
                                 responsibility of the related
                                 Seller, the Additional Fee will
                                 be funded from the interest
                                 received by the related Obligor
                                 on the SBA Section 7(a) Loans.
                                 Accordingly, any such
                                 Additional Fee will reduce the
                                 Excess Spread (as defined
                                 herein) on the related SBA
                                 Loan. The Guaranteed Interest
                                 varies from SBA Section 7(a) Loan
                                 to SBA Section 7(a) Loan, is not
                                 included in the Trust Fund and
                                 Certificateholders have no
                                 right or interest therein. As
                                 described herein, the portion
                                 of the principal guaranteed by
                                 the SBA for each SBA Section 7(a)
                                 Loan varies depending upon the
                                 program under which such SBA
                                 Section 7(a) Loan was originated.
                                 However, the SBA imposes a
                                 maximum per borrower guaranty
                                 of $750,000. See "The SBA Loan
                                 Program--Section 7(a) Loan Parameters."

                                 Pursuant to policies of the SBA, the
                                 Servicer is required to retain for
                                 each SBA Section 7(a) Loan an amount
                                 equal to 0.60% per annum on the
                                 outstanding balance of the
                                 related Guaranteed Interest
                                 (such amount is referred to
                                 herein as the "Premium
                                 Protection Fee" for the related
                                 SBA Section 7(a) Loan). The Premium
                                 Protection Fee is not included
                                 in the Trust Fund and
                                 Certificateholders have no
                                 right or interest therein.

                                 The "Unguaranteed Interest"
                                 will equal all payments and
                                 other recoveries on such SBA
                                 Section 7(a) Loan not constituting
                                 the Guaranteed Interest or the
                                 Premium Protection Fee therein.
                                 As stated above, the interest
                                 accrued on the guaranteed
                                 portion of the principal
                                 balance of each SBA Section 7(a)
                                 Loan exceeds the sum of
                                 the interest payable to the
                                 holder of the Guaranteed
                                 Interest, the Agent of the
                                 SBA's Fee, the Premium
                                 Protection Fee and, with
                                 respect to the Additional Fee
                                 SBA Loans, the Additional Fee.
                                 Such excess (the "Excess
                                 Spread"), which is guaranteed
                                 by the SBA for up to 120 days
                                 of accrued interest, is
                                 included in the Unguaranteed
                                 Interest and will be available
                                 to pay interest and principal
                                 on the Certificates, the
                                 Servicing Fee to the Servicer
                                 and fund the Spread Account (as
                                 defined under "--Spread
                                 Account" herein) as described
                                 under "--Spread Account" herein.

                                 The "Unguaranteed Percentage"
                                 will equal the fraction,
                                 expressed as a percentage, the
                                 numerator of which is the
                                 principal portion of the
                                 Unguaranteed Interest as of the
                                 CutOff Date and the denominator
                                 of which is the outstanding
                                 principal balance of such SBA
                                 Section 7(a) Loan as of the Cut-Off
                                 Date. The Unguaranteed
                                 Percentage for any given loan
                                 will not change over time.

                                 The "Cut-Off Date" is November
                                 30, 1996; provided, however,
                                 that for any SBA Section 7(a) Loan
                                 originated after such date, the
                                 Cut-Off Date shall be the date
                                 of the origination of such SBA
                                 Section 7(a) Loan.

                                 As of the close of business on
                                 the Cut-Off Date, the aggregate
                                 principal amount of the
                                 Unguaranteed Interests of the
                                 SBA Section 7(a) Loans expected to
                                 be delivered to the Trustee on
                                 the Closing Date equaled
                                 approximately $108,300,000 (the
                                 "Original Pool Principal Balance").

Sellers...........               TMSIC is a New Jersey
                                 corporation, and MSNY is a New York
                                 corporation.  TMSIC is a wholly-owned
                                 subsidiary of The Money Store
                                 Inc., a New Jersey corporation,
                                 and MSNY is a wholly-owned
                                 subsidiary of TMSIC. All of the
                                 SBA Section 7(a) Loans were, and
                                 all of the Subsequent SBA Loans
                                 will have been, originated or
                                 acquired by TMSIC or MSNY. Each
                                 Seller will deposit into the
                                 Trust Fund the right to receive
                                 the Unguaranteed Interests in
                                 the SBA Loans originated or
                                 acquired by it and will make
                                 representations and warranties
                                 with respect to such SBA Loans.

Servicers..........              MSNY will service the SBA Loans sold
                                 by it to the Trust Fund and TMSIC
                                 will service the SBA Loans sold
                                 by it to the Trust Fund, in
                                 each case in accordance with
                                 the terms of the Agreement and
                                 the SBA Rules and Regulations
                                 and the Multi-Party Agreement
                                 (as defined below under "--Multi-Party
                                 Agreement"). TMSIC will be liable to the Trustee for the servicing of all the SBA Loans.

Trustee.............             Marine Midland Bank, a trust company
                                 headquartered in Buffalo, New York,
                                 will be the Trustee.  In the
                                 Agreement, the Trustee will agree to
                                 act as successor Servicer if TMSIC
                                 can no longer serve in such
                                 capacity.

Document Custodians......        The promissory notes evidencing
                                 the SBA Section 7(a) Loans (the
                                 "Notes") will be held by the
                                 Agent of the SBA pursuant to
                                 the Multi-Party Agreement. The
                                 Agent of the SBA will be liable
                                 solely to the SBA for
                                 the Agent of the SBA's gross
                                 negligence or malfeasance. The
                                 SBA will be liable to the
                                 Trustee, the Sellers and the
                                 Servicer for the SBA's and the
                                 Agent of the SBA's gross
                                 negligence or malfeasance.

                                 All other documents to be
                                 delivered by the Sellers with
                                 respect to the SBA Loans will
                                 be delivered to and held by the
                                 Trustee pursuant to the
                                 Agreement. See "Description of
                                 the Agreement and the
                                 Certificates" herein.

Interest Accrual Period...       With respect to each Remittance Date
                                 (as defined below under "--
                                 Remittance Date"), the "Interest Accrual
                                 Period" will be the period commencing on the 15th day of the month preceding such Remittance Date and ending on the 14th day of the month of such Remittance
                                 Date. However, for the
                                 Remittance Date occurring in
                                 January 1997, the Interest
                                 Accrual Period will be the period
                                 commencing on December 1, 1996
                                 and ending on January 14, 1997.

Pre-Funding Account.......       On the Closing Date, cash in an
                                 amount not to exceed
                                 approximately $31,700,000 (the
                                 "Pre-Funded Amount") will be
                                 deposited on the Closing Date
                                 into the Pre-Funding Account.
                                 Amounts in the Pre-Funding
                                 Account may be used only (i) to
                                 acquire Subsequent SBA Loans
                                 and (ii) to make accelerated
                                 payments of principal on the
                                 Certificates. During the period
                                 (the "Funding Period") from the
                                 Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account, is less than $100,000, (ii) the date on which an Event of Default occurs under the
                                 Agreement or (iii) the close of
                                 business on March 19, 1997,
                                 amounts will, from time to
                                 time, be withdrawn from the
                                 Pre-Funding Account to purchase
                                 Subsequent SBA Loans in
                                 accordance with the Agreement.
                                 Any Pre-Funded Amount remaining
                                 at the end of the Funding
                                 Period will be distributed as a
                                 principal prepayment on the
                                 next Remittance Date to the
                                 Certificates. However, any
                                 Pre-Funded Amount remaining at
                                 the close of business on March
                                 19, 1997 will be distributed as
                                 a principal prepayment on March
                                 20, 1997 (the "Special
                                 Remittance Date") to the Certificates.

Capitalized Interest
Account.............             On the Closing Date, the
                                 Representative also will make a cash
                                 deposit in an account (the
                                 "Capitalized Interest Account") to
                                 be pledged to the Trustee.  The
                                 amount deposited in the Capitalized
                                 Interest Account will be used by the
                                 Trustee on the Remittance
                                 Dates occurring in January,
                                 February and March 1997 to fund
                                 the excess, if any, of (i) the
                                 amount of interest accrued for
                                 each such Remittance Date at
                                 the weighted average Class A
                                 and Class B Remittance Rates on the
                                 portion of the Certificates having
                                 principal balances exceeding the
                                 principal balances of the
                                 Unguaranteed Interests over (ii) the
                                 amount of any earnings on funds in
                                 the Pre-Funding Account that are
                                 available to pay interest on the
                                 Certificates on each such Remittance
                                 Date.  Additionally, if a principal
                                 prepayment is made on the Special
                                 Remittance Date to any Class of
                                 Certificates, such Class of
                                 Certificates also will receive
                                 on such date, from the
                                 Capitalized Interest Account,
                                 accrued interest at the
                                 applicable Remittance Rate on
                                 the amount of such principal
                                 prepayment.  Any amounts remaining
                                 in the Capitalized Interest Account
                                 on the Special Remittance Date and
                                 not used for such purposes are
                                 required to be paid directly to
                                 the Representative on such
                                 Special Remittance Date.

Available Funds......            With respect to each Remittance
                                 Date, the "Available Funds"
                                 will equal the sum of (i) all
                                 amounts (including any Excess
                                 Spread) received from any
                                 source by the Servicer or any
                                 Subservicer during the
                                 preceding calendar month with
                                 respect to principal and
                                 interest on the SBA Loans (net of the
                                 amount payable to the holder of
                                 the Guaranteed Interest, the
                                 Agent of the SBA's Fee, the
                                 Premium Protection Fee, the
                                 Additional Fee and the
                                 Servicing Fee (as defined under
                                 "--Servicing Fee" herein)),
                                 (ii) advances by the Servicer, (iii)
                                 amounts to be transferred from
                                 the Pre-Funding Account and the
                                 Capitalized Interest Account
                                 with respect to the Remittance
                                 Dates in January, February and
                                 March 1997 and (iv) amounts in
                                 the Spread Account.

Interest........                 To the extent of the Available
                                 Funds, and prior to payments of
                                 principal, on each Remittance
                                 Date the Class A and Class B
                                 Certificate holders, in that
                                 order, will be entitled to
                                 receive interest accrued
                                 for the related Interest Accrual Period at the adjustable rate described below on the Class A or Class B
                                 Certificate Balance, as the
                                 case may be (each as defined below),
                                 outstanding immediately prior to
                                 such Remittance Date.  If, on any
                                 Remittance Date, the Class A or
                                 Class B Certificates do not receive
                                 the full amount of interest to which
                                 they are entitled, such shortfall,
                                 plus interest thereon compounded
                                 monthly at the then applicable Class
                                 A or Class B Remittance Rate
                                 (each as defined below), will
                                 be added to the amount of
                                 interest they are entitled to
                                 receive on succeeding
                                 Remittance Dates. The aggregate
                                 amounts of interest payable to
                                 the Class A and Class B
                                 Certificates on each Remittance
                                 Date are referred to
                                 herein as the "Class A Interest
                                 Distribution Amount" and the "Class
                                 B Interest Distribution Amount",
                                 respectively.  Notwithstanding the
                                 foregoing, if a principal payment is
                                 made to a Class of Certificates on
                                 the Special Remittance Date, each
                                 such Class also will receive on such
                                 date 11 days' interest at the
                                 applicable Remittance Rate on the
                                 amount of such prepayment.  Further,
                                 the Class A and Class B
                                 Interest Distribution Amounts
                                 for the April 1997 Remittance
                                 Date will be based on 30 days'
                                 interest on the related
                                 Certificate Balance on March
                                 20, 1997, after giving effect
                                 to such prepayment.

                                 Interest will accrue on the
                                 Certificates on the basis of a 360-
                                 day year consisting of twelve 30-day
                                 months at a per annum rate (the
                                 "Class A Remittance Rate" and "Class
                                 B Remittance Rate," respectively)
                                 equal to:

                                 Class A: During the initial
                                 Interest Accrual Period,
                                 6.11% per annum. During each
                                 subsequent Interest Accrual
                                 Period, the Prime Rate (as
                                 defined below) in effect on the
                                 preceding Adjustment Date (as
                                 defined below) minus 2.14%
                                 per annum, subject to the
                                 adjustments described under
                                 "Description of the Agreement
                                 and the Certificates--Class A
                                 and Class B Interest
                                 Distribution Amounts" herein.

                                 Class B: During the initial
                                 Interest Accrual Period,
                                 6.575% per annum. During each
                                 subsequent Interest Accrual
                                 Period, the Prime Rate in
                                 effect on the preceding
                                 Adjustment Date minus 1.675%
                                 per annum, subject to the
                                 adjustments described under
                                 "Description of the Agreement
                                 and the Certificates--Class A and
                                 Class B Interest Distribution Amounts"  herein.

                                 The Class A and Class B
                                 Remittance Rates will be
                                 adjusted on the first Business
                                 Day (as defined under "Certain
                                 Definitions" herein) of each
                                 January, April, July and
                                 October, commencing April 1,
                                 1997 (each, an "Adjustment
                                 Date"). The Prime Rate will
                                 equal the lowest prime lending
                                 rate published in the Money
                                 Rate Section of THE WALL STREET
                                 JOURNAL for the applicable Adjustment Date.

                                 As stated above, the amount of
                                 interest paid on the Class A
                                 and Class B Certificates on
                                 each Remittance Date is based
                                 upon the amount of interest due
                                 on the SBA Loans in the month
                                 preceding such Remittance Date.
                                 For each such monthly payment,
                                 the related SBA Loan Interest
                                 Rate is based on the Prime Rate
                                 in effect for such SBA Loan in
                                 the month preceding the month
                                 such monthly payment is due.
                                 For example, the monthly
                                 payment due on an SBA Loan in
                                 July, 1997 will be based upon
                                 the Prime Rate in effect for
                                 such SBA Loan in June, 1997
                                 (which, for SBA Loans adjusting
                                 quarterly, generally will be
                                 the Prime Rate in effect on
                                 April 1, 1997). This monthly
                                 payment will be distributed to
                                 Certificate- holders on the
                                 Remittance Date in August,
                                 1997. For this Remittance Date,
                                 interest on the Class A and
                                 Class B Certificates will
                                 accrue based upon the Prime
                                 Rate in effect on the first
                                 Business Day of July, 1997.

                                 Interest accruing on the
                                 Certificates for the Remittance
                                 Dates occurring in each
                                 February, May, August and
                                 November will be based upon the
                                 Prime Rate in effect on the
                                 first Business Day in the
                                 preceding January, April, July
                                 and October, respectively.
                                 However, the interest payments on the

                                 SBA Loans required to be distributed to
                                 Certificateholders on each such
                                 Remittance Date generally will be based upon the Prime Rate in effect on the first Business Day in the preceding January, April, July and October, respectively. As a result of this mismatch, the actual amount of interest distributed to the Certificateholders in February, May, August and November may be subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein.

                                 As of any date, the "Class A
                                 Certificate Balance" will equal the
                                 Class A Certificate Balance on the
                                 Closing Date reduced by all amounts
                                 previously distributed to Class A
                                 Certificateholders and allocable to
                                 principal.  The "Class B Certificate
                                 Balance" will be calculated in
                                 a similar manner.

Principal.......                 To the extent of the Available Funds
                                 remaining after payment of interest
                                 as described above, on each
                                 Remittance Date, holders of the
                                 Class A Certificates will receive an
                                 amount equal to the lesser of
                                 (A) such remaining Available
                                 Funds and (B) the sum of (i)
                                 the Class A Principal
                                 Distribution Amount (as defined
                                 below) and (ii) the Class A
                                 Carry-Forward Amount (as defined below).

                                 To the extent of the Available Funds
                                 remaining after payment of interest
                                 as described above and payment of
                                 principal on the Class A
                                 Certificates, holders of the Class B
                                 Certificates will receive an amount
                                 equal to the lesser of (A) such
                                 remaining Available Funds and
                                 (B) the sum of (i) the Class B
                                 Principal Distribution Amount
                                 (as defined below) and (ii) the
                                 Class B Carry-Forward Amount (as defined below).

                                 With respect to each Remittance
                                 Date, the "Class A Principal
                                 Distribution Amount" and the
                                 "Class B Principal Distribution
                                 Amount" will equal the Class A
                                 Percentage or the Class B
                                 Percentage (each as defined
                                 below), as the case may be,
                                 multiplied by the total of (i)
                                 the Unguaranteed Percentage of
                                 all payments and other
                                 recoveries of principal of an
                                 SBA Loan (net of amounts
                                 reimbursable to the Servicer
                                 pursuant to the Agreement)
                                 received by the Servicer or any
                                 Subservicer in the immediately
                                 preceding calendar month (with
                                 respect to any Remittance Date,
                                 the "Due Period"), excluding
                                 amounts received relating to
                                 SBA Loans which
                                 have been delinquent 24 months
                                 or have been determined to be
                                 uncollectible, in whole or in
                                 part, by the Servicer to the
                                 extent that the Class A
                                 Certificateholders or the Class
                                 B Certificateholders, as the
                                 case may be, have previously
                                 received the Class A Percentage
                                 or the Class B Percentage, as
                                 the case may be, of the
                                 principal portion of the
                                 Unguaranteed Interest of such
                                 SBA Loans; (ii) the principal
                                 portion of any Unguaranteed
                                 Interest actually purchased by
                                 a Seller for breach of a
                                 representation and warranty or
                                 other defect and actually received by the Trustee as of the related
                                 Determination Date;  (iii) any
                                 adjustments with respect to
                                 substitutions of SBA Loans for which
                                 a Seller has breached a
                                 representation or warranty deposited
                                 in the Principal and Interest
                                 Account and transferred to the
                                 Certificate Account as of the
                                 related Determination Date;
                                 (iv) the Unguaranteed
                                 Percentage of all losses on SBA
                                 Loans which were finally
                                 liquidated during the
                                 applicable Due Period; (v) the
                                 Unguaranteed Percentage of the
                                 then outstanding principal
                                 balance of any SBA Loan which,
                                 as of the first day of the
                                 related Due Period, has been
                                 delinquent for 24 months or has
                                 been determined to be
                                 uncollectible, in whole or in
                                 part, by the Servicer; and (vi)
                                 amounts, if any, released from
                                 the Pre-Funding Account on the
                                 January, February and March
                                 1997 Remittance Dates.

                                 With respect to each Remittance
                                 Date, the "Class A
                                 Carry-Forward Amount" and the
                                 "Class B Carry-Forward Amount"
                                 will equal the aggregate
                                 amount, if any, by which (i)
                                 the Class A Principal
                                 Distribution Amount or the
                                 Class B Principal Distribution
                                 Amount, as the case may be,
                                 with respect to any preceding
                                 Remittance Date exceeded (ii)
                                 the amount of the actual
                                 principal distribution to the
                                 Class A Certificates or the Class B
                                 Certificates, as the case may be,
                                 on  such Remittance Date.

                                 With respect to each Remittance
                                 Date, the "Class A Percentage"
                                 will equal 93%, representing
                                 the beneficial ownership
                                 interest of the Class A
                                 Certificates in the Trust Fund.

                                 With respect to each Remittance
                                 Date, the "Class B Percentage"
                                 will equal 7%, representing the
                                 beneficial ownership interest
                                 of the Class B Certificates in
                                 the Trust Fund.

                                 On each Remittance Date,
                                 Available Funds remaining after
                                 payment of interest and
                                 principal to the Class A and
                                 Class B Certificates and
                                 payment of the Trustee's fees
                                 and expenses will be deposited
                                 in the Spread Account and, to
                                 the extent amounts in the
                                 Spread Account would exceed the
                                 then applicable Specified
                                 Spread Account Requirement,
                                 such excess will be distributed
                                 to the Spread Account Depositor
                                 (as defined under "--Spread
                                 Account"). See "--Spread
                                 Account" herein.

                                 The aggregate amount of
                                 principal payable with respect
                                 to each Class of Certificates
                                 on each Remittance Date as
                                 described above, together with
                                 interest as calculated above
                                 under "--Interest," constitutes
                                 the "Class A Remittance Amount"
                                 and the "Class B Remittance
                                 Amount," as the case may be,
                                 for such Remittance Date.
Subordination of Class B
  Certificates..........         The rights of the holders of
                                 the Class B Certificates to
                                 receive distributions with
                                 respect to interest and
                                 principal will be subordinated
                                 to such rights of the holders
                                 of the Class A Certificates to
                                 the extent described above
                                 under "--Securities Offered."
                                 This subordination is intended to
                                 enhance the likelihood of regular
                                 receipt by holders of Class A
                                 Certificates of the full amount
                                 of their scheduled monthly
                                 payments of interest and, after
                                 distribution of the Class B
                                 Interest Distribution Amount,
                                 principal, and to afford the
                                 holders of the Class A
                                 Certificates a measure of
                                 protection against losses
                                 resulting from liquidated SBA
                                 Loans equal to (i) the amount
                                 of funds remaining in the
                                 Spread Account after payment of
                                 interest on the Class A and
                                 Class B Certificates and (ii)
                                 the then outstanding Class B
                                 Certificate Balance.

Remittance Date......            Distributions to Certificateholders
                                 will be made on the 15th day of each
                                 month, or if such day is not a
                                 business day, on the succeeding
                                 business day, commencing January 15,
                                 1997 (each, a "Remittance Date").
                                 Any Pre-Funded Amount remaining at
                                 the close of business on March 19,
                                 1997 (together with accrued interest
                                 thereon at the applicable
                                 Remittance Rates) will be
                                 distributed by or on behalf of
                                 the Trustee on the Special
                                 Remittance Date to the Class A
                                 and Class B Certificates. Such
                                 distribution will be made to
                                 each person in whose name a
                                 Certificate of the applicable
                                 Class is registered on February
                                 28, 1997.

                                 The last scheduled Remittance
                                 Date for the Certificates is
                                 April 15, 2024. It is expected
                                 that the actual last Remittance
                                 Date for each Class of
                                 Certificates will occur
                                 significantly earlier than such
                                 scheduled Remittance Date. See
                                 "Yield, Maturity, and
                                 Prepayment Considerations"
                                 herein.

Record Date........              Distributions on the
                                 Certificates will be made by or
                                 on behalf of the Trustee on
                                 each Remittance Date to each
                                 person in whose name a
                                 Certificate is registered on
                                 the last day of the preceding
                                 calendar month (the "Record Date").

Closing Date......               December 23, 1996

Spread Account....               TMS SBA Holdings, Inc., a
                                 special purpose, bankruptcy
                                 remote Delaware corporation
                                 (the "Spread Account
                                 Depositor") will establish a
                                 reserve account (the "Spread Account") with the Trustee. The Spread Account will not be a part of the Trust Fund but will be pledged to the Trustee as security for the obligations of the Spread Account Depositor under the Agreement pursuant to an agreement (the "Spread
                                 Account Agreement") between the
                                 Spread Account Depositor and
                                 the Trustee.

                                 On the Closing Date, the Spread
                                 Account Depositor will make an
                                 initial cash deposit into the Spread
                                 Account in an amount equal to
                                 1% of the Original Pool
                                 Principal Balance (the
                                 "Initial Deposit").
                                 Thereafter, on each Remittance
                                 Date the Trustee will deposit
                                 into the Spread Account the
                                 cash, if any, remaining after
                                 payment of interest and
                                 principal to the holders of the
                                 Certificates as described above
                                 under "--Interest" and
                                 "--Principal," and payment of
                                 amounts required to be
                                 deposited into the Expense
                                 Account and certain amounts
                                 reimbursable to the Servicer,
                                 until the aggregate amount then
                                 on deposit in the Spread
                                 Account (the "Spread Balance")
                                 equals the sum of (i) the then
                                 outstanding principal balance
                                 of the Unguaranteed Interests
                                 of all SBA Loans 180 days or
                                 more delinquent and (ii) the
                                 greater of (a) 3.5% of the then
                                 outstanding aggregate principal
                                 balance of the Unguaranteed
                                 Interests of all the SBA Loans,
                                 or (b) 2% of the Original Pool
                                 Principal Balance; provided,
                                 however, that for purposes of
                                 clauses (i) and (ii)(a), there
                                 shall be excluded the principal
                                 portion of the Unguaranteed
                                 Interest of SBA Loans which
                                 have been delinquent 24 months
                                 or have been determined to be
                                 uncollectible, in whole or in
                                 part, by the Servicer, to the
                                 extent that the Certificate
                                 holders have previously
                                 received the principal portion
                                 of the Unguaranteed Interest of
                                 such SBA Loans (the sum of such
                                 amounts is referred to herein
                                 as the "Specified Spread
                                 Account Requirement").

                                 Amounts, if any, on deposit in
                                 the Spread Account will be
                                 available to be applied to
                                 payments of interest and
                                 principal on the Certificates
                                 on any Remittance Date.

                                 The Spread Account Depositor
                                 will not be required to refund
                                 any amounts previously properly
                                 distributed to it, regardless
                                 of whether there are sufficient
                                 funds on a subsequent
                                 Remittance Date to make a full
                                 distribution to holders of the
                                 Certificates on such Remittance
                                 Date.

                                  The funding and maintenance of
                                  the Spread Account is intended
                                  to enhance the likelihood of
                                  timely payment of principal and
                                  interest to the holders of the
                                  Certificates; however, if the
                                  SBA Loan Pool experiences
                                  levels of delinquencies and
                                  losses above the scenarios used
                                  to obtain the ratings on the
                                  Class B Certificates, the
                                  Spread Account could be
                                  depleted, and shortfalls could
                                  result. See "Risk Factors
                                  --Spread Account," "Description
                                  of the Agreement and the
                                  Certificates--Spread Account"
                                  and "Ratings" herein.

The SBA Loan Pool.......         The following is a description of
                                 the SBA Section 7(a) Loans and the related
                                 Unguaranteed Interests
                                 expected to be delivered to the
                                 Trustee on the Closing Date.

                                 All the SBA Section 7(a) Loans were
                                 originated or acquired by the
                                 Sellers in accordance with the
                                 underwriting criteria described
                                 in the Prospectus under "The
                                 SBA Loan Lending Program--
                                 Underwriting Criteria for SBA
                                 Section 7(a) Loans." None of the
                                 SBA Section 7(a) Loans are balloon
                                 loans and each is fully
                                 amortizing in accordance with
                                 its terms. On the Closing Date,
                                 it is expected that the Trust
                                 Fund will contain the
                                 Unguaranteed Interest in
                                 1,138 SBA Section 7(a) Loans,
                                 approximately 50% of which SBA
                                 Section 7(a) Loans are secured
                                 primarily by first liens on
                                 commercial real property used
                                 by the borrower or its
                                 affiliates in the conduct of
                                 their business. The remainder
                                 of the SBA Section 7(a) Loans were
                                 originated primarily to
                                 targeted franchisees, health
                                 care professionals and other
                                 professionals, such as
                                 attorneys and accountants,
                                 and for financing
                                 business acquisitions.  These loans
                                 often are secured by second liens on
                                 personal real estate, personal
                                 guarantees, liens on machinery
                                 and equipment and other
                                 business assets. The SBA Section
                                 7(a) Loans were originated to
                                 businesses located in 46 states
                                 and the District of Columbia;
                                 with approximately 20.98% being
                                 originated to businesses located
                                 in California. As of
                                 the Cut-Off Date, no more than
                                 approximately 17.84% of the SBA
                                 Section 7(a) Loans (by principal
                                 balance of Unguaranteed
                                 Interests), representing 66 SBA
                                 Section 7(a) Loans, were made to
                                 borrowers whose businesses are
                                 included in the same four digit
                                 standard industrial code
                                 classification.  See "The SBA Loan
                                 Program" herein.

                                 As of the Cut-Off Date, the
                                 aggregate and average unpaid
                                 principal portion of the
                                 Unguaranteed Interests of the
                                 SBA Section 7(a) Loans were
                                 approximately $108,300,000 and
                                 $95,000, respectively, the
                                 aggregate and average unpaid
                                 principal portion of the
                                 Guaranteed Interests of the SBA
                                 Section 7(a) Loans were
                                 approximately $272,600,000 and
                                 $239,000, respectively, the
                                 maximum and minimum original
                                 principal portion of the
                                 Unguaranteed Interests of the
                                 SBA Section 7(a) Loans were
                                 approximately $950,000 and
                                 $4,000, respectively, and the
                                 maximum and minimum original
                                 principal portion of the
                                 Guaranteed Interests of the SBA
                                 Section 7(a) Loans were
                                 approximately $777,600 and
                                 $15,000, respectively. The
                                 aggregate original principal
                                 portion of the Unguaranteed
                                 Interests of the SBA Section 7(a)
                                 Loans was approximately
                                 $109,300,000 and the aggregate
                                 original principal portion of
                                 the Guaranteed Interests of the
                                 SBA Section 7(a) Loans was
                                 approximately $275,300,000.

                                 As of the Cut-Off Date, the SBA
                                 Section 7(a) Loans bore interest at
                                 rates (each, a "Note Rate")
                                 which ranged from 9.75% to
                                 12.00% per annum and the
                                 weighted average Note Rate was
                                 approximately 10.37% per annum.
                                 As of the Cut-Off Date, the SBA
                                 Section 7(a) Loans had a weighted
                                 average age of approximately 4
                                 months, a weighted average
                                 original term of approximately
                                 231 months, a weighted
                                 average gross margin of
                                 approximately 2.11%, a weighted
                                 average lifetime floor of
                                 approximately 3.79%, and a
                                 weighted average debt-service
                                 coverage ratio of approximately
                                 1.62. The weighted average
                                 Guaranteed Percentage of the
                                 SBA Section 7(a) Loans was
                                 approximately 69.44%. The
                                 weighted average Excess Spread,
                                 expressed as a percentage of
                                 the principal balances of the
                                 Unguaranteed Interests, was
                                 approximately 2.62% as of the
                                 Cut-Off Date. Such Excess
                                 Spread is in addition to the
                                 Extra Interest (as defined
                                 under "Description of the
                                 Agreement and the
                                 Certificates--Class A and Class
                                 B Interest Distribution
                                 Amounts" herein) available from
                                 the unguaranteed portion of the
                                 SBA Section 7(a) Loans.
                                 Approximately 48.52% of the SBA
                                 Section 7(a) Loans (by principal
                                 balance of Unguaranteed
                                 Interests) do not have a
                                 lifetime interest rate cap. As
                                 of the Cut-Off Date, the
                                 weighted average lifetime cap
                                 of SBA Section 7(a) Loans with
                                 lifetime interest rate caps was
                                 approximately 15.40%. As
                                 described herein, the existence
                                 of a lifetime interest rate cap
                                 or floor will not limit the
                                 Excess Spread included in the
                                 related Unguaranteed Interest.
                                 See "The SBA Loan Pool" herein.
                                 Each of the Subsequent SBA
                                 Loans will have been originated
                                 and identified prior to the
                                 Closing Date and the Subsequent
                                 SBA Loans in the aggregate will
                                 conform in all material
                                 respects to the characteristics
                                 described herein under "The SBA
                                 Loan Pool -- Subsequent SBA
                                 Loans."

Transfer of Assets.......        Each Note will be endorsed by
                                 the applicable Seller by means
                                 of an allonge (I.E., a separate
                                 piece of paper attached to the
                                 Note) and delivered to the
                                 Agent of the SBA. On or before
                                 the Closing Date (or, with
                                 respect to a Subsequent SBA
                                 Loan, on or before the related
                                 transfer date), the Agent of the
                                 SBA will acknowledge receipt of
                                 will acknowledge receipt of
                                 each such Note for each SBA
                                 Loan in the SBA Loan Pool and
                                 that each such Note has been
                                 endorsed as follows: "Pay to
                                 the order of Marine Midland
                                 Bank, and its successors and
                                 assigns, as trustee under that
                                 certain Pooling and Servicing
                                 Agreement dated as of November
                                 30, 1996, for the benefit of
                                 the United States Small
                                 Business Administration
                                  and holders of The Money Store
                                 SBA Loan-Backed Certificates,
                                 Series 1996-2, Class A and
                                 Class B, as their respective
                                 interests may appear, without recourse."

                                 With respect to each SBA Loan in the
                                 SBA Loan Pool, the applicable
                                 Seller will be required to
                                 deliver the following
                                 additional documentation to the
                                 Trustee at or prior to the
                                 Closing Date (or, with respect
                                 to a Subsequent SBA Loan, in
                                 the case of (a) below, at or
                                 prior to the related transfer
                                 date):

                                 (a) For each SBA Loan secured
                                 by commercial real property or
                                 residential real property:

                                 (1) Original recorded Mortgage,
                                 or if the original is
                                 unavailable, a copy thereof
                                 certified to be true and
                                 complete by the applicable Seller.

                                 (2) Certified copy of the
                                 Assignment of the Mortgage
                                 endorsed as follows: "Marine
                                 Midland Bank, ("Assignee") its
                                 successors and assigns, as
                                 trustee under the Pooling and
                                 Servicing Agreement dated as of
                                 November 30, 1996, subject to
                                 the Multi-Party Agreement dated
                                 as of November 30, 1996." The
                                 original assignments will be
                                 transmitted by the applicable
                                 Seller for recording promptly
                                 following the Closing Date.

                                 (3) Original recorded
                                 intervening assignments, if
                                 any, or if the original is
                                 unavailable, copies thereof
                                 certified by the applicable
                                 Seller to be true and complete.

                                 (4) Originals or certified
                                 copies of all title insurance
                                 policies or other evidence of
                                 lien position, including but
                                 not limited to PIRT policies,
                                 limited liability reports and
                                 lot book reports, to the extent
                                 the Sellers obtain such
                                 policies or other evidence of
                                 lien position in accordance
                                 with the criteria described
                                 herein.

                                 (b)  For all SBA Loans:

                                 (1) Blanket assignment of all
                                 collateral securing the SBA
                                 Loan, including without
                                 limitation, all rights under
                                 applicable guarantees and
                                 insurance policies.

                                 (2) Irrevocable power of
                                 attorney of the applicable
                                 Seller to the Trustee to
                                 execute, deliver, file or
                                 record and otherwise deal with
                                 the collateral for the SBA Loans in
                                 accordance with the Agreement.  The
                                 power of attorney will be delegable
                                 by the Trustee to the Servicer and
                                 any successor servicer and will
                                 permit the Trustee or its
                                 delegate to prepare, execute
                                 and file or record UCC
                                 financing statements and
                                 notices to insurers.

                                 (3)  Blanket Uniform Commercial Code
                                 ("UCC") UCC-1 financing statements
                                 identifying by type all
                                 collateral for the SBA Loans in
                                 the SBA Loan Pool and naming
                                 the Trustee and the SBA as
                                 Secured Parties and the
                                 applicable Seller as the
                                 Debtor. See "Risk
                                 Factors--Unperfected Security
                                 Interests in Certain
                                 Collateral" herein and "The
                                 Agreements--Sale of SBA Loans"
                                 in the Prospectus.

                                 The Trustee will be required to
                                 provide an interim
                                 certification as to the receipt
                                 of such documents within 90
                                 days after the Closing Date and
                                 to provide a final
                                 certification within one year
                                 after the Closing Date.

Multi-Party Agreement......      TMSIC and MSNY, as Sellers, the
                                 Servicer, the Trustee and the
                                 SBA will enter into a
                                 Multi-Party Agreement, dated as
                                 of November 30, 1996 (the
                                 "Multi-Party Agreement"), which
                                 will set forth the relationship
                                 of the parties with respect to
                                 the SBA Section 7(a) Loans and the
                                 proceeds thereof and the
                                 consent of the SBA to the transactions
                                 contemplated by the Agreement.

Servicing of the
SBA Loans................        MSNY will service the SBA Loans sold
                                 by it to the Trust Fund and TMSIC
                                 will service the SBA Loans sold
                                 by it to the Trust Fund, in
                                 each case, in accordance with
                                 the Agreement, the SBA Rules
                                 and Regulations and the
                                 Multi-Party Agreement, and will
                                 cause the SBA Loans to be
                                 serviced with the same care as
                                 it customarily
                                 employs and exercises in
                                 servicing and administering
                                 small business loans for its
                                 own account, giving due
                                 consideration for the reliance
                                 of the Trustee on the Servicer.
                                 Such servicing includes,
                                 without limitation, the right
                                 to release and/or substitute
                                 collateral for an SBA Loan.

Monthly Advances........         The Servicer is required to remit to
                                 the Trustee no later than the day
                                 of each month which is three
                                 business days prior to the
                                 Remittance Date (the
                                 "Determination Date") for
                                 deposit in the Certificate
                                 Account the amount (the
                                 "Monthly Advance"), if any, by
                                 which (i) 30 days' inte rest at
                                 a rate equal to the then
                                 applicable weighted average
                                 Class A and Class B Remittance
                                 Rates plus the rate used in
                                 determining certain expenses of
                                 the Trust Fund (the "Adjusted
                                 SBA Loan Remittance Rate") on
                                 the aggregate Class A and Class
                                 B Principal Balances immediately
                                 prior to the related Remittance
                                 Date (as the amount calculated
                                 pursuant to this clause (i) may
                                 be adjusted in accordance with
                                 the limits described under
                                 "Description of the Agreement
                                 and the Certificates--Class A
                                 and Class B Interest
                                 Distribution Amounts" herein)
                                 exceeds (ii) the amount
                                 received by the Servicer as of
                                 the related Record Date in
                                 respect of interest on the SBA
                                 Loans minus the interest
                                 payable to the holders of the
                                 Guaranteed Interest, the
                                 Additional Fee, the Premium
                                 Protection Fee, and the fee
                                 payable to the Agent of the SBA
                                 (plus, for the Remittance Dates
                                 in January, February and March
                                 1997, the sum of (a) all funds
                                 to be transferred to the
                                 Certificate Account from the
                                 Capitalized Interest Account
                                 for such Remittance Date and
                                 (b) certain investment earnings on amounts in the Pre-Funding Account for the applicable Remittance Date).

                                 Monthly Advances are reimbursable in
                                 the first instance from late
                                 collections of interest, Liquidation
                                 Proceeds, Insurance Proceeds and
                                 proceeds received by the Servicer in
                                 connection with condemnation,
                                 eminent  domain or a release of lien
                                 ("Released Mortgaged Property
                                 Proceeds") collected with respect to
                                 the related SBA Loan as to
                                 which the Monthly Advances were
                                 made. The Servicer's right to
                                 reimbursement for such advances
                                 in excess of such amounts is
                                 limited to late collections of
                                 interest received on the SBA
                                 Loans generally; PROVIDED,
                                 HOWEVER, that the Servicer's
                                 right to such reimbursement is
                                 subordinate to the rights of
                                 the Certificateholders, the
                                 holder of the Premium
                                 Protection Fee and the holders of the
                                 Guaranteed Interest. Monthly
                                 Advances are intended to
                                 provide sufficient funds for
                                 the payment of interest to the
                                 Certificateholders at the then
                                 applicable Class A or Class B
                                 Remittance Rate, plus an
                                 additional amount, if any,
                                 required to pay the fees and
                                 expenses of the Trustee.

Compensating Interest.....       Not later than each
                                 Determination Date, with
                                 respect to each SBA Loan as to
                                 which a principal prepayment in
                                 full or a Curtailment was
                                 received during the related Due
                                 Period, the Servicer is
                                 required to remit to the
                                 Trustee, from amounts otherwise
                                 payable to the Servicer as
                                 servicing compensation, an
                                 amount ("Compensating
                                 Interest") equal to any excess
                                 of (a) 30 days' interest on the
                                 Unguaranteed Percentage of the
                                 related principal balance at
                                 the Adjusted SBA Loan Remittance
                                 Rate over (b) that portion of
                                 the amount of interest actually
                                 received in respect of the
                                 related SBA Loan during such
                                 Due Period and available
                                 to be paid to the
                                 Certificateholders.

Servicing Advances....           The Servicer will be entitled
                                 to reimbursement for amounts
                                 advanced by it constituting
                                 "out-of-pocket" costs and
                                 expenses relating to (i) the
                                 preservation and restoration of
                                 any related Mortgaged Property
                                 or other collateral, (ii)
                                 enforcement proceedings,
                                 including foreclosures and
                                 (iii) certain other customary
                                 amounts described in the
                                 Agreement.  Such advances
                                 ("Servicing Advances") are
                                 generally reimbursable to the
                                 Servicer from Liquidation Proceeds,
                                 Released Mortgaged Property
                                 Proceeds, Insurance Proceeds
                                 and such other amounts as may
                                 be collected by the Servicer
                                 from the related Borrower or
                                 otherwise relating to the SBA
                                 Loan in respect of which such
                                 amounts are owed; PROVIDED,
                                 HOWEVER, that Servicing
                                 Advances in excess of such
                                 amounts are reimbursable to the
                                 same extent and from the same
                                 sources as Monthly Advances.

Servicing Fee......              The Servicer is entitled to a
                                 servicing fee of 0.40% per
                                 annum (the "Servicing Fee") of
                                 the unpaid principal balance of
                                 each SBA Loan, calculated and
                                 paid monthly from the
                                  interest portion of monthly
                                 payments, Liquidation Proceeds
                                 and certain other proceeds
                                 collected. See "The
                                 Agreements--Servicing and Other
                                 Compensation and Payment of
                                 Expenses" in the Prospectus.

Optional Termination by
 the Servicer..........          The Servicer may, at its
                                 option, terminate the Agreement
                                 on any date on which the then
                                 outstanding aggregate principal
                                 balance of the Unguaranteed
                                 Interests is less than 10% of
                                 the sum of (i) the Original
                                 Pool Principal Balance and (ii)
                                 the Pre-Funded Amount by purchasing, on
                                  the next succeeding Remittance
                                 Date, all of the Unguaranteed
                                 Interests and any other assets
                                 in the Trust Fund at a price
                                 equal to the sum of (i) 100% of
                                 the then outstanding Class A
                                 and Class B Principal Balances,
                                 and (ii) 30 days' interest
                                 thereon at the then applicable
                                 Class A and Class B Remittance
                                 Rates (the "Termination
                                 Price"). See "Description of
                                 the Agreement and the
                                 Certificates--Termination;
                                 Purchase of SBA Loans" herein.

Tax Considerations ...           No real estate mortgage
                                 investment conduit ("REMIC")
                                 election will be made for the
                                 Trust Fund. Stroock & Stroock &
                                 Lavan, special Federal tax
                                 counsel ("Federal Tax Counsel"),
                                 will give its opinion that the Trust
                                 Fund will be classified as a
                                 "grantor trust" for federal
                                 income tax purposes. See
                                 "Federal Income Tax
                                 Consequences" herein and
                                 "Federal Income Tax
                                 Consequences" in the Prospectus.

                                 It is not anticipated that the Class
                                 A Certificates or the Class B
                                 Certificates will be treated as
                                 issued with original issue
                                 discount ("OID").

                                 Special considerations may
                                 apply to cash method holders of
                                 Class B Certificates by reason
                                 of the subordination of the
                                 Class B Certificates. Also,
                                 special considerations may
                                 apply to individuals and
                                 certain pass-through
                                  entities that hold Class A
                                 Certificates or Class B
                                 Certificates. See "Risk
                                 Factors--Tax Considerations"
                                 and "Federal Income Tax
                                 Consequences" herein and
                                 "Federal Income Tax
                                 Consequences" in the Prospectus.

ERISA Considerations......       No Certificates may be
                                 purchased for, or on behalf of,
                                 any employee benefit plan or
                                 other retirement arrangement
                                 which is subject to Title I of
                                 the Employee Retirement Income
                                 Security Act of 1974, as
                                 amended, and/or Section 4975 of
                                 the Internal Revenue Code of
                                 1986, as amended, or any entity
                                 whose underlying assets include
                                 plan assets by reason of such
                                 plan or account investing in
                                 such entity (including
                                 insurance company separate or
                                 general accounts and collective
                                 investment funds). By its
                                 acceptance of a Certificate,
                                 each Certificateholder will be
                                 deemed to have represented and
                                 warranted that it is not
                                 subject to the foregoing
                                 limitations. See "ERISA
                                 Considerations" herein and in
                                 the Prospectus.

Legal Investment.....            No representation will be made as to
                                 whether or the extent to which the
                                 Certificates constitute legal
                                 investments for investors.

Rating .............             It is a condition to their issuance
                                 that the Class A Certificates be
                                 rated "Aaa" and "AAA" by Moody's
                                 Investors Service, Inc. ("Moody's")
                                 and Duff & Phelps Credit Rating Co.
                                 ("Duff & Phelps"), respectively, and
                                  that the Class B Certificates be
                                 rated not lower than "A2" and "A" by
                                  Moody's and Duff & Phelps,
                                 respectively.  A security rating is
                                 not a recommendation to buy, sell or
                                  hold securities and may be subject
                                 to revision or withdrawal at any
                                 time.  No person is obligated to
                                 maintain the rating on any
                                 Certificate.  See "Ratings" herein.

Registration of the
  Certificates.........          The Class A Certificates will
                                 be represented by global
                                 certificates registered in the
                                 name of Cede & Co. ("Cede"), as
                                 the nominee of The Depository
                                 Trust Company ("DTC") in the
                                 United States, or Cedel Bank, societe
                                 anonyme ("CEDEL") or the Euroclear
                                 System ("Euroclear") in Europe.
                                 The Class B Certificates will
                                 be either (i) registered in
                                 the name of Cede, as the
                                 nominee of DTC in the United
                                 States, or CEDEL or Euroclear
                                 in Europe, with similar effect as the
                                 Class A Certificates, or (ii) issued
                                 in physical form, as
                                 determined by the Sellers prior
                                 to the initial issuance of the
                                 Certificates. No Holder of a
                                 Certificate registered through
                                 DTC will be entitled to receive
                                 definitive certificates
                                 ("Definitive Certificates")
                                 representing such person's interest,
                                 except in the event that Definitive
                                 Certificates are issued in respect
                                 of such person's interest under
                                 the limited circumstances
                                 described herein. All
                                 references herein to "Class A
                                 and Class B Certificateholders"
                                 or "Holders" will reflect the
                                 rights of the beneficial owners
                                 of Class A and Class B
                                 Certificates, as such rights
                                 may be exercised, in the case
                                 of those Certificates
                                 registered through DTC, CEDEL
                                 or Euroclear, through DTC and
                                 Participants, or CEDEL or
                                 Euroclear, as the case may be,
                                 except as otherwise specified
                                 herein. See "Risk Factors" and
                                 "Description of the
                                 Certificates-- Registration of
                                 Certificates" herein.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in addition to the other information set forth in this Prospectus Supplement in connection with the purchase of Certificates. Investors also should consider the factors set forth under the heading "Risk Factors" in the Prospectus.

LIMITED LIQUIDITY

     There is currently no secondary market for the Certificates. Although Prudential Securities Incorporated (the "Underwriter") currently intends to make a secondary market in the Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates. In addition, transfers of the Certificates will be restricted as described under "ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

     If the Class B Certificateholders receive distributions of less than their proportionate share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, although the matter is not free from doubt, Federal Tax Counsel believes that holders of Class B Certificates would be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts,
(2) paid over to the Class A Certificateholders an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

     Under this analysis, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

     A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended. If a Certificateholder is an individual, estate or trust, the deduction for such Holder's share of such fees will be allowed only to the extent that all of such Holder's miscellaneous itemized deductions, including such Holder's share of such fees, exceed two percent of such Holder's adjusted gross income. For other Federal income tax considerations, see "Federal Income Tax Consequences" herein.

STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this Prospectus Supplement and the accompanying Prospectus do not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

NATURE OF COLLATERAL

     As set forth herein under "The SBA Loan Pool--General," commencing in 1995 the Sellers increased their focus on originating SBA Loans to targeted franchises and professionals and for financing business acquisitions. These loans are secured primarily by liens on machinery and equipment, other business assets and personal guarantees. In originating these loans, the Sellers place primary emphasis on the creditworthiness of the small business concern and related Obligor, and less emphasis is given to the value of the related collateral. In some instances, the amount of the SBA Loan exceeds the sum of the value of the related collateral. If such loans were to go into default, the Trust may realize little or no liquidation proceeds.

     Further, because the market value of equipment and other business assets generally declines with age or obsolescence, such equipment and/or other assets may not provide adequate security in the event it is repossessed and sold. Some of the equipment, such as computers, also may be subject to sudden, significant declines in value because of technological advances. Also, in liquidation sales the Trust may be unable to realize the fair market value of any collateral sold.

UNPERFECTED SECURITY INTERESTS IN CERTAIN COLLATERAL

     For each SBA Loan secured by real property, assignments of the related Mortgages will be transmitted by the applicable Seller for recording promptly following the Closing Date. Also, the Sellers will deliver to the Trustee blanket assignments of all other collateral securing the SBA Loans. In connection with originating SBA Loans secured by collateral other than real estate, the Sellers obtain and file UCC financing statements naming the related Obligor as debtor where such action is necessary to perfect a security interest in such collateral. Because of the administrative burden and expense that would be entailed in so doing, these UCC financing statements will not be re-assigned to the Trustee. The Trustee will have the benefit of the Sellers' security interest in the collateral related to such SBA Loans. However, since assignments will not be recorded in the name of the Trustee, if the Sellers were to become debtors under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy thereof, or the Sellers as debtors-in-possession, might be able to defeat the Trustee's security interest in such collateral. Additionally, certain judgment creditors of, or tax and other liens against, the Sellers or their property may have priority over the Trustee's security interest.

JUNIOR LIENS

     Approximately 50% of the SBA Loans are secured by a Commercial Property that constitutes a first lien on the related Commercial Property. The majority of such SBA Loans also are secured by a first lien on related business assets. However, certain SBA Loans secured by a Commercial Property, along with substantially all of the SBA Loans secured by a Residential Property, constitute second or third liens and the related Prior Liens are not included in the SBA Loan Pool. Also, many of the SBA Loans are not secured by real property. Rather, they are secured by other types of collateral. See "The SBA Loan Pool-- General" herein.

     The primary risk to holders of SBA Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Prior Liens to satisfy fully both such Prior Liens and the SBA Loan. If a holder of a Prior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holders of each Prior Lien. The claims of the holders of all Prior Liens will be satisfied in full out of proceeds of the liquidation of the Prior Liens, if such proceeds are sufficient, before the Trust Fund receives any payments in respect of the SBA Loan.

     If the Servicer were to foreclose on any mortgage securing an SBA Loan, it would do so subject to any related Prior Liens. For the debt related to the SBA Loan to be paid in full at such sale, a bidder at the foreclosure sale of the related Mortgaged Property would have to bid an amount sufficient to pay off all sums due under the SBA Loan and the Prior Liens or purchase the Mortgaged Property, for the full amount of the SBA Loan, subject to the Prior Liens. Similarly, if the Servicer were to take possession of any other Collateral, it would do so subject to any related Prior Lien. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

SBA LOAN INTEREST RATES

     The rate of interest borne by each SBA Loan (the "SBA Loan Interest Rate") is equal to the Prime Rate as of the first Business Day or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin. With respect to SBA Section 7(a) Loans having Unguaranteed Interests with an aggregate principal amount of approximately $55,800,000, the terms of the related Notes limit the maximum and minimum SBA Loan Interest Rates, respectively. Generally, the terms of such Notes provide that the SBA Loan Interest Rate cannot increase (or decrease) more than five percentage points above (or below) the SBA Loan Interest Rate in effect when the related SBA Loan was fully funded. These maximum and minimum SBA Loan Interest Rate provisions will not have a disproportionate effect on the Holders of either Class of Certificates. As described herein, if, as a result of such maximum and minimum SBA Loan Rate provisions, more or less interest is collected on the SBA Loans than would be collected in the absence of such provisions, such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment. Because in determining the Class A and Class B Interest Distribution Amounts, provision is made for such maximum and minimum SBA Loan Rates, if the full amount of interest required to be paid on the SBA Loans in accordance with their terms is collected, and required amounts are received by the Trust Fund, such amounts will be sufficient to pay interest on the Certificates, regardless of changes in the underlying interest rates. See "The SBA Loan Pool--Certain Characteristics of the SBA Loan Pool" and "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein.

SPREAD ACCOUNT

     As described herein, the Spread Account is intended to enhance the likelihood of timely payment of principal and interest on the Certificates. However, if the SBA Loan Pool experiences extremely high levels of delinquencies and losses, the Spread Account could be depleted, resulting in shortfalls in payments to the Certificateholders. Any such shortfall would be allocated against payments of principal, first to the Class B Certificateholders and then to the Class A Certificateholders. Additional shortfalls would be allocated against payments of interest, first to the Class B Certificateholders and then to the Class A Certificateholders. See "Description of the Agreement and the Certificates--Spread Account" herein.


                                THE SBA LOAN POOL
GENERAL

     Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balances of the SBA Section 7(a) Loans expected to be delivered to the Trustee on the Closing Date, and the Unguaranteed Interests or the Guaranteed Interests therein, as the case may be, at the close of business on the Cut-Off Date and all dollar amounts are based on the principal balances thereof at the close of business on the Cut-Off Date. As used herein, the term "Cut-Off Date" means November 30, 1996 with respect to each SBA Section 7(a) Loan originated on or prior to such date and the applicable date of origination for each SBA Section 7(a) originated after such date. All of the SBA Loans were, and all of the Subsequent SBA Loans will have been, originated or acquired by the Sellers and consist of adjustable-rate loans, evidenced by promissory notes (the "SBA Notes") and partially guaranteed by the SBA. The principal portion of the Unguaranteed Interests of the SBA
Section 7(a) Loans aggregated approximately $108,300,000 as of the Cut-Off Date. The SBA Section 7(a) Loans were originated to businesses located in 46 states and the District of Columbia.

     Historically, most of the SBA Section 7(a) Loans originated by the Sellers were loans primarily secured by first liens on commercial real property used by the related borrower or its affiliates in the conduct of their business. Commencing in 1995, the Sellers increased their focus on originating loans to targeted franchisees, health care professionals and other professionals, such as attorneys and accountants, and for financing business acquisitions. These loans generally are secured by second liens on personal real estate, personal guarantees, liens on machinery and equipment and other business assets. The Seller's believe that this approach is consistent with their philosophy of expanding into selected markets that present opportunities for growth. In originating these loans, the Sellers concentrate on analyzing the underlying business and the borrower's ability to repay the related loan. The Sellers' believe that at the time of origination each such loan is adequately secured by one or more items of Collateral. See "The SBA Loan Lending Program--Underwriting Criteria for SBA Section 7(a) Loans" in the Prospectus.

     Approximately 20.98% of the SBA Section 7(a) Loans (by principal balance) were originated to businesses located in California, a state that recently experienced economic difficulties. This concentration results primarily from the Servicer being headquartered in California, where it began originating SBA Loans in the early 1980s and where it expanded its marketing efforts and market share prior to the current economic conditions. The Sellers believe that the concentration of SBA Section 7(a) Loans in the Trust Fund originated to businesses located in California is representative of their SBA Section 7(a) Loan portfolio as a whole.

PAYMENTS ON THE SBA LOANS

     The SBA Loans have payments of principal and interest due on the first of the month with interest payable in arrears at a rate equal to the Prime Rate as of the first Business Day or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin (subject to applicable lifetime floors and caps). For example, the Prime Rate on July 1st is used to determine the interest rate paid for the months of July, August and September. Since interest is paid in arrears, interest and principal for these months is scheduled to be received in August, September and October, respectively. The monthly payment received is apportioned between interest and principal based upon a "simple interest" basis, which means that payments are applied as they are received first to accrued interest, then to principal, with interest calculated on the number of days between the current and previous payments. If a monthly payment is received prior to its due date, less of such payment will be allocated to interest than would be the case if such payment were received on its due date. Conversely, if a monthly payment is received after its due date, more of such payment will be allocated to interest than would be the case if such payment were received on its due date. None of the SBA Loans is a balloon loan and each is fully amortizing in accordance with its terms. However, the monthly payments are re- calculated each quarter to reflect changes in interest rates, the then-current principal balance and the then-remaining term to maturity.

CERTAIN CHARACTERISTICS OF THE SBA LOAN POOL

     Set forth below is a description of certain characteristics of SBA Section 7(a) Loans expected to constitute the SBA Loan Pool as of the Closing Date. It is expected that the Sellers will sell to the Trust Fund SBA Section 7(a) Loans having overall characteristics substantially similar to the SBA Section 7(a) Loans described herein. Certain of the percentage columns may not sum to 100.00% due to rounding.

          The geographic distribution of the SBA Section 7(a) Loans by state as of the Cut-off Date was as follows:



               GEORGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                         Percentage of
                      Aggregate          Cut-Off Date
       Number of     Current Unguar.     Current Unguar.     Percentage of
State    Loans       Principal Balance   Principal Balance   Loan Count

AK          2           76,787.53            0.07                 .18
AL          9          541,294.84            0.50                 .79
AR          2          818,174.93            0.76                 .18
AZ         74        8,578,749.10            7.92                6.50
CA        267       22,719,104.59           20.98               23.46
CO         57        5,196,923.71            4.80                5.04
CT         10        1,279,170.79            1.18                 .88
DC          4          275,276.03            0.25                 .35
FL         70        5,371,338.47            4.96                6.15
GA         14        1,498,380.13            1.38                1.23
HI          6          151,825.59            0.14                 .53
IA          1          132,146.99            0.12                 .09
ID         15        1,440,284.41            1.33                1.32
IL         34        2,932,950.27            2.71                2.99
IN         20        2,248,396.62            2.08                1.76
KS          2           40,892.35            0.04                 .18
KY         24        2,917,718.88            2.69                2.11
LA          5          224,798.13            0.21                 .44
MA          6          500,917.37            0.46                 .53
MD         18        1,190,009.44            1.10                1.58
MI         22        3,986,410.57            3.68                1.93
MN         27        1,660,676.29            1.53                2.37
MO          7          883,330.12            0.82                 .62
MS          1           52,429.72            0.05                 .09
MT          3          332,473.59            0.31                 .26
NC         26        3,307,871.38            3.05                2.28
ND          1           47,899.49            0.04                 .09
NE          2          169,740.10            0.16                 .18
NH          2          139,207.38            0.13                 .18
NJ         46        3,100,427.55            2.86                4.04
NM         11        1,028,344.44            0.95                 .97
NV         10        1,267,838.57            1.17                 .88
NY         40        4,450,867.01            4.11                3.51
OH         37        6,512,076.32            6.01                3.25
OK         16        1,791,274.87            1.65                1.41
OR         40        4,205,722.57            3.88                3.51
PA         28        1,754,676.28            1.62                2.46
RI          1           16,000.00            0.01                 .09
SC         11        1,202,189.83            1.11                 .97
TN          8          752,374.20            0.69                 .70
TX         79        7,754,137.58            7.16                6.94
UT          2           59,318.05            0.05                 .18
VA         29        1,594,907.89            1.47                2.55
WA         37        3,159,354.25            2.92                3.25
WI         11          889,903.42            0.82                 .97
WY          1           47,173.98            0.04                 .09

Total..  1138     $108,301,765.62          100.00%              100.00%

          The interest rates borne by the SBA Notes (the "Note Rates") were distributed as follows as of the Cut-Off Date:

                                  GROSS COUPON
                                                                    Percentage of
                                                Aggregate           Cut-Off Date
                                    Number of   Current Unguar.     Current Unguar.     Percentage of
Gross Coupon                         Loans      Principal Balance   Principal Balance    Loan Count

 9.50% {Gross Coupon {= 10.00%         151        21,960,986.05           20.28            13.27
10.00% { Gross Coupon {= 10.50%        568        59,872,840.26           55.28            49.91
10.50% { Gross Coupon {= 11.00%        398        26,327,655.34           24.31            34.97
11.00% { Gross Coupon {= 11.50%          1            20,000.00            0.02              .09
11.50% { Gross Coupon {= 12.00%         20           120,283.97            0.11             1.76

Total.................................. 1138    $108,301,765.62          100.00%          100.00%

          The Margins added to the Prime Rate on each Interest Adjustment Date to determine the new Note Rates were disributed as of the Cut-Off Date as follows:

                                  GROSS MARGIN
                                                      Percentage of
                                  Aggregate            Cut-Off Date
                      Number of   Current Unguar.      Current Unguar.      Percentage of
Gross Margin            Loans     Principal Balance    Principal Balance    Loan Count

1.0 { Margin {= 1.5     90          13,516,479.35          12.48              7.91
1.5 { Margin {= 2.0     403         46,395,192.61          42.84             35.41
2.0 { Margin {= 2.5     381         37,922,277.53          35.02             33.48
2.5 { Margin {= 3.0     244         10,347,532.16           9.55             21.44
3.5 { Margin {= 4.0      20            120,283.97           0.11              1.76

Total.........         1138       $108,301,765.62         100.00%           100.00%

          The minimum lifetime Note Rates borne by the SBA Section 7(a) Loans were as follows (1):


                   MINIMUM LIFETIME COUPON RATES (LIFE FLOOR)

                                                           Percentage of
                                       Aggregate            Cut-Off Date
Gross                     Number of    Current Unguar.      Current Unguar.     Percentage of
Life Floor                  Loans      Principal Balance    Principal Balance   Loan Count

 0.500 { Floor {= 1.000        1           562,440.00             0.52            .09
 1.000 { Floor {= 1.500       70         9,436,979.35             8.71           6.15
 1.500 { Floor {= 2.000      238        22,615,689.36            20.88          20.91
 2.000 { Floor {= 2.500      182        13,236,580.36            12.22          15.99
 2.500 { Floor {= 3.000      203         7,293,928.51             6.73          17.84
 3.500 { Floor {= 4.000       21           619,149.32             0.57           1.85
 4.000 { Floor {= 4.500        2           392,474.01             0.36            .18
 4.500 { Floor {= 5.000       45         8,738,681.06             8.07           3.95
 5.000 { Floor {=5.500       204        27,320,394.42            25.23          17.93
 5.500 { Floor {=6.000       143        15,251,523.16            14.08          12.57
 6.000 { Floor {=6.500        25         2,547,159.43             2.35           2.20
 6.500 { Floor {= 7.000        3           269,900.50             0.25            .26
10.000 { Floor {= 10.500       1            16,866.14             0.02            .09

Total..................     1138      $108,301,765.62           100.00%        100.00%


_____________________

          (1) For purposes of determining the weighted average minimum lifetime Note Rate, those SBA Section 7 (a) Loans not containing a stated minimum lifetime Note Rate are assumed to have a minimum lifetime Note Rate equal to the applicable Margin.

          The maximum lifetime Note Rates borne by the SBA Section 7(a) Loans were as follows:

                    MAXIMUM LIFETIME COUPON RATE (LIFE CAP)

                                                                 Percentage of
                                                                 Cut-Off Date
                                             Aggregatge          Aggregate
Gross                       Number of        Current Unguar.     Current Unguar.     Percentage of
Life Cap                   Mortgage Loans    Principal Balance   Principal Balance   Loan Count

CAPLESS LOANS                   712           52,544,461.55            48.52          62.57
14.500 { CAP   {= 15.000         49            9,192,599.60             8.49           4.31
15.000 { CAP   {= 15.500        251           32,407,077.72            29.92          22.06
15.500 { CAP   {= 16.000        122           13,171,161.85            12.16          10.72
16.000 { CAP   {= 16.500          3              872,783.41             0.81            .26
16.500 { CAP   {= 17.000          1              113,681.49             0.10            .09

Total.......................   1138         $108,301,765.62           100.00%        100.00%

          The distribution of the number of remaining months to maturity of the SBA Section 7(a) Loans as of the Cut-Off Date was as follows:


                                 REMAINING TERM

                                                               Percentage of
                                          Aggregate            Cut-Off Date
                             Number of    Current Unguar.      Current Unguar.     Percentage of
Remaining Term                 Loans      Principal Balance    Principal Balance   Loan Count

    48 { Rem Term {=  60          1            29,250.00             0.03%           .09
    72 { Rem Term {=  84        121         3,262,118.29             3.01%         10.63
    84 { Rem Term {=  96         54         1,768,685.71             1.63%          4.75
    96 { Rem Term {= 108         67         3,003,582.92             2.77           5.89
   108 { Rem Term {= 120        324        20,530,282.47            18.96%         28.47
   120 { Rem Term {= 132          6           506,680.19             0.47%           .53
   132 { Rem Term {= 144         12           735,627.77             0.68%          1.05
   144 { Rem Term {= 156          6           693,127.57             0.64%           .53
   156 { Rem Term {= 168          6           672,885.93             0.62%           .53
   168 { Rem Term {= 180         28         4,560,833.77             4.21%          2.46
   180 { Rem Term {= 192          8         1,031,433.28             0.95%           .70
   192 { Rem Term {= 204         10         1,369,358.57             1.26%           .88
   204 { Rem Term {= 216          9           633,685.99             0.59%           .79
   216 { Rem Term {= 228         18         2,220,172.97             2.05%          1.58
   228 { Rem Term {= 240         38         6,285,866.57             5.80%          3.34
   240 { Rem Term {= 252         20         3,003,203.60             2.77%          1.76
   252 { Rem Term {= 264         27         3,551,437.28             3.28%          2.37
   264 { Rem Term {= 276         29         3,399,244.60             3.14%          2.55
   276 { Rem Term {= 288         32         3,913,109.03             3.61%          2.81
   288 { Rem Term {= 300        322        47,131,179.11            43.52%         28.30


Total..................        1138      $108,301,765.62           100.00%        100.00%

          The distribution of the number of months since origination of the SBA
Section 7(a) Loans as of the Cut-Off Date was as follows:

                                      AGE

                                                               Percentage of
                                          Aggregate            Cut-Off Date
                             Number of    Current Unguar.      Current Unguar.     Percentage of
     Age                       Loans      Principal Balance    Principal Balance   Loan Count

     Age  =  0                 124         13,993,790.00            12.92%             10.90
 1 { Age {= 12               1,013         94,269,645.73            87.04%             89.02
12 { Age {= 24                   1             38,329.89             0.04%               .09

Total................        1,138        108,301,765.62           100.00%            100.00%

          The years in whcih the SBA Section 7(a) Loans were origianted was as follows:


                              YEARS OF ORIGINATION

                                                           Percentage of
                                       Aggregate            Cut-Off Date
Year of               Number of       Current Unguar.      Current Unguar.   Percentage of
Origination           Mortgage Loans  Principal Balance    Principal Balance    Loan Count

1995                       6            1,923,469.40            1.78              1.41
1996                    1122          106,378,296.22           98.22             98.59

Total............       1138         $108,301,765.62          100.00%           100.00%

          The Excess Spread as a percentage of the principal balance of the Unguaranteed Interests of the SBA Section 7(a) Loans as of the Cut-Off Date was as follows: (1)

                                 EXCESS SPREAD


                                                               Percentage of
                                           Aggregate           Cut-Off Date
Excess Interest                Number of   Current Unguar.     Current Unguar.     Percentage of
Rate Range                       Loans     Principal Balance   Principal Balance   Loan Count

 0.00% { Excess {=  0.50%           1          872,520.36           0.81              .09
 0.50% { Excess {=  1.00%          18       10,689,886.85           9.87             1.58
 1.00% { Excess {=  1.50%          89       17,770,254.53          16.41             7.82
 1.50% { Excess {=  2.00%          65       10,761,380.71           9.94             5.71
 2.00% { Excess {=  2.50%          25        4,895,587.59           4.52             2.20
 2.50% { Excess {=  3.00%         292       27,685,108.66          25.56            25.66
 3.00% { Excess {=  3.50%         199       15,323,070.28          14.15            17.49
 3.50% { Excess {=  4.00%          37        2,585,788.65           2.39             3.25
 4.00% { Excess {=  4.50%         117        8,288,257.00           7.65            10.28
 4.50% { Excess {=  5.00%         124        6,767,458.64           6.25            10.90
 5.00% { Excess {=  5.50%          10          339,815.17           0.31              .88
 5.50% { Excess {=  6.00%          14          221,526.17           0.20             1.23
 6.50% { Excess {=  7.00%         122        1,916,665.62           1.77            10.72
 7.00% { Excess {=  7.50%           1            9,835.70           0.01              .09
 7.50% { Excess {=  8.00%           1           20,000.00           0.02              .09
10.50% { Excess {= 11.00%          20          120,283.97           0.11             1.76
11.00% { Excess {= 11.50%           1            9,469.72           0.01              .09
13.00% { Excess {= 13.50%           1           14,984.93           0.01              .09
16.50% { Excess {= 17.00%           1            9,871.07           0.01              .09

Total.......................     1138     $108,301,765.62         100.00%          100.00%

___________________
          (1) With respect to each SBA Section 7(a) Loan, the Excess Spread is included in the related Unguaranteed Interest.

          The Unguaranteed Percentage of the SBA Section 7(a) Loans as of the Cut-Off Date was as follows:

          UNGUARANTEED LOAN PERCENTAGE


                                                                  Percentage of
                                             Aggregate            Cut-Off Date
                               Number of     Current Unguar.      Current Unguar.     Percentage of
Unguar. Percentage               Loans     Principal Balance    Principal Balance    Loan Count

 5.000 { UNGR % {= 10.000         3          34,325.72                   0.03            .26
15.000 { UNGR % {= 20.000       197       2,902,973.20                   2.68          17.31
20.000 { UNGR % {= 25.000       830      67,727,848.83                  62.54          72.93
25.000 { UNGR % {= 30.000        50       6,789,059.48                   6.27           4.39
30.000 { UNGR % {= 35.000        11       3,932,517.13                   3.63            .97
35.000 { UNGR % {= 40.000        20       9,121,140.65                   8.42           1.76
40.000 { UNGR % {= 45.000         6       3,241,268.22                   2.99            .53
45.000 { UNGR % {= 50.000        14       8,899,198.84                   8.22           1.23
50.000 { UNGR % {= 55.000         6       4,707,504.90                   4.35            .53
55.000 { UNGR % {= 60.000         1         945,928.65                   0.87            .09

Total......................    1138     $108,301,765.62                100.00%         100.00%

          The distribution of the debt-service coverage ratios at origination of the SBA Section 7(a) Loans was as follows: (1)

                          DEBT SERVICE COVERAGE RATIO

                                                                  Percentage of
Debt Service                                    Aggregate           Cut-Off Date
Coverage Ratio                Number of       Current Unguar.      Current Unguar.      Percentage of
Range                         Loans          Principal Balance     Principal Balance     Loan Count

         Dsc Ratio  = 0.00(2)      93          8,346,540.01               7.71                8.17
 0.00% { Dsc Ratio {= 0.50         27          2,360,696.18               2.18                2.37
 0.50% { Dsc Ratio {= 1.00         58          5,931,499.20               5.48                5.10
 1.00% { Dsc Ratio {= 1.50        475         51,284,576.81              47.35               41.74
 1.50% { Dsc Ratio {= 2.00        268         23,587,401.80              21.78               23.55
 2.00% { Dsc Ratio {= 2.50        100          9,275,525.50               8.56                8.79
 2.50% { Dsc Ratio {= 3.00         58          4,061,655.33               3.75                5.10
 3.00% { Dsc Ratio {= 3.50         18            841,773.38               0.78                1.58
 3.50% { Dsc Ratio {= 4.00         14            764,070.42               0.71                1.23
 4.00% { Dsc Ratio {= 4.50          8            233,554.13               0.22                 .70
 4.50% { Dsc Ratio {= 5.00          3            190,790.09               0.18                 .26
 5.00% { Dsc Ratio {= 5.50          6            576,935.08               0.53                 .53
 5.50% { Dsc Ratio {= 6.00          2            537,558.10               0.50                 .18
 6.00% { Dsc Ratio {= 6.50          2             62,439.17               0.06                 .18
 6.50% { Dsc Ratio {= 7.00          3            101,795.40               0.09                 .26
 8.00% { Dsc Ratio {= 8.50          1             53,589.67               0.05                 .09
 9.00% { Dsc Ratio {= 9.50          1             57,115.35               0.05                 .09
11.00% { Dsc Ratio {= 11.50         1             34,250.00               0.03                 .09

Total........................    1138       $108,301,765.62             100.00%              100.00%

--------------------
(1) Represents the ratio of annual net operating income to the pro forma annual debt service payments.

(2) For these SBA Section 7(a) Loans, the Borrower had a negative net operating income for the fiscal year for which ratio was determined.
     The Sellers believed that based upon the projected net operating income and certain other factors, it was appropriate to originate such SBA Section 7(a) Loan.

          The distribution of the original terms of the SBA Section 7(a) Loans was as follows:

                                  ORIGINAL TERM

                                                                  Percentage of
                                                Aggregate           Cut-Off Date
                              Number of       Current Unguar.      Current Unguar.      Percentage of
Original Term                 Loans          Principal Balance     Principal Balance     Loan Count

 48 { Orig. Term {=  60             1              29,250.00             0.03%               .09
 72 { Orig. Term {=  84           120           3,233,062.40             2.99%             10.54
 84 { Orig. Term {=  96            55           1,797,741.60             1.66%              4.83
 96 { Orig. Term {= 108            67           3,003,582.92             2.77%              5.89
108 { Orig. Term {= 120           324          20,530,282.47            18.96%             28.47
120 { Orig. Term {= 132             6             506,680.19             0.47%               .53
132 { Orig. Term {= 144            12             735,627.77             0.68%              1.05
144 { Orig. Term {= 156             6             693,127.57             0.64%               .53
156 { Orig. Term {= 168             6             672,885.93             0.62%               .53
168 { Orig. Term {= 180            28           4,560,833.77             4.21%              2.46
180 { Orig. Term {= 192             8           1,031,433.28             0.95%               .70
192 { Orig. Term {= 204            10           1,369,358.57             1.26%               .88
204 { Orig. Term {= 216              9            633,685.99             0.59%               .79
216 { Orig. Term {= 228            17           2,132,952.11             1.97%              1.49
228 { Orig. Term {= 240            39           6,373,087.43             5.88%              3.43
240 { Orig. Term {= 252            18           2,498,367.35             2.31%              1.58
252 { Orig. Term {= 264            27           3,821,993.98             3.53%              2.37
264 { Orig. Term {= 276            31           3,633,524.15             3.35%              2.72
276 { Orig. Term {= 288            28           3,581,462.78             3.31%              2.46
288 { Orig. Term {= 300           326          47,462,825.36            43.82%             28.65

Total.....................      1,138         108,301,765.62           100.00%            100.00%

          The distribution of the original balances of the SBA Section 7(a) Loans was as follows:


                      ORIGINAL SBA AGGREGATE LOAN AMOUNTS


                                                                           Percentage of
                                                                             Cut-Off Date
Original Aggregate                     Number of       Current Unguar.      Current Unguar.      Percentage of
Principal Balance                      Loans          Principal Balance     Principal Balance     Loan Count

        0 { Balance {=    50,000         34               236,166.43             0.22                 2.99
   50,000 { Balance {=   100,000        168             2,706,259.84             2.50                14.76
  100,000 { Balance {=   150,000        136             4,275,248.33             3.95                11.95
  150,000 { Balance {=   200,000        130             5,675,330.73             5.24                11.42
  200,000 { Balance {=   250,000        119             6,680,743.45             6.17                10.46
  250,000 { Balance {=   300,000        102             7,017,646.14             6.48                 8.96
  300,000 { Balance {=   350,000         66             5,379,758.13             4.97                 5.80
  350,000 { Balance {=   400,000         71             6,715,520.05             6.20                 6.24
  400,000 { Balance {=   450,000         56             5,950,777.92             5.49                 4.92
  450,000 { Balance {=   500,000         44             5,373,806.64             4.96                 3.87
  500,000 { Balance {=   550,000         33             4,416,815.98             4.08                 2.90
  550,000 { Balance {=   600,000         17             2,518,326.09             2.33                 1.49
  600,000 { Balance {=   650,000         19             3,002,828.60             2.77                 1.67
  650,000 { Balance {=   700,000         16             2,845,794.92             2.63                 1.41
  700,000 { Balance {=   750,000         20             3,863,656.37             3.57                 1.76
  750,000 { Balance {=   800,000         15             2,914,188.08             2.69                 1.32
  800,000 { Balance {=   850,000          8             1,898,454.96             1.75                  .70
  850,000 { Balance {=   900,000         10             2,177,718.87             2.01                  .88
  900,000 { Balance {=   950,000          4             1,080,368.43             1.00                  .35
  950,000 { Balance {= 1,000,000         13             3,445,381.78             3.18                 1.14
1,000,000 { Balance {= 1,100,000          8             2,298,038.90             2.12                  .70
1,100,000 { Balance {= 1,200,000         14             5,683,713.75             5.25                 1.23
1,200,000 { Balance {= 1,300,000         14             6,845,546.37             6.32                 1.23
1,300,000 { Balance {= 1,400,000          6             3,574,166.76             3.30                  .53
1,400,000 { Balance {= 1,500,000          9             6,487,608.79             5.99                  .79
1,500,000 { Balance                       6             5,237,899.31             4.84                  .53

Total.............................     1138          $108,301,765.62           100.00%              100.00%

          The distribution of the original balances of the Unguaranteed Interests was as follows:

                       ORIGINAL UNGUARANTEED LOAN BALANCE

                                                                           Percentage of
                                                         Aggregate           Cut-Off Date
Original Unguar.                       Number of       Current Unguar.      Current Unguar.      Percentage of
Principal Balance                      Loans          Principal Balance     Principal Balance     Loan Count

        0 { Balance {=    25,000        204             2,980,731.90             2.75                17.93
   25,000 { Balance {=    50,000        260             9,702,009.60             8.96                22.85
   50,000 { Balance {=    75,000        221            13,571,964.12            12.53                19.42
   75,000 { Balance {=   100,000        134            11,665,546.55            10.77                11.78
  100,000 { Balance {=   150,000        150            17,871,941.91            16.50                13.18
  150,000 { Balance {=   200,000         72            12,424,882.62            11.47                 6.33
  200,000 { Balance {=   250,000         34             7,706,732.53             7.12                 2.99
  250,000 { Balance {=   300,000          6             1,641,187.79             1.52                  .53
  300,000 { Balance {=   350,000          4             1,246,194.04             1.15                  .35
  350,000 { Balance {=   400,000          7             2,628,860.55             2.43                  .62
  400,000 { Balance {=   450,000         10             4,229,224.91             3.91                  .88
  450,000 { Balance {=   500,000         13             6,299,407.44             5.82                 1.14
  500,000 { Balance {=   550,000          2             1,033,406.80             0.95                  .18
  550,000 { Balance {=   600,000          3             1,729,361.67             1.60                  .26
  600,000 { Balance {=   650,000          3             1,844,805.09             1.70                  .26
  650,000 { Balance {=   700,000          3             2,042,971.34             1.89                  .26
  700,000 { Balance {=   750,000          6             4,444,637.45             4.10                  .53
  750,000 { Balance {= 1,000,000          6             5,237,899.31             4.84                  .53

Total.............................     1138          $108,301,765.62           100.00%              100.00%

          The distribution of the principal balances of the SBA Section 7(a) Loans as of the Cut-Off Date was as follows:

                       CURRENT SBA AGGREGATE LOAN AMOUNTS



                                                                           Percentage of
                                                                             Cut-Off Date
Current Aggregate                      Number of       Current Unguar.      Current Unguar.      Percentage of
Principal Balance                      Loans          Principal Balance     Principal Balance     Loan Count

        0 { Balance {=    50,000         37               265,774.90             0.25                 3.25
   50,000 { Balance {=   100,000        167             2,725,474.07             2.52                14.67
  100,000 { Balance {=   150,000        137             4,314,520.80             3.98                12.04
  150,000 { Balance {=   200,000        129             5,684,942.42             5.25                11.34
  200,000 { Balance {=   250,000        122             6,892,963.57             6.36                10.72
  250,000 { Balance {=   300,000        103             7,162,649.16             6.61                 9.05
  300,000 { Balance {=   350,000         66             5,438,747.16             5.02                 5.80
  350,000 { Balance {=   400,000         70             6,673,290.37             6.16                 6.15
  400,000 { Balance {=   450,000         53             5,703,923.60             5.27                 4.66
  450,000 { Balance {=   500,000         42             5,148,971.61             4.75                 3.69
  500,000 { Balance {=   550,000         35             4,691,498.01             4.33                 3.08
  550,000 { Balance {=   600,000         16             2,413,352.14             2.23                 1.41
  600,000 { Balance {=   650,000         18             2,833,120.52             2.62                 1.58
  650,000 { Balance {=   700,000         17             3,019,837.22             2.79                 1.49
  700,000 { Balance {=   750,000         22             4,249,653.45             3.92                 1.93
  750,000 { Balance {=   800,000         12             2,354,148.70             2.17                 1.05
  800,000 { Balance {=   850,000          8             1,898,454.96             1.75                  .70
  850,000 { Balance {=   900,000         10             2,177,718.87             2.01                  .88
  900,000 { Balance {=   950,000          5             1,347,721.79             1.24                  .44
  950,000 { Balance {= 1,000,000         13             3,445,381.78             3.18                 1.14
1,000,000 { Balance {= 1,100,000          7             2,030,685.54             1.88                  .62
1,100,000 { Balance {= 1,200,000         14             5,683,713.75             5.25                 1.23
1,200,000 { Balance {= 1,300,000         14             6,845,546.37             6.32                 1.23
1,300,000 { Balance {= 1,400,000          6             3,574,166.76             3.30                  .53
1,400,000 { Balance {= 1,500,000          9             6,487,608.79             5.99                  .79
1,500,000 { Balance                       6             5,237,899.31             4.84                  .53

Total.............................     1138          $108,301,765.62           100.00%              100.00%

          The distribution of the principal balances of the Unguaranteed Interests as of the Cut-Off Date was as follows:


                        CURRENT UNGUARANTEED LOAN BALANCE


                                                                           Percentage of
                                                         Aggregate           Cut-Off Date
Current Unguaranteed                   Number of       Current Unguar.      Current Unguar.      Percentage of
Principal Balance                      Loans          Principal Balance     Principal Balance     Loan Count

        0 { Balance {=    50,000        206             3,029,554.60             2.80                18.10
   25,000 { Balance {=    50,000        262             9,850,452.57             9.10                23.02
   50,000 { Balance {=    75,000        222            13,745,192.11            12.65                19.51
   75,000 { Balance {=   100,000        135            11,864,422.29            10.95                11.86
  100,000 { Balance {=   150,000        144            17,302,572.51            15.98                12.65
  150,000 { Balance {=   200,000         72            12,424,882.62            11.47                 6.33
  200,000 { Balance {=   250,000         34             7,706,732.53             7.12                 2.99
  250,000 { Balance {=   300,000          7             1,908,541.15             1.76                  .62
  300,000 { Balance {=   350,000          3               978,840.68             0.90                  .26
  350,000 { Balance {=   400,000         10             3,814,572.07             3.52                  .88
  400,000 { Balance {=   450,000          7             3,043,513.39             2.81                  .62
  450,000 { Balance {=   500,000         13             6,299,407.44             5.82                 1.14
  500,000 { Balance {=   550,000          2             1,033,406.80             0.95                  .18
  550,000 { Balance {=   600,000          3             1,729,361.67             1.60                  .26
  600,000 { Balance {=   650,000          3             1,844,805.09             1.70                  .26
  650,000 { Balance {=   700,000          3             2,042,971.34             1.89                  .26
  700,000 { Balance {=   750,000          6             4,444,637.45             4.10                  .53
  800,000 { Balance {=   850,000          2             1,668,645.62             1.54                  .18
  850,000 { Balance {=   900,000          3             2,623,325.04             2.42                  .26
  900,000 { Balance {=   950,000          1               945,928.65             0.87                  .09

Total.............................     1138          $108,301,765.62           100.00%              100.00%

 Subsequent SBA Loans

     The Subsequent SBA Loans to be included in the Trust Fund are expected to have the following characteristics as of the Cut-Off Date (unless otherwise indicated): 1

Maximum original Unguaranteed Interest......................$950,000
Minimum original Unguaranteed Interest......................$  4,000
Maximum original Guaranteed Interest........................$750,000
Minimum original Guaranteed Interest........................$ 15,000
Range of Note Rates.....................................9.25%-12.50%
Range of ages.........................................0 to 12 months
Range of original terms.............................36 to 300 months
Range of gross margins.................................1.0% to 3.75%
Range of weighted average original debt service
coverage ratios.........................................1.20 to 2.00
--------
1    The actual characteristics of the Subsequent SBA Loans to be included in the Trust Fund may vary somewhat from the characteristics presented. The Sellers do not expect that any such variation will be material.

 The following table sets forth the Prime Rate for the first business day of each of the following calendar quarters as reported in THE WALL STREET JOURNAL:

                            1993            1994               1995                1996
                            -----           ----               ----                ----
QUARTER
1st                         6.00%           6.00%              8.50%               8.50%
2nd                         6.00%           6.25%              9.00%               8.25%
3rd                         6.00%           7.25%              9.00%               8.25%
4th                         6.00%           7.75%              8.75%               8.25%

The values set forth in the table above are historical and may not be indicative of future values of the Prime Rate.

                              THE SBA LOAN PROGRAM

GENERAL

     The Small Business Act of 1953 (the "Act"), which created the Small Business Administration, also established the general business loan program under Section 7(a) of the Act (the "Section 7(a) Program"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, expand or convert facilities, to purchase building equipment or materials or to finance machinery and equipment, business acquisitions and inventory. Money lent under the Section 7(a) Program also can be used for working capital.

THE SECTION 7(A) LOAN GUARANTY PROGRAMS

     The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the Guaranteed Participant Program, the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications. As of September 30, 1990, the most recent date for which such information is available, loans made under the Guaranteed Participant Program accounted for approximately $6.2 billion aggregate principal balance, representing approximately 63% of the total outstanding principal balance of loans originated under the Section 7(a) Program as of such date.

     Under the second level of lender participation, known as the Certified Lender Program, the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program. Loans made under this portion of the Section 7(a) Program accounted for approximately $2.6 billion aggregate principal balance, representing approximately 26% of the Section 7(a) Program portfolio as of September 30, 1990.

     Under the third level of lender participation, known as the Preferred Lender Program, the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional portfolio quality and volume requirements. The granting of Preferred Lender status is based upon a lender's ability to originate and service loans in a particular territory to the satisfaction of the SBA. Preferred Lender Program loans accounted for approximately $1.1 billion aggregate principal balance, representing approximately 11% of the Section 7(a) Program portfolio as of September 30, 1990.

SECTION 7(A) LOAN PARAMETERS

     Under each of the Guaranteed Participant, Certified Lender and Preferred Lender Programs, the SBA guarantees loans of $100,000 or less up to 80%, and loans in excess of $100,000 up to 75%, subject to a per borrower guaranty maximum of $750,000. Between May 15, 1995 and October 12, 1995, refinancings generally were not allowed under any program. Loans processed under the International Trade Loan Program provided for a maximum guaranty per borrower is $1,250,000. For applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for most loans originated under all three programs was reduced administratively to $500,000. For applications approved as of October 12, 1995, the guaranty is limited to the lesser of the amount determined under the applicable percentages or a per borrower guaranty maximum of $750,000.

     Loans originated under the Section 7(a) Program can bear either fixed or adjustable rates of interest, as negotiated between the lender and the borrower at origination. Adjustable- rate loans generally adjust on the first business day of each calendar quarter based on a specified margin over the lowest prime rate, as published in THE WALL STREET JOURNAL. For loans made pursuant to the Guaranteed Participant, Certified Lender or Preferred Lender Programs, this margin generally does not exceed 2.75% per annum.

     Terms to maturity for guaranteed loans vary depending upon the use of proceeds and an evaluation of the borrower's ability to repay the loan. For instance, working capital loans are limited to seven year terms unless an extension is obtained, which can increase the term to a maximum of 10 years. Real estate loans generally have terms up to 25 years, and machinery and equipment loans generally have a maximum term of 15 years. If the loan proceeds are to be used for multiple qualifying purposes, a blended term based on the foregoing criteria may be offered by the Lender.

U.S. SBA SECTION 7(A) PORTFOLIO PERFORMANCE

     The performance of loans originated under the Section 7(a) Program was analyzed by the General Accounting Office ("GAO") in a report to the Chairman of the Committee on Small Business of the House of Representatives dated December 1991 (GAO/RCED-92-49 SBA's Business Loan Portfolio) (the "GAO Report"). The GAO Report indicates that the number of loans originated under the Section 7(a) Program has been steadily decreasing. By 1990, the portfolio only had two-thirds as many outstanding loans as in 1981. Despite this decrease in the overall number of loans, however, the total amount of principal outstanding in the portfolio increased from $8.9 billion in 1981 to $9.9 billion in 1990. This increase was due primarily to a change in SBA regulations in August 1988 that raised the guaranteed loan ceiling from $500,000 to $750,000.

     The delinquency history of the portfolio improved from 1981 to 1990. After an increase from 1981 to 1982, the default percentage decreased over the next eight years. The differences in defaults and liquidations between the three guaranteed programs has been substantial. The Preferred Lender Program had the best performance of the three programs, with default and liquidation percentages as of September 30, 1990 of 3.7% and 3.0%, respectively. The Certified Lender Program's default and liquidation percentages as of September 30, 1990 were 4.4% and 6.8%, respectively. The Guaranteed Participant Program had defaults as of September 30, 1990 of 6.0% and liquidations of 11.4%, respectively. This delinquency experience is consistent with the fact that Preferred and Certified Lenders have more experience in originating, servicing and collecting loans than their Guaranteed Participant Lender counterparts. Set forth below are the default and liquidation percentages as set forth in the GAO Report for the
Section 7(a) Program as a whole for the periods indicated. Separate data is not readily available from the SBA for each of the three Programs.


                                        DEFAULT AND LIQUIDATION PERCENTAGES
                                           IN THE SECTION 7(A) PORTFOLIO

Fiscal Year ended                                    Default                   Liquidation
SEPTEMBER 30,                                        PERCENTAGE                PERCENTAGE
1981                                                  9.5%                     10.0%
1982                                                 12.4                      13.8
1983                                                 11.5                      16.4
1984                                                 10.2                      16.5
1985                                                  9.5                      17.0
1986                                                  9.6                      16.4
1987                                                  8.3                      15.4
1988                                                  7.1                      13.3
1989                                                  6.9                      11.5
1990                                                  5.7                      10.3

     The above default and liquidation percentages are historical only and are not indicative of the future performance of the Section 7(a) Program. More recent information is not readily available from the SBA. Also, no assurance is given, or can be made, that the default and liquidation experience of the Sellers' portfolio of SBA Loans in general, or the SBA Loans in the SBA Loan Pool, will correspond to the experience realized by the Section 7(a) Program as a whole.

THE SELLERS' PARTICIPATION IN SBA SECTION 7(A) PROGRAM

     The Sellers have been named as Preferred Lenders by the SBA in each major SBA loan market in which they operate (except for newly established offices). Based upon this experience, the Sellers expect to be upgraded to Preferred Lender status in all markets where they now operate. However, it is unknown when such upgradings will occur. See "The Sellers" herein.


                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

     The value of an investment in the Certificates may be affected by, among other things, a change in interest rates. If interest rates fall below the then current Note Rates on the SBA Loans, the rate of prepayment on such SBA Loans may increase. Prepayments, delinquencies and defaults may also be influenced by a number of other factors including economic conditions.

     On each Remittance Date, the Certificateholders are entitled to receive 30 days' interest on the Class A or Class B Principal Balance, as the case may be, immediately prior to such Remittance Date at the applicable Class A or Class B Remittance Rate, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein. This is the case even if Principal Prepayments or Curtailments are received with respect to the SBA Loans during the related Due Period. With respect to such Principal Prepayments and Curtailments the Servicer will remit to the Trustee for deposit in the Certificate Account, from amounts otherwise payable to it as servicing compensation, Compensating Interest as described under "Description of the Agreement and the Certificates--Payments on the SBA Loans; Distributions on the Certificates" herein.

     For the Certificates, the net effect of each distribution respecting interest generally will be the pass-through on each Remittance Date to each Certificateholder of an amount which is equal to 30 days' interest at the Class A or Class B Remittance Rate, as the case may be, subject to the adjustments described herein.

     The Excess Spread on the guaranteed portions of the SBA Section 7(a) Loans will be available to make up shortfalls in amounts to which Certificateholders are entitled on Remittance Dates. The amount of Excess Spread varies from loan to loan and will be eliminated when a borrower prepays a loan in full. However, the Excess Spread will not be affected by any applicable lifetime interest rate caps on the SBA Section 7(a) Loans. This is because the Guaranteed Interests are sold with lifetime interest rate caps equal to the cap on the related SBA
Section 7(a) Loan less the sum of the Excess Spread, the fee payable to the Agent of the SBA, the Premium Protection Fee and, with respect to the Additional Fee SBA Loans, the Additional Fee. In addition, the Excess Spread on an SBA
Section 7(a) Loan in default will be paid by the SBA until the purchase by the SBA of the related Guaranteed Interest (up to 120 days of accrued interest).

     With respect to SBA Section 7(a) Loans for which the Guaranteed Interest was sold in the secondary market on or after September 1, 1993 (unless the related SBA ss. 7(a) Loan was approved by the SBA on or after October 12, 1995) and SBA ss. 7(a) Loans approved by the SBA on or after October 12, 1995, regardless of whether they were sold in the Secondary Market (the "Additional Fee SBA Loans"), a fee equal to 40 basis points and 50 basis points, respectively, per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans (the "Additional Fee") is required to be paid by the related Seller to the SBA. Although such Additional Fee is the responsibility of the related Seller, the Additional Fee will be funded from the interest received by the related Obligor. Accordingly, any such Additional Fee will reduce the Excess Spread on the related SBA Section 7(a) Loan.

     Unscheduled payments, delinquencies and defaults on the SBA Loans and distributions from the Pre-Funding Account, if any, on the Remittance Dates in January, February and March 1997 and the Special Remittance Date will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Pre-Funded Amount, if any, purchase from the Trust Fund all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of
(x) 100% of the then outstanding Class A and Class B Principal Balances, and (y) 30 days' interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"). See "Description of the Agreement and the Certificates--Termination; Purchase of SBA Loans" herein. However, because the SBA Loans may prepay, the weighted average life of the Certificates or the date on which the outstanding aggregate principal balances of the Unguaranteed Interests will be less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, cannot be determined.

     None of the SBA Loans are balloon loans and each is fully amortizing in accordance with its terms. The SBA Loans may be prepaid at any time without payment of a prepayment fee or penalty. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Prepayments, liquidations and purchases of the Unguaranteed Interests will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the SBA Loans.

     The final scheduled Remittance Date for the Certificates is April 15, 2024, which is the date on which the principal balances of the Class A and Class B Certificates would be reduced to zero, assuming that no prepayments are received on the SBA Loans and that distributions of principal of and interest on each of the SBA Loans are timely received. The weighted average life of the Certificates is likely to be shorter than would be the case if payments actually made on the SBA Loans conformed to the foregoing assumptions, and the final Remittance Date with respect to the Certificates could occur significantly earlier than the final scheduled Remittance Date because (i) prepayments are likely to occur and
(ii) the Servicer may cause a termination of the Trust Fund as described above.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date on which each dollar in respect of principal of such Certificate is repaid. The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal payments (including Monthly Payments, Principal Prepayments, Excess Payments and Curtailments) are made on the SBA Loans.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate ("CPR"), represents an assumed constant rate of prepayment per annum relative to the then outstanding principal balance of a pool of new SBA loans. The CPR does not purport to be either a historical description of the prepayment experience of any pool of SBA loans or a prediction of the anticipated rate of prepayment of any pool of SBA loans, including the SBA Loans.

     The Sellers make no representation as to the particular factors that will affect the prepayment of the SBA Loans, as to the percentage of the principal balance of the SBA Loans that will be paid as of any date or as to the overall rate of prepayment on the SBA Loans.

     Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the SBA Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Certificates will also be affected by the amount and timing of delinquencies and defaults on the SBA Loans and the recoveries, if any, on defaulted SBA Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted SBA Loans and foreclosed properties result in principal payments on the Certificates faster than otherwise scheduled.

     The following table under the heading "Weighted Average Lives of the Class A and Class B Certificates" assumes, among other things, that (i) (a) the scheduled payment in each month for each SBA Loan has been based on the outstanding balance as of the first day of the month preceding the month of such payment, (b) the initial Note Rates for the December 1996 scheduled payments for the SBA Loans delivered at closing are 10.346% and 10.384%, respectively, per the chart below plus the applicable Gross Margin and the initial Note Rates for the March 1997 scheduled payments for the SBA Loans delivered at the subsequent funding are 10.346% and 10.384%, respectively per the chart below plus the applicable Gross Margin, and (c) thereafter, the scheduled payments and remaining term to stated maturity for each SBA loan is as set forth below (rather than based on the actual SBA Loan characteristics) so that such scheduled payments would amortize the remaining balance by its stated maturity date, (ii) scheduled monthly payments of principal and interest on the SBA Loans will be timely received on the first day of each month (with no defaults), commencing December 1, 1996, (iii) the Servicer does not exercise its option to purchase the Unguaranteed Interests and thereby cause a termination of the Agreement, (iv) principal prepayments on the SBA Loans represent prepayments in full of individual SBA Loans and will be received on the last day of each month commencing December 1996 at the respective percentages of CPR set forth in the table and (v) the Certificates will be issued on December 23, 1996. The following table also assumes that the Pre-Funding Account is established, the original Pre-Funded Amount equals its maximum permitted amount and the entire Pre-Funded Amount is used to purchase SBA Section 7(a) Loans at the end of the Pre-Funding Period.


          NOTE RATE                   GROSS MARGIN                     BALANCE                      REMAINING TERM
          ---------                   ------------                     --------                     --------------
           10.346%                        2.095%                    $52,544,461.55                        197
           10.384%                        2.131%                    $55,757,304.07                        254
           10.346%                        2.095%                    $15,378,942.79                        200
           10.384%                        2.131%                    $16,319,291.59                        257


     Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following table indicates the projected weighted average lives of each Class of Certificates at various CPRs. As used in the table, 0% CPR indicates no Principal Prepayments, Curtailments or Excess Payments. The Class A and Class B Certificates were priced assuming 8% CPR.



 WEIGHTED AVERAGE LIVES OF THE CLASS A AND CLASS B CERTIFICATES

                    Weighted             Earliest Retirement
                    Average                at Servicer's
   CPR            LIFE (YEARS)(2)           OPTION(3)


    0%               12.4                  5/15/16
    4%                9.4                  2/15/14
    8%                7.3                  2/15/12
   12%                5.8                  11/15/09

     Since the individual characteristics of the SBA Loans will not correspond to those assumed above, the actual weighted average lives and the earliest retirement dates of the Certificates will vary from those of the underlying SBA Loans even if any indicated CPR is met. In addition, there is no assurance that Principal Prepayments, Curtailments or Excess Payments will occur, or, if they do occur, that they will occur at a constant rate approximating any of the indicated CPRs.

--------
(2)      The weighted average life of a Certificate is determined by
         (i) multiplying the amount of each payment of principal by the number of years from the date of issuance to the related Remittance Date, (ii) summing the results, and (iii) dividing the sum by the total principal distributions.
(3) Assuming early termination of the Trust Fund when the then outstanding aggregate principal balance of the Unguaranteed
         Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Pre-Funded Amount, if any.

                                   THE SELLERS

     TMSIC is a New Jersey corporation, and a wholly-owned subsidiary of The Money Store Inc. (the "Parent"). MSNY, a New York corporation, is a wholly-owned subsidiary of TMSIC. TMSIC is headquartered in Sacramento, California and began originating SBA Section 7(a) Loans in 1979. MSNY is headquartered in Sacramento, California and began originating SBA Section 7(a) Loans in 1980. MSNY only originates SBA Section 7(a) Loans to businesses located in the State of New York. The Sellers became the largest originator of SBA guaranteed loans in 1983 and have maintained that position in each of the past 14 SBA fiscal years. The Sellers originated approximately $392 million of SBA Section 7(a) Loans during calendar 1995 and, at December 31, 1995 and September 30, 1996, were servicing a portfolio of SBA Section 7(a) Loans aggregating approximately $1.91 billion and $2.13 billion, respectively.

     The Parent, headquartered in Union, New Jersey, is a publicly-owned financial services company engaged, through its operating divisions, primarily in originating, servicing and selling consumer and commercial loans. As of September 30, 1996, the Parent maintained 206 offices in 50 states, the District of Columbia and Puerto Rico through which it conducted business in the following areas: (i) mortgage loans; (ii) SBA Loans; (iii) government guaranteed student loans and (iv) automotive loans. The Parent, through its subsidiaries, also originates loans partially insured by the Federal Housing Administration under Title I of the National Housing Act.

     At September 30, 1996, the Sellers originated SBA Section 7(a) Loans through 11 sales regions in 50 states, comprising 67 SBA Districts. The Sellers have originated SBA Section 7(a) Loans in approximately 80 out of 85 total SBA jurisdictions/field territories. They possess PLP status in 72 SBA jurisdictions and they possess Guaranteed Participant Program ("GPP") status in an additional
13. For the year ended December 31, 1995, the Sellers originated approximately 63% of their SBA Section 7(a) Loans under the Preferred Lender Program ("PLP"), with substantially all of the remainder originated under the Certified Lender Program ("CLP"). New offices originate under the GPP until approved within the SBA District. The Sellers apply the same level of loan review and documentation for all loans, regardless of the program under which they were originated. In the normal course of their business, the Sellers may have originated CLP loans in areas where they were Preferred Lenders due to specific eligibility requirements of the Section 7(a) Program. The Sellers believe that such practice is common in the industry, that the SBA is aware of it and has raised no objection thereto.

 DELINQUENCY EXPERIENCE

     The following table sets forth the Sellers' delinquency and charge-off experience with respect to their portfolio of SBA Section 7(a) Loans as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the SBA Section 7(a) Loans included in the Trust Fund will be similar to that reflected in the table below.

                                      SBA LOAN DELINQUENCIES AND CHARGE-OFFS
                                              (DOLLARS IN THOUSANDS)

                                               As of and for the Years          9 Months
                                                 ENDED DECEMBER 31,              ENDED 9/30/96
                                     1993             1994       1995(1)         1996

30-59 days past due(2) ..........    0.86%            0.89       %1.01%         1.08%
60-89 days past due(2)               0.36%            0.41%       0.35%          .89%
90+ days past due(2) ............    4.69%            3.67%       3.97%         4.03%
Unguaranteed portion of
  SBA Loans in the serviced
  loan portfolio(3)                 $251,274        $353,037    $437,829        $572,129
Loans charged-off, net.             $  1,607        $  1,293    $  1,732       $   2,040
Loans charged-off, net as a
  percentage of the
  unguaranteed portion of the
  SBA Loans in the serviced
  loan portfolio(4)................   0.64%          0.37%          0.40%           .48%
Total SBA Section 7(a) Loan serviced
  portfolio(5) ..............    $1,270,453    $1,605,645      $1,907,050     $2,134,181

--------------------

(1)      Includes, for 1995, in addition to SBA Section 7(a) Loans, Section 7(a)
         Companion Loans and SBA 504 Loans (each as defined in the attached
         Prospectus).

(2) The delinquency percentages are calculated based upon the aggregate guaranteed and unguaranteed interests of the SBA loans which are delinquent by the number of days indicated divided by total aggregate principal balance of the guaranteed and unguaranteed interests of the SBA loans contained in the Sellers' SBA loan portfolio.

(3) Amounts shown are the aggregate principal balances of the unguaranteed interests of loans in the Sellers' SBA loan portfolio on the last day of the related period.

(4) The percentage of loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of unguaranteed interests contained in the Sellers' SBA loan portfolio.

(5)      Includes guaranteed interests serviced for others.

CERTAIN LITIGATION

     Because the nature of the business of the Parent and the Sellers involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the Parent and the Sellers are subject to claims and legal actions in the ordinary course of their business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, including that described above, the Parent and the Sellers believe that the aggregate amount of such liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of the Parent or the Sellers.


                DESCRIPTION OF THE AGREEMENT AND THE CERTIFICATES

GENERAL

     The Certificates will be issued by a Trust Fund organized and existing under the laws of the State of New York. Each Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Agreement, subject to the limits and the priority of distribution described therein. The Trust Fund consists primarily of the right to receive the Unguaranteed Interests in such SBA Loans as are from time to time subject to the Agreement, together with all proceeds thereof and certain related assets.

     The Certificates will not represent obligations of the Sellers, any of their affiliates or the SBA.

     The Class A Certificates will be issued in book-entry form and the Class B Certificates will be issued either in book-entry or physical form, as determined by the Sellers prior to issuance of the Certificates. Each Class of Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each Class may be issued in a different denomination, and, if so issued, will be held in physical form.

     The Servicer will be responsible for ensuring that each SBA Loan is serviced in accordance with the Agreement and the SBA Rules and Regulations. However, MSNY will service the SBA Loans originated or acquired by it.

 PAYMENTS ON THE SBA LOANS; DISTRIBUTIONS ON THE CERTIFICATES

     The Agreement requires that the Servicer cause an account (the "Principal and Interest Account") to be established and maintained at one or more Designated Depository Institutions.

     All funds in the Principal and Interest Account are required to be held (i) uninvested, up to the limits insured by the FDIC (as defined under "Certain Definitions") or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Account are for the account of the Servicer.

     The Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the SBA Loans (net of the portion thereof required to be paid to the holders of the Guaranteed Interest, the Agent of the SBA's Fee, the Premium Protection Fee, the Additional Fee and the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Agreement), (ii) the Unguaranteed Percentage of all payments received after the Cut-Off Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds, (iii) any amounts paid in connection with the repurchase of the Unguaranteed Interest of an SBA Loan and the amount of any adjustment for substituted SBA Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and (v) certain amounts relating to insufficient insurance policies and Foreclosed Property.

     The Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

                           (i) to remit to the Trustee on each Determination
                  Date (as defined below) for deposit in the Certificate Account, the portion of the Available Funds for the related Remittance Date that is net of Compensating Interest, Monthly Advances and amounts then on deposit in the Spread Account (and, with respect to the Determination Dates occurring in January, February and March 1997, net of amounts then on deposit in the Pre- Funding Account and the Capitalized Interest Account);

                      (ii) to reimburse itself for any accrued unpaid Servicing
                  Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent deposited in the Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimburse itself for unpaid Servicing Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the SBA Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances and Servicing Advances in excess of such amounts shall be limited to any late collections of interest received on the SBA Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and any other amounts. The Servicer's right thereto shall be subordinate to the rights of the Certificateholders and the holders of the Guaranteed Interest;

                     (iii)  to withdraw any amount received from an
                  Obligor that is recoverable and sought to be recovered
                   as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                      (iv) (a) to make investments in Permitted Instruments and
                  (b) to pay itself interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the Principal and Interest Account;

                      (v) to withdraw any funds deposited in the Principal
                  and Interest Account that were not required to be deposited therein or were deposited therein in error;

                      (vi) to pay itself servicing compensation or interest as permitted under the definition of Excess Proceeds; and

                     (vii) to clear and terminate the Principal and Interest Account upon the termination of the Agreement;

                  Not later than the close of business on each Determination Date, the Servicer will remit to the Trustee for deposit in the Certificate Account any required Monthly Advance and/or Compensating Interest.

     The Servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property or other Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance." The Servicer is obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Servicer may recover Servicing Advances to the extent set forth in clause (ii) above.

     On the 15th day of each month commencing in January 1997, or, if such 15th day is not a Business Day, the first Business Day immediately following (each such day being a "Remittance Date"), until the principal balances of the Class A and Class B Certificates are reduced to zero, the Trustee or Paying Agent will be required to distribute to each person in whose names a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date") such Certificateholder's Percentage Interest multiplied by the amount to be distributed to the Class A or Class B Certificateholders, as the case may be on such Remittance Date as described below under "--Flow of Funds" herein.

     Additionally, any Pre-Funded Amount remaining at the close of business on March 19, 1997 (together with accrued interest thereon at the applicable Remittance Rates) will be distributed by or on behalf of the Trustee on the Special Remittance Date to the Class A and Class B Certificates. Such distribution will be made to each person in whose name a Certificate of the applicable Class is registered on February 28, 1997.

     On each Remittance Date, the Trustee will mail to each Certificateholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Servicer and Trustee and the loss and delinquency status of the SBA Loans. Although the information contained in such statements will be prepared by the Servicer, neither such information nor any other financial information furnished to Certificateholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant.

CERTIFICATE ACCOUNT

     The Trustee has agreed to establish and maintain in its trust department a non-interest-bearing trust account (the "Certificate Account").

PRE-FUNDING ACCOUNT

     The Pre-Funded Amount will be deposited on the Closing Date into the Pre-Funding Account. Amounts in the Pre-Funding Account may be used only (i) to acquire Subsequent SBA Loans, and (ii) to make accelerated payments of principal on the Certificates. During the Funding Period amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent SBA Loans in accordance with the Agreement. Any Pre- Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificates. However, any Pre-Funded Amount remaining at the close of business on March 19, 1997 will be distributed as a principal prepayment on the Special Remittance Date.

     All funds in the Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the Certificates.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, the Representative also will make a cash deposit into the Capitalized Interest Account. The amount, if any, deposited therein will be used by the Trustee on the Remittance Dates occurring in January, February and March 1997 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average on the portion of the Class A and Class B Certificates having principal balances exceeding the principal balances of the Unguaranteed Interests, over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to any Class of Certificates, such Class of Certificates also will receive on such date, from the Capitalized Interest Account, accrued interest at the applicable Remittance Rate on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the Representative on such Special Remittance Date.

     All funds in the Capitalized Interest Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

FLOW OF FUNDS

     The Agreement requires the Servicer to withdraw on each Determination Date that portion of the Available Funds in the Principal and Interest Account and to remit such amount together with the Monthly Advances and Compensating Interest for the related Remittance Date to the Trustee for deposit in the Certificate Account. Upon receipt on each Determination Date of such amount, the Trustee is required to deposit such amount into the Certificate Account.

     On each Remittance Date the Trustee is required to withdraw from the Certificate Account the sum of (i) that portion of the Available Funds received from the Servicer, (ii) the amounts, if any, deposited therein from the Spread Account as described below under "--Spread Account" herein, and (iii) with respect to the Remittance Dates in January, February and March 1997, the amounts, if any, deposited therein from the Pre- Funding Account and the Capitalized Interest Account, and make distributions thereof in the following order of priority:

                          (i) First, to the Class A Certificates in an amount up to the Class A Interest Distribution Amount;

                         (ii) Second, to the Class B Certificates in an amount up to the Class B Interest Distribution Amount;

                        (iii) Third, to the Class A Certificates in an amount up
                  to the sum of (a) the Class A Principal Distribution Amount and (b) the Class A Carry Forward
                  Amount;

                         (iv) Fourth, to the Class B Certificates, in an amount up to the sum of (a) the Class B Principal Distribution Amount and (b) the Class B Carry-Forward Amount;

                          (v) Fifth, to the Expense Account in an amount up to
                  one-twelfth of the Annual Expense Escrow Amount plus any amount required to be paid to the Trustee pursuant to the Agreement resulting from insufficiencies in the Expense Account;

                         (vi) Sixth, to the Servicer in an amount up to the Reimbursable Amounts;

                        (vii) Seventh, to the Spread Account, any remainder
                  unless and until the amount therein equals the Specified Spread Account Requirement; and

                       (viii) Eighth, to the Spread Account Depositor, any
                  amounts in excess of the Specified Spread Account Requirement.

CLASS A AND CLASS B INTEREST DISTRIBUTION AMOUNTS

     To the extent of the Available Funds, and prior to payments of principal, on each Remittance Date the Class A and Class B Certificateholders, in that order, will be entitled to receive interest accrued for the related Interest Accrual Period at the then applicable Class A or Class B Remittance Rate on the Class A or Class B Principal Balance, as the case may be, outstanding immediately prior to such Remittance Date, subject to the adjustment set forth in the next paragraph. If, on any Remittance Date, the Class A or Class B Certificates do not receive the full amount of interest to which they are entitled, such shortfall, plus interest thereon at the then applicable Class A or Class B Remittance Rate, compounded monthly, will be added to the amount of interest they are entitled to receive on succeeding Remittance Dates. The aggregate amounts of interest payable to the Class A and Class B Certificates on each Remittance Date are referred to herein as the "Class A Interest Distribution Amount" and the "Class B Interest Distribution Amount" respectively.

     As stated herein, many of the SBA Loans contain minimum and/or maximum Note Rate provisions. As a result, if the then current Prime Rate plus the applicable margin would exceed the applicable maximum Note Rate (or fall below the applicable minimum Note Rate), the actual Note Rate borne by such SBA Loan will be less than (or greater than) the Note Rate that such SBA Loan would bear if such limits were not in effect. Additionally, as described under "Summary of Terms--Interest," for the Remittance Dates occurring in each February, May, August and November, interest accruing on the Class A and Class B Certificates will be based upon the Prime Rate in effect on the first Business Day of the preceding January, April, July and October, respectively, while interest payments on the SBA Loans adjusting quarterly required to be distributed on such Remittance Dates generally will be based on the Prime Rate in effect on the first Business Day of the preceding October, January, April and July, respectively. Accordingly, for each Remittance Date the aggregate amount of interest payable with respect to each of the SBA Loans in accordance with their terms, net of the interest payable to the holders of the Guaranteed Interest, the Excess Spread (other than the portion thereof allocated to the Servicing Fee on the Guaranteed Interest), the Servicing Fee, the Premium Protection Fee, the Agent of the SBA's Fee, the Additional Fee (with respect to the Additional Fee SBA Loans), the Extra Interest (as defined below) and the fees and expenses of the Trustee allocable to such interest, might exceed or be less than the interest accrued on the SBA Loans at the weighted average Class A and Class B Remittance Rates. Any such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment.

     With respect to each SBA Loan, the "Extra Interest Percentage" will equal the excess of (i) the Note Rate that would be in effect for such SBA Loan as of the Cut-Off Date (or Subsequent Cut-Off Date) without giving effect to any applicable lifetime floor or cap over (ii) the sum of the rates used in determining the Servicing Fee and the Trustee's fees and expenses and the initial weighted average Class A and Class B Remittance Rates without giving effect to any applicable lifetime floor or cap.

     For each Remittance Date, the "Extra Interest" for an SBA Loan will equal the product of (i) the principal portion of the Unguaranteed Interest of such SBA Loan for such Remittance Date and (ii) one-twelfth of the applicable Extra Interest Percentage.

CLASS A AND CLASS B PRINCIPAL DISTRIBUTION AMOUNTS

     With respect to each Remittance Date, the "Class A Principal Distribution Amount" and the "Class B Principal Distribution Amount" will equal the Class A Percentage or the Class B Percentage, as the case may be, multiplied by the total of (i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer during the related Due Period, excluding amounts received with respect to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class A Certificateholders or the Class B Certificateholders, as the case may be, have previously received the Class A Percentage or the Class B Percentage, as the case may be, of the principal portion of the Unguaranteed Interest of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by a Seller for breach of a representation and warranty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any adjustments with respect to substitutions of SBA Loans for which a Seller has breached a representation or warranty deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, is delinquent 24 months or determined by the Servicer to be uncollectible in whole or in part; and (vi) amounts, if any, released from the Pre-Funding Account on the January, February and March 1997 Remittance Dates.

     The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates will be issued in December 1996 with a November 30, 1996 Cut-Off Date and that distributions on the Certificates are made on the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day):

November 30.................         Cut-Off Date.  The Original
                                     Pool Principal Balance will
                                     be  the aggregate principal
                                     amount  of the Unguaranteed
                                     Interests  of the SBA Loans
                                     at the close  of business on
                                     November 30,  1996 after
                                     application of all  payments
                                     collected on or  before such date.

December 1-31................        The Subservicers remit
                                     to the  Servicer for deposit
                                     in the  Principal and
                                     Interest Account  all amounts
                                     received on  account of the
                                     Unguaranteed  Interests of the SBA Loans.

December 31.................         First Record Date.
                                     Distribution on January 15,
                                     1997 will be made to
                                     Certificateholders of record
                                     on the Closing Date.
                                     Subsequent record dates will
                                     be the last day of the month
                                     preceding the Remittance Date.

January 10 ..............            Determination Date.  The
                                     Servicer determines the
                                     amount  of principal and
                                     interest that will be distributed to the Certificateholders on January
                                     15, and transfers funds in
                                     the Principal and Interest Account
                                     to the Trustee for deposit in the
                                     Certificate Account together
                                     with any Monthly Advances,
                                     Compensating Interest and, to
                                     the extent necessary, amounts
                                     from the Spread Account.

 January 15 ..........               Remittance Date.  The
                                     Trustee or the Paying Agent
                                     will distribute to
                                     Certificate holders the
                                     amounts required to be distributed
                                     pursuant to the Agreement.

SPREAD ACCOUNT

     On the Closing Date, the Spread Account Depositor will make an initial cash deposit into the Spread Account in an amount equal to 1% of the Original Pool Principal Balance (the "Initial Deposit"). Thereafter, on each Remittance Date the Trustee will deposit into the Spread Account the Available Funds, if any, remaining after payment of interest and principal to the holders of the Certificates, amounts required to be deposited into the Expense Account and certain amounts reimbursable to the Servicer, each as described above, until the aggregate amount then on deposit in the Spread Account (the "Spread Balance") equals the sum of (i) the then outstanding principal balance of the Unguaranteed Interests of all SBA Loans 180 days or more delinquent and (ii) the greater of
(a) 3.5% of the then outstanding aggregate principal balance of the Unguaranteed Interests of all the SBA Loans, or (b) 2% of the Original Pool Principal Balance; provided, however, that for purposes of clauses (i) and (ii)(a), there shall be excluded the principal portion of the Unguaranteed Interest of SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the Unguaranteed Portion of the principal balance of such SBA Loans (the sum of such amounts is referred to herein as the "Specified Spread Account Requirement").

     On each Remittance Date, to the extent funds are available therefor, the Trustee will withdraw from the Spread Account for deposit into the Certificate Account the amount, if any, by which (i) the sum of (a) the Class A and Class B Interest Distribution Amounts, (b) the Class A and Class B Principal Distribution Amounts and (c) the Class A and Class B Carry- Forward Amounts exceeds (ii) the Available Funds for such Remittance Date (but excluding from such definition, amounts in the Spread Account).

     The Spread Account Depositor will not be required to refund any amounts previously properly distributed to it, regardless of whether there are sufficient funds on a subsequent Remittance Date to make a full distribution to holders of the Certificates on such Remittance Date.

     The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment of principal and interest to the holders of the Certificates; however, if the SBA Loan Pool experiences levels of delinquencies and losses above the scenarios used to obtain the ratings on the Class B Certificates, the Spread Account could be depleted, and shortfalls could result. See "Ratings" herein.

REGISTRATION OF CERTIFICATES

     The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. The Class B Certificates will be either (i) registered in the name of Cede, as the nominee of DTC, with similar effect as the Class A Certificates, or (ii) issued in physical form, as determined by the Sellers prior to the initial issuance of the Certificates. Certificates registered in the name of Cede are referred to as the "Book-entry Certificates."

     Persons acquiring beneficial ownership interests in the Class A or Class B Certificates ("Certificate Owners") will hold their Class A or Class B Certificates through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the respective Class of Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York, Brussels Office, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book- Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     DTC has advised the Trustee that DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book- Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates, CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL. Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A or Class B Certificates which conflict with actions taken with respect to other Class A or Class B Certificates.

     Certificates Registered Through DTC. DTC is a limited- purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. See "Description of the Certificates--Book-Entry Registration" in the Prospectus.

     Certificates Not Registered through DTC. With respect to (i) any Certificate not originally registered through DTC, or (ii) any Definitive Certificate issued in exchange for a Book- Entry Certificate in connection with the events described above (together, "Physical Certificates"), the Trustee will be required to make payments and furnish reports directly to the related Certificateholder.

     If (i) any mutilated Physical Certificate is surrendered to the Certificate Registrar (as defined under "Certain Definitions"), or the Trustee and the Certificate Registrar receive satisfactory evidence of the destruction, loss or theft of any Physical Certificate, and (ii) there is delivered to the Servicer, the Trustee and the Certificate Registrar such security or indemnity as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Physical Certificate has been acquired by a bona fide purchaser, the Servicer shall execute and deliver, and the Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Physical Certificate, a new Physical Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any such new Physical Certificate, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any such duplicate Physical Certificate shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Physical Certificate shall be found at any time.

     Physical Certificates will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of the Certificate Registrar. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Prior to due presentation of a Physical Certificate for registration of transfer, the Servicer, the Trustee, the Sellers, the Paying Agent and the Certificate Registrar may treat the Person in whose name any Physical Certificate is registered as the owner of such Physical Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and the Servicer, the Trustee, the Seller and the Certificate Registrar shall not be affected by notice to the contrary.

     All Physical Certificates surrendered for registration of transfer or exchange are required, if surrendered to any Person other than the Trustee, to be delivered to the Trustee and to be promptly canceled by it. No Physical Certificate is to be authenticated in lieu of or in exchange for any Physical Certificate so canceled, except as expressly permitted by the Agreement. All canceled Certificates may be held by the Trustee in accordance with its standard retention policy.

REMOVAL AND RESIGNATION OF SERVICER

     The Majority Certificateholders, by notice in writing to the Servicer, may, pursuant to the Agreement, remove the Servicer upon the occurrence of any of the following events:

                       (i)  (A) the failure by the Servicer to make any
                  required Servicing Advance, to the extent such failure
                   materially or adversely affects the interests of the
                  Certificateholders; (B) the failure by the Servicer to
                   make any required Monthly Advance; (C) the failure by
                   the Servicer to remit any Compensating Interest; or
                  (D) any failure by the Servicer to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of the Agreement, which continues unremedied (in the case of the events described in clauses
                  (i)(A), (i)(C) and (i)(D) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

                      (ii) failure by the Servicer or the Sellers duly to
                  observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Sellers, as set forth in the Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Sellers, as the case may be, by the Trustee or to the Servicer, or the Sellers, as the case may be, and the Trustee by any Certificateholder; or

                     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of
                  assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                      (iv) the Servicer shall consent to the appointment of a
                  conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                      (v) the Servicer shall admit in writing its inability
                  to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     The Servicer may not assign the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the SBA, the Trustee and the Majority Certificateholders, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law or administrative determination and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

     Upon removal or resignation of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). If, however, the Trustee is unable to act as Successor Servicer, or if the SBA so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, Moody's and Duff & Phelps having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

TERMINATION; PURCHASE OF SBA LOANS

     The Agreement will terminate upon notice to the Trustee of the earlier of either: (a) the final payment or other liquidation of the last SBA Loan, or the disposition of all property acquired upon foreclosure of any SBA Loan and the remittance of all funds due thereunder or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event will the trust established by the Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the Cut-Off Date.

     The Servicer may, at its option, terminate the Agreement on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Pre-Funded Amount, if any, by purchasing, on the next succeeding Remittance Date, all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (i) 100% of the then Outstanding Class A and Class B Principal Balances, and (ii) 30 days' accrued interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"); provided, however, that under certain circumstances set forth in the Agreement, the Servicer may not take such action prior to providing Moody's and Duff & Phelps with an opinion of counsel that such termination would not be deemed a fraudulent conveyance by the Servicer.


                                   THE TRUSTEE

     Marine Midland Bank, a trust company located in New York, New York, has been named Trustee pursuant to the Agreement.

     The Agreement requires that the Trustee shall at all times be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of the United States of America or of any State, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined guaranteed capital and surplus of at least $30,000,000, (iv) having unsecured and unguaranteed long-term debt obligations rated at least Baa3 by Moody's and BBB- by Duff & Phelps (provided Duff & Phelps is rating the unsecured and unguaranteed long-term debt obligations of the Trustee), or such other ratings as is acceptable to the SBA, (v) is subject to supervision or examination by a federal or state authority, (vi) is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and (vii) is reasonably acceptable to the SBA. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign upon request of the Majority Certificateholders in the manner and with the effect specified in the Agreement.

     The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Agreement. Upon receiving notice of resignation, the Servicer shall promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Agreement. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     No resignation or removal of the Trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by a successor trustee.

     The Majority Certificateholders with the consent of the SBA, Moody's and Duff & Phelps, or the SBA, may remove the Trustee under the conditions set forth in the Agreement and appoint a successor trustee in the manner set forth therein.

     The Servicer shall give notice of each removal of the Trustee to the Certificateholders, which notice shall include the name of the successor trustee and the address of its corporate trust office.

     Upon acceptance of appointment by a successor trustee in the manner provided in the Agreement, the Servicer shall give notice thereof to the Certificateholders.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co- trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

     Neither the Trustee, its authorized agent(s) nor representative(s) will conduct an independent review and assessment on whether SBA Loans should be foreclosed or the underlying property should be liquidated when a default has occurred with respect thereto.


                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion represents the opinion of Stroock & Stroock & Lavan, special Federal tax counsel ("Federal Tax Counsel"), as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

TAX STATUS OF THE TRUST FUND

     Upon the issuance of the Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust Fund and paid directly its share of expenses paid by the Trust Fund.

     For purposes of federal income tax, the Spread Account Depositor will be deemed to have retained a fixed portion of the interest due on each SBA Loan (the "Spread"). The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Remittance Rate exceeds the Class A Remittance Rate, a portion of the interest accrued on each SBA Loan will be treated as a "stripped coupon" purchased by the Class B Certificateholders. Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, the Unguaranteed Interest of each SBA Loan (minus the portion of the interest payable on such SBA Loan that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in the Unguaranteed Interest of each SBA Loan will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of the Unguaranteed Interest of each SBA Loan, plus a disproportionate share of the interest payable on each SBA Loan.

CLASS A CERTIFICATEHOLDERS

     Because Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.

     In general, under regulations issued under Section 1286 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of OID on an SBA Loan treated as a "stripped bond" will be de minimis if it is less than 0.25 percent of the stated redemption price at maturity, as defined in Section 1273(a)(2) of the Code, multiplied by the number of years remaining after the purchase date until the maturity of the SBA Loan. The maturity date is based on the weighted average maturity date (and a reasonable prepayment assumption may have to be taken into account in determining weighted average maturity). Under the regulations, the portion of the interest on each SBA Loan payable to the Class A Certificateholders will be treated as "qualified stated interest." As a result, the amount of OID on an SBA Loan will equal the amount by which the price at which a Certificateholder is deemed to have acquired an interest in an SBA Loan (the "Purchase Price") is less than the portion of the remaining principal balance of the SBA Loan allocable to the interest acquired. Although Federal Tax Counsel cannot opine on the matter, the Trust Fund intends to take the positions
(i) that the amount of OID on the SBA Loans will be determined by aggregating all payments on the SBA Loans allocable to the Class A Certificateholders (not including the Spread), and treating the portion of all payments on the SBA Loans allocable to Class A Certificateholders as a single obligation on an aggregate basis, rather than being determined separately with respect to each SBA Loan, and (ii) that no separate allocation of consideration must be made to accrued interest or to amounts held in the Certificate Account.

     Based on these positions, the Trust Fund anticipates that the Certificates will not be issued initially with OID (or that any OID present will be de minimis). The Internal Revenue Service ("IRS") could require, instead, that the computation be performed on an SBA-Loan-by-SBA-Loan basis. In the preamble to the regulations under Section 1286 of the Code, the IRS requests comment on appropriate aggregation rules. Any such recalculation could adversely affect the timing and character of a Class A Certificateholder's income. The IRS might also require that a portion of the purchase price for a Certificate be allocated to accrued interest on each SBA Loan and to amounts held in the Certificate Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the SBA Loans were separate assets purchased by the Certificateholder. Any such allocation would reduce the Purchase Price and thus increase the discount (or decrease the premium) on the SBA Loans.

     If the amount of OID is de minimis under the rule set forth above, the Class A Certificates would not be treated as having OID. Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust Fund, including interest and certain other charges accrued on the SBA Loans and any gain upon collection or disposition of the SBA Loans (but not including any portion of the Spread). Such gross income attributable to interest on the SBA Loans would exceed the Class A Remittance Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust Fund for the period during which it owns a Class A Certificate. The Class A Certificateholder would be entitled to deduct its share of expenses of the Trust Fund to the extent described below. Any amounts received by a Class A Certificateholder from the Spread Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A Certificateholder would report its share of the income of the Trust Fund under its usual method of accounting. Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the SBA Loans, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders. The actual amount of discount on an SBA Loan would be includable in income as principal payments are received on the SBA Loans.

     If, contrary to the treatment anticipated by the Trust Fund, the OID on an SBA Loan is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the SBA Loans. It is possible that the IRS could require use of a prepayment assumption in computing the yield of an SBA Loan. If an SBA Loan is deemed to be acquired by a Certificateholder at a significant discount, such treatment could accelerate the accrual of income by a Certificateholder.

     Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in SBA Loans represented by a Class A Certificate.

     As to SBA Loans that are real estate mortgages, a Certificateholder may be able (or may be required) to account for any discount on such SBA Loans as market discount rather than OID if either (i) the amount of OID with respect to the Certificate was treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 1% (i.e., 100 basis points), including any amount of servicing in excess of reasonable servicing, is stripped off from the SBA Loans. As noted above, the Trust Fund intends to account for the SBA Loans on an aggregate basis and does not intend to report separately for this purpose with respect to the SBA Loans that are real estate mortgages.

     In the event that an SBA Loan is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such SBA Loan allocable to the Certificateholder), such premium will be amortizable by the Certificateholder as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the SBA Loan if an election under Section 171 of the Code is made with respect to the interests in the SBA Loans represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

     A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed two percent of such holder's adjusted gross income.

CLASS B CERTIFICATEHOLDERS

     In General. Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

     Each Class B Certificateholder will be treated as owning (i) the Class B Percentage of the principal portion of the Unguaranteed Interest on each SBA Loan plus (ii) a disproportionate portion of the interest on each SBA Loan (not including the Spread). Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on an SBA Loan will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

 EFFECT OF SUBORDINATION

     If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had (l) received as distributions their full share of such receipts, (2) paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

     Under this treatment, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Similarly, a loss would only be allowed to the Class A Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear and Federal Tax Counsel cannot opine as to such character or timing.

STATUS OF THE CERTIFICATES

     The Certificates generally will be "real estate assets" for purposes of
Section 856(c)(5)(A) of the Code, and interest income on the Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the SBA Loans are mortgages secured by real property. The Certificates generally will be treated as "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, to the extent that the SBA Loans are secured by residential real estate mortgages.

SALES OF CERTIFICATES

     A holder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. In general, such adjusted basis will equal the holder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate, and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Certificate were held as capital assets, except that, in the case of a Certificate that was acquired with more than a de minimis amount of market discount, such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Certificate and that was not previously included in income.

FOREIGN INVESTORS

     A Certificateholder who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). However, distributions of interest to a holder who is not a United States person will be subject to withholding tax at a rate of 30 percent, unless such withholding tax rate is reduced by an applicable treaty, to the extent that such interest distributions are attributable to SBA Loans originated on or prior to July 18, 1984. For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership, or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust not described in Section 7701(a)(31) of the Code.

BACKUP WITHHOLDING

     Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, to Certificateholders who are not "exempt recipients" may be subject to the "backup withholding" tax under Section 3406 of the Code at a rate of 31 percent, if such holders fail to furnish certain information, including their taxpayer identification numbers, to the Trustee, its agent, or the broker effecting a sale of the Certificate, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a Certificateholder would be allowed as a credit against such Certificateholder's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a Certificateholder who is required to supply information but who does not do so in the proper manner.


                              ERISA CONSIDERATIONS

     Neither an Underwriter Exemption (as defined in the Prospectus) nor Prohibited Transaction Class Exemption 83-1 is applicable to the purchase, holding or transfer of the Certificates. Therefore, no Certificates may be purchased for, or on behalf of, any employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds). Each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Class A and Class B Certificates, dated December 19, 1996 (the "Underwriting Agreement"), the Sellers have agreed to sell and the Underwriter has agreed to purchase all the Class A and Class B Certificates. The Class A and Class B Certificates will be offered by the Underwriter to the public in negotiated transactions. After the Class A and Class B Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A and Class B Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A and Class B Certificates by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

     The Representative and the Sellers have agreed to indemnify the Underwriter against certain liabilities including liabilities under the 1933 Act.

     In addition to purchasing the Certificates pursuant to the Underwriting Agreement, the Underwriter and its affiliates have performed investment banking services for the Representative and its affiliates.

                                     RATINGS

     It is a condition to their issuance that the Class A Certificates be rated "Aaa" and "AAA" by Moody's and Duff & Phelps, respectively, and that the Class B Certificates be rated at least "A2" and "A" by Moody's and Duff & Phelps, respectively. A rating of "Aaa" and "AAA" is the highest rating assigned by Moody's and Duff & Phelps, respectively. According to Moody's, securities which are rated "Aaa" are judged to be of the best quality and, according to Duff & Phelps, a rating of "AAA" indicates that the capacity to pay interest and repay principal is extremely strong. According to Moody's, such securities carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. According to Moody's, securities which are rated "A2" possess many favorable investment attributes and are to be considered as upper-medium- grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future. According to Duff & Phelps, a rating of "A" indicates that the capacity to pay interest and repay principal is average, although a security with these ratings is more susceptible to adverse effects of changes in circumstances and economic conditions than securities in higher categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate.

                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Sellers by Eric Elwin, Esq., Corporate Counsel to the Sellers. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan, New York, New York. Stroock & Stroock & Lavan also will render opinions relating to the transfer of the Unguaranteed Interests from the Sellers to the Trust Fund and as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. See "Risk Factors--The Status of the SBA Loans in the Event of Bankruptcy of the Sellers" in the Prospectus and "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.


                              FINANCIAL INFORMATION

     The Sellers have determined that their financial statements are not material to the offering made hereby. Except for certain representations and warranties relating to the SBA Loans, the obligations of the Sellers with respect to the SBA Loans are primarily limited to contractual servicing obligations.

     The Trust Fund has been formed to own the SBA Loans and to issue the Certificates. The Trust Fund had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust Fund are included in this Prospectus Supplement.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Class A and Class B Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior issuances of securities generally having the same characteristics as the Certificates and representing a pool of SBA loans ("SBA Loan-Backed Certificates").

     Secondary, cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior SBA Loan-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior SBA Loan-Backed Certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL, or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back- valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC' Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL, or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exception for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person including a non- U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries. (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advise concerning their holding and disposing of the Global Securities.

                          INDEX OF PRINCIPAL TERMS PAGE

Account...............................................*
Act................................................S-60
Additional Fee......................................S-6
Additional Fee SBA Loans............................S-6
Adjusted SBA Loan Remittance Rate..................S-26
Adjustment Date....................................S-14
Agent of the SBA....................................S-6
Agent of the SBA's Fee..............................S-6
Aggregate Class A Certificate Principal Balance.......*
Aggregate Class B Certificate Principal Balance.......*
Agreement...........................................S-4
Annual Expense Escrow Amount..........................*
Assignee...........................................S-24
Assignment of Mortgage................................*
Available Funds....................................S-11
BIF...................................................*
Book-entry Certificates..........................  S-80
Business Day..........................................*
Capitalized Interest Account.......................S-10
Cede...............................................S-31
CEDEL...............................................S-1
CEDEL Participants.................................S-81
Certificate Account................................S-74
Certificateholder or Holder...........................*
Certificate Owners.................................S-80
Certificate Register..................................*
Certificate Registrar.................................*
Certificates........................................S-1
Certified Lender...................................S-60
Class A Carry-Forward Amount.......................S-17
Class A Certificate Balance........................S-15
Class A Certificates................................S-2
Class A Interest Distribution Amount...............S-12
Class A Percentage.................................S-17
Class A Principal Distribution Amount..............S-16
Class A Remittance Amount..........................S-18
Class A Remittance Rate............................S-12
Class B Carry-Forward Amount.......................S-17
Class B Certificate Balance........................S-15
Class B Certificates................................S-2
Class B Interest Distribution Amount...............S-12
Class B Percentage.................................S-17
Class B Principal Distribution Amount..............S-16
Class B Remittance Amount..........................S-18
Class B Remittance Rate............................S-12
Closing Date.......................................S-19
CLP................................................S-69
Code...............................................S-88
Collateral............................................*
Commercial Property  .................................*
Compensating Interest..............................S-28
Cooperative........................................S-82
CPR................................................S-65
Curtailment...........................................*
Cut-Off Date........................................S-8
Definitive Certificates............................S-31
Designated Depository Institution.....................*
Determination Date.................................S-26
DOL...................................................*
DTC................................................S-31
Due Date .............................................*
Due Period.........................................S-16
Duff & Phelps......................................S-30
ERISA..............................................S-30
Euroclear...........................................S-1
Euroclear Operator.................................S-82
Euroclear Participants.............................S-82
European Depositaries..............................S-80
Event of Default .....................................*
Excess Payments.......................................*
Excess Proceeds.......................................*
Excess Spread.......................................S-7
Excluded Plan.........................................*
Exemption..........................................S-93
Expense Account.......................................*
Extra Interest.....................................S-75
Extra Interest Percentage..........................S-75
FDIC..................................................*
Federal Tax Counsel................................S-30
FHLMC  ...............................................*
Fitch.................................................*
FNMA .................................................*
Foreclosed Property  .................................*
Foreclosed Property Disposition  .....................*
Funding Period......................................S-9
GAO................................................S-62
GAO Report.........................................S-62
Global Securities..................................S-96
GPP................................................S-69
Grantor trust......................................S-29
Guaranteed Interest.................................S-6
Holders............................................S-31
Initial Class A Certificate Principal Amount........S-4
Initial Class B Certificate Principal Amount........S-4
Initial Deposit....................................S-19
Insurance Proceeds....................................*
Interest Accrual Period.............................S-9
IRS................................................S-89
 Liquidated SBA Loan  ................................*
Liquidation Proceeds..................................*
Loan Guaranty Agreement  .............................*
Majority Certificateholders...........................*
Monthly Advance....................................S-26
Monthly Payment  .....................................*
Moody's ...........................................S-30
Mortgage .............................................*
Mortgaged Property....................................*
MSNY................................................S-1
Multi-Party Agreement  ............................S-26
Net Liquidation Proceeds..............................*
Note Rate..........................................S-22
Notes...............................................S-9
OID................................................S-29
Obligor  ...........................................S-6
Opinion of Counsel....................................*
Original Class A Certificate Principal Balance........*
Original Class B Certificate Principal Balance........*
Original Pool Principal Balance.....................S-8
Parent.............................................S-69
Paying Agent..........................................*
Percentage Interest...................................*
Permitted Instruments.................................*
Person ...............................................*
Physical Certificates..............................S-83
Plan..................................................*
Plan Asset Regulation.................................*
PLP................................................S-69
Pool Principal Balance................................*
Preferred Lender...................................S-60
Pre-Funded Amount...................................S-9
Premium Protection Fee..............................S-7
Pre-Funding Account.................................S-9
Prime Rate.........................................S-14
Principal and Interest Account........................*
Principal Balance  ...................................*
Principal Prepayment..................................*
Prior Lien............................................*
Prospectus..........................................S-2
Purchase Price.....................................S-88
Record Date .......................................S-19
Registered Holder  ...................................*
Reimbursable Amounts..................................*
Released Mortgaged Property Proceeds...............S-27
Relevant Depository................................S-80
REMIC..............................................S-29
Representative......................................S-1
Remittance Date....................................S-18
Residential Property..................................*
 Responsible Officer .................................*
Restricted Group......................................*
SAIF .................................................*
SBA ................................................S-1
SBA File .............................................*
SBA Form 1086 ........................................*
SBA Loan-Backed Certificates.......................S-96
SBA Loan Interest Rate ...............................*
SBA Loan Pool.......................................S-5
SBA Loans...........................................S-1
SBA Loan Schedule ....................................*
SBA Notes..........................................S-36
SBA Rules and Regulations ............................*
SBA Section 7(a) Loans .............................S-5
Section 7(a) Program...............................S-60
Sellers ............................................S-1
Servicer............................................S-1
Servicer's Certificate ...............................*
Servicing Advances   ..............................S-28
Servicing Fee...................................   S-29
Servicing Officer ....................................*
Shortfall Amount...................................S-32
Simple Interest....................................S-36
S&P...................................................*
Special Remittance Date............................S-10
Specified Spread Account Requirement...............S-20
Spread.............................................S-88
Spread Account ....................................S-19
Spread Account Agreement...........................S-20
Spread Account Custodian..............................*
Spread Account Depositor...........................S-19
Spread Balance.....................................S-20
Subsequent SBA Loans................................S-2
Subservicer...........................................*
Subservicing Agreement................................*
Successor Servicer..............................   S-85
Tax Return ...........................................*
Termination Price..................................S-29
Terms and Conditions...............................S-86
TMSIC...............................................S-1
Trustee.............................................S-5
Trust Fund..........................................S-1
UCC................................................S-25
Underwriter.........................................S-2
Underwriting Agreement.............................S-93
Unguaranteed Interest...............................S-1
Unguaranteed Percentage ............................S-7
United States person...............................S-92
U.S. Person.......................................S-100
Weighted average life .............................S-65

*  Defined in "Certain Definitions."

                               CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the definitions contained in the Agreement and used in this Prospectus Supplement. Reference is made to the Agreement for the full definitions of all terms.

     ACCOUNT: The Certificate Account, the Pre-Funding Account and the Capitalized Interest Account, each established by the Trustee for the benefit of the Certificateholders; the Expense Account established by the Trustee for the benefit of the Trustee and the Spread Account held by the Spread Account Custodian pursuant to the Spread Account Agreement. The Trustee's obligation to establish and maintain the Certificate Account pursuant to the Agreement is not delegable.

     AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class A Aggregate Certificate Principal Balance less the sum of all amounts previously distributed to the Class A Certificateholders in respect of principal.

     AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Aggregate Class B Certificate Principal Balance less the sum of all amounts previously distributed to the Class B Certificateholders in respect of principal.

     ANNUAL EXPENSE ESCROW AMOUNT: The product of 0.06% per annum and the Pool Principal Balance, which is computed and payable on a monthly basis and represents the estimated annual Trustee's fees and Trust Fund expenses.

     ASSIGNMENT OF MORTGAGE: With respect to those SBA Loans secured by a Mortgaged Property, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the related SBA Loan to the Trustee.

     BIF: The Bank Insurance Fund, or any successor thereto.

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of California, New York or New Jersey are authorized or obligated by law or executive order to be closed.

     CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Class A or Class B Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Agreement, any Certificate registered in the name of the Sellers, the Servicer, any Subservicer or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

     CERTIFICATE REGISTER: The Certificate Register established and maintained in accordance with the Agreement.

     CERTIFICATE REGISTRAR: Initially, Marine Midland Bank and thereafter, any successor appointed pursuant to the Agreement.

     COLLATERAL: All items of property (including a Mortgaged Property), whether real or personal, tangible or intangible, or otherwise, pledged by an Obligor or others to a Seller to secure payment under an SBA Loan.

     COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that is generally used by the Obligor in the conduct of its business.

     CURTAILMENT: With respect to an SBA Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the SBA Loan in full, nor is intended to cure a delinquency.

     DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated A2 or better by Moody's and A or better by Duff & Phelps or P1 by Moody's and A1 by Duff & Phelps, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account.

     DETERMINATION DATE: That day of each month which is the third Business Day prior to the 15th day of such month.

     DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on an SBA Loan.

     EVENT OF DEFAULT: The Events of Default of the Servicer specified in the Agreement.

     EXCESS PAYMENTS: With respect to a Due Period, any amounts received on an SBA Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of the Agreement.

     EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated SBA Loan, the excess, if any, of (a) the Unguaranteed Percentage of the total Net Liquidation Proceeds, over (b) the Principal Balance of such SBA Loan as of the date such SBA Loan became a Liquidated SBA Loan plus 30 days interest thereon at the then applicable Adjusted SBA Loan Remittance Rate; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer at the related SBA Loan Interest Rate(s) exceeds in terest accrued on such advance at the then applicable weighted average Class A and Class B Remittance Rates.

     EXPENSE ACCOUNT: The expense account established and maintained by the Trustee in accordance with the Agreement.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     FORECLOSED PROPERTY: Property, the title to which is acquired in foreclosure or by deed in lieu of foreclosure.

     FORECLOSED PROPERTY DISPOSITION: The final sale of a Foreclosed Property acquired in foreclosure or by deed in lieu of foreclosure. The proceeds of any Foreclosed Property Disposition constitute part of the definition of Liquidation Proceeds.

     INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering an SBA Loan, Collateral or Foreclosed Property, including but not limited to title, hazard, life, health and/or accident insurance policies.

     LIQUIDATED SBA LOAN: Any defaulted SBA Loan or Foreclosed Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such SBA Loan.

     LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received with respect to the conservation and disposition of a Foreclosed Property, and any other amounts received in connection with the liquidation of defaulted SBA Loans, whether through trustee's sale, foreclosure sale or otherwise.

     LOAN GUARANTY AGREEMENT: The Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) dated August 13, 1980 between the SBA and The Money Store Investment Corporation, as such agreement may be amended from time to time.

     MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A and Class B Certificates evidencing an Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be, in excess of 50% of the Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be.

     MONTHLY PAYMENT: The monthly payment of principal and/or interest required to be made by an Obligor on the related SBA Loan, as adjusted pursuant to the terms of the related SBA Note.

     MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on a Mortgaged Property.

     MORTGAGED PROPERTY: The underlying real property, if any, securing an SBA Loan, consisting of a Commercial Property or Residential Property and any improvements thereon.

     NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to the Agreement and (ii) amounts required to be released to the related Obligor pursuant to applicable law.

     OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Sellers or Servicer, reasonably acceptable to the Trustee and experienced in matters relating thereto.

     ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class A Certificates issued on the Closing Date.

     ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class B Certificates on the Closing Date.

     PAYING AGENT: Initially, Marine Midland Bank, and thereafter, any other Person that meets the eligibility standards for the Paying Agent specified in the Agreement and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

     PERCENTAGE INTEREST: With respect to a Class A or Class B Certificate, the portion of the Trust Fund evidenced by such Class A or Class B Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Class A or Class B Certificate and the denominator of which is the Original Class A Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be.

     PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

                  (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

             (ii) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

            (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated A3 or better by Moody's and A or better by Duff & Phelps;

             (iv) commercial paper (having original maturities of not more than 365 days) rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

              (v) debt obligations rated Aaa by Moody's and AAA by Duff & Phelps (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

             (vi) investments in money market funds rated Aaa or better by Moody's and Duff 1+ or better by Duff & Phelps the assets of which are invested solely in instruments described in clauses (i)-(v) above;

            (vii) certain guaranteed investment contracts and repurchase agreements satisfying the criteria set forth in the Agreement; and

           (viii) any other investment acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Trustee prior to any such investment.

     PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     POOL PRINCIPAL BALANCE: The aggregate Principal Balances as of any date of determination.

     PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to the Agreement.

     PRINCIPAL BALANCE: With respect to any SBA Loan or related Foreclosed Property, at any date of determination, (i) the Unguaranteed Percentage of the principal balance of the SBA Loan outstanding as of the Cut-Off Date (or, with respect to any Subsequent SBA Loan, as of the date set forth in the Agreement), after application of principal payments received on or before such date, minus
(ii) the sum of (a) the Unguaranteed Percentage of the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to the Agreement on any previous Remittance Date, and (b) the Unguaranteed Percentage of all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from a Foreclosed Property to the extent applied by the Servicer as recoveries of principal in accordance with the provisions of the Agreement, which were distributed pursuant to the Agreement on any previous Remittance Date. The Principal Balance of any Liquidated SBA Loan or any SBA Loan that has been paid off will equal $0.

     PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on an SBA Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy an SBA Loan in full.

     PRIOR LIEN: With respect to any SBA Loan secured by a lien which is not a first priority lien, each loan relating to the corresponding Collateral having a prior priority lien.

     REGISTERED HOLDER: With respect to any SBA Loan, the Person identified as such in the applicable SBA Form 1086, and any permitted assignees thereof.

     REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or a Seller with respect to (i) the Monthly Advances and Servicing Advances reimbursable pursuant to the Agreement, (ii) any advances reimbursable pursu ant to the Agreement and not previously reimbursed, and (iii) any other amounts reimbursable to the Servicer or a Seller pursuant to the Agreement.

     RESIDENTIAL PROPERTY: Any one or more of the following, (i) single family dwelling unit not attached in any way to another unit, (ii) row house, (iii) two-family house, (iv) low-rise condominium, (v) planned unit development, (vi) three- or four-family house, (vii) high-rise condominium, (viii) mixed use building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division, including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to a Seller, the President, any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     SBA FILE: The SBA File maintained with respect to each SBA Loan in accordance with the Agreement.

     SBA Form 1086: The Secondary Participation Guaranty and Certification Agreement on SBA Form 1086, pursuant to which investors purchase the SBA Guaranteed Portion.

     SBA LOAN INTEREST RATE: With respect to any date of determination, the then applicable annual rate of interest borne by an SBA Loan, pursuant to its terms, which, as of the Cut-Off Date, is shown on the SBA Loan Schedule.

     SBA LOAN SCHEDULE: The schedule of SBA Loans attached as an exhibit to the Agreement, such schedule identifying each SBA Loan by address of the related premises, and the name of the Obligor and setting forth as to each SBA Loan the following information: (i) the Principal Balance as of the close of business on the Cut- Off Date, (ii) the Account Number, (iii) the original principal amount of the SBA Loan, (iv) the SBA Loan Date and original number of months to maturity, in months, (v) the SBA Loan Interest Rate as of the Cut-Off Date and guaranteed rate payable to the Registered Holder and the Agent of the SBA, (vi) when the first Monthly Payment was due, (vii) the Monthly Payment as of the Cut-Off Date, (viii) the remaining number of months to maturity as of the Cut-Off Date, (ix) the Unguaranteed Percentage, (x) the SBA loan number, (xi) the margin which is added to the Prime Rate to determine the SBA Loan Interest Rate, and (xii) the lifetime minimum and maximum SBA Loan Interest Rates, if applicable.

     SBA RULES AND REGULATIONS: The Small Business Act, as amended, codified at 15 U.S.C. 631 ET. SEQ., all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement.

     SERVICER'S CERTIFICATE: The monthly certificate of the Servicer, delivered to the Trustee in accordance with the Agreement.

     SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the SBA Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     SPREAD ACCOUNT CUSTODIAN: Marine Midland Bank, in its capacity as Spread Account Custodian under the Spread Account Agreement, or any successor thereto.

     SUBSERVICER: The Money Store of New York, Inc. or any other person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in the Agreement in respect of the qualification of a Subservicer.

     SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain SBA Loans as provided in the Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the SBA.

     TAX RETURN: The federal income tax return to be filed on behalf of the Trust Fund together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

PROSPECTUS


                              THE MONEY STORE INC.
                                (Representative)

                        TMS SBA ASSET BACKED CERTIFICATES
                              (Issuable in Series)


      This Prospectus relates to TMS SBA Asset Backed Certificates (the "Certificates"), issuable in Series, which may be sold from time to time on terms determined at the time of sale and described in the related Prospectus Supplement, evidencing specified interests in one or more trust funds (each, a "Trust"), the primary assets of which will consist of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in pools (each, a "Pool") of certain loans partially guaranteed by the U.S. Small Business Administration and certain loans originated in connection with such loans (the "SBA Loans"), and certain other related or similar assets more particularly described herein (collectively, the "Trust Assets"). The Trust Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates. Certain of the Trust Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative"). Certain other of the Trust Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Trust Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain Certificates may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Trust Assets. Certificates may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Certificates will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Trust Assets.


      SEE RISK FACTORS ON PAGE 26 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.



        The date of this Prospectus is December 20, 1996.

      Each Series of Certificates will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a fractional undivided ownership interest of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Trust Assets in the related Trust. A Series of Certificates may include one or more Classes that receive certain preferential treatment with respect to one or more other Classes. One or more Classes of Certificates may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement.

      Distributions to holders of Certificates ("Certificateholders" or "Holders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate (the "Pass-Through Rate") at which Certificateholders will receive distributions of interest on any Class of Certificates or the method of calculating such Pass-Through Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust.

      The Certificates will not represent an obligation of or interest in the Representative, the Originators, or any affiliate thereof and, except to the extent specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. The only obligations of the Representative or the Originators with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Trust Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates will be limited to its contractual servicing obligations. If the amount available for distribution to Certificateholders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Certificateholders, to the extent such deficiency is attributable to delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein). See "Description of the Certificates--Monthly Advances and Compensating Interest."

      The yield to Certificateholders on each Class of Certificates of a Series may be affected by the rate of payment of principal (including prepayments) of the Trust Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal
Income Tax Consequences."



   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
        ENDORSED THE MERITS OF THIS OFFERING.
          ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Certificates will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to a Series of Certificates to be offered hereunder, among other things, will set forth with respect to such Series of Certificates: (i) the aggregate principal amount, Pass-Through Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates; (ii) certain information concerning the Trust Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, if any, relating to the Pools or all or part of the related Certificates; (iii) the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Trust Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates, if any; (v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates.


                              AVAILABLE INFORMATION

      The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities an Exchange Commission (the "Commission") with respect to the Certificates. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information filed electronically with the Commission.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.



                          REPORTS TO CERTIFICATEHOLDERS

      Periodic and annual reports concerning any Certificates and the related Trust will be provided to the Certificateholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates may be issuable in book-entry form. In such event, the related Certificates will be registered in the name of Cede, the nominee of The Depository Trust Company. All reports will be provided to Cede, which in turn will provide such reports to its Participants and Indirect Participants (as defined herein). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Certificates. See "Description of the Certificates--Book-Entry Registration."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816, Attention: Investor Relations, Telephone: (916) 446-5000.

                                SUMMARY OF TERMS


     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus.


Securities
Offered.............  TMS SBA Asset Backed Certificates (the
                      "Certificates"), evidencing interests in certain Pools of SBA Loans and certain other Trust Assets (each, as defined below), may be issued from time to time in Series pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") among The Money Store Inc., as Representative (the "Representative") of certain Trusts, Originators, a Master Servicer, and a Trustee, each as defined herein and as specified in the related Prospectus Supplement for such Series of Certificates.

Issuers.............  Certain trust funds (each, a "Trust")
                      represented by The Money Store, the primary assets of which will be the right to receive payments and other recoveries attributable to a Pool of SBA Loans and certain other Trust Assets.

Representative
and Master
Servicer............  The Money Store Inc. ("The Money Store"), a
                      New Jersey corporation.  The Prospectus
                      Supplement relating to any Series of
                      Certificates will name the entities (which may include The Money Store or one of its affiliates and may additionally include other unrelated entities) which will act, directly or through one or more Sub-Servicers (as defined herein), as master servicers (each, in such capacity, the "Master Servicer"). The principal offices of The Money Store are located in Sacramento, California and Union, New Jersey. See "The Representative and the Originators."

The Trust
Assets..............  The Certificates will evidence fractional undivided ownership interests in certain
                      Trusts further described herein.  The
                      primary assets of each Trust may consist of one or more pools (each, a "Pool") of assets
                      (the "Trust Assets"), which may include the Unguaranteed Interest of (i) loans originated under the U.S. Small Business Administration (the "SBA") general business loan program created under Section 7(a) of the Small Business Act of 1953 ("SBA Section 7(a) Loans"), (ii) loans made to small businesses in connection with the origination of an SBA
                      Section 7(a) Loan, which related SBA Section 7(a) Loan may or may not be part of a Trust Fund (the "Section 7(a) Companion Loans"), and (iii) loans originated under the SBA's 504 program ("SBA 504 Loans"). The SBA Section 7(a) Loans, the Section 7(a) Companion Loans and the SBA
                      504 Loans are referred to herein
                      collectively as the ("SBA Loans").

                      The "Unguaranteed Interest" will equal (i) as to any SBA
                      Section 7(a) Loan, all payments and other recoveries on such SBA Section 7(a) Loan not constituting the Guaranteed Interest therein and (ii) as to any Section 7(a) Companion Loan or SBA 504 Loan, all payments and other recoveries on such Section 7(a) Companion Loan or Rule 504 Loan.

                      The payment terms of the SBA Loans to be included in any Pool will be described in the related Prospectus Supplement and may include any of the following features, combinations thereof or other features described in the related Prospectus Supplement:

                      (a) Interest may be payable at a fixed rate (a "Fixed
                          Rate") or may be payable at a rate that is adjustable from time to time in relation to an index, that may be fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). The specified rate of interest on an SBA Loan is its "Mortgage Interest Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of an SBA Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. SBA Loans may permit the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the SBA Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related SBA Loan (the "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the SBA Loan.

                      (b) Principal may be payable on a level basis to fully
                          amortize the SBA Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon" payment). From time to time, principal may include interest that has been deferred and added to the principal balance of the SBA Loan.

                      (c) Monthly payments of principal and interest may be
                          fixed for the life of the SBA Loan, may increase over a specified period of time ("graduated payments"), or may change from period to period. SBA Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                      (d) Prepayments of principal may be subject to a
                          prepayment fee, which may be fixed for the life of the SBA Loan or may adjust or decline over time, and may be prohibited for the life of the SBA Loan or for certain periods ("Lockout Periods"). Certain SBA Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other SBA Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The SBA Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire SBA Loan in connection with the sale or certain other transfers of the related Mortgaged Properties. Other SBA Loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

                      The Mortgaged Properties relating to SBA Loans may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgaged Properties will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. As set forth in the related Prospectus Supplement, certain of the SBA Loans underlying a given Series of Certificates may have been originated by the Representative, the Originators or affiliates thereof and certain SBA Loans may have been purchased by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

                      The SBA Section 7(a) Loans will have been originated under
                      Section 7(a) (the "Section 7(a) Program") of the Small Business Act of 1953 (the "SBA Act"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. To assist qualified borrowers in obtaining more financing when needed, the Originators originate Section 7(a) Companion Loans in conjunction with the origination of an SBA Section 7(a) Loan to the same borrower. Although the Section 7(a) Companion Loan is not guaranteed by the SBA, it is secured by a lien on collateral prior to, or pari passu with, the lien of the related SBA Section 7(a) Loan.

                      The SBA has also established a program (the "SBA 504 Loan Program") to encourage lenders to provide fixed asset financing to qualifying small businesses. In the SBA 504 Loan Program, the Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA. The funds used by the SBA to originate its portion of an SBA 504 Loan are generated by issuing SBA-guaranteed debentures on behalf of a certified development company.

                      SBA Section 7(a) Loans originated by the Originators generally range in size from $50,000 to $1.3 million. The maximum amount for a Section 7(a) Companion Loans is currently $1,750,000, although this amount may be increased where the Originators believe the collateral or other factors warrant such increase. The maximum size of an SBA 504 Loan originated by the Originators is currently $1.75 million.

                      The Prospectus Supplement for each Series of Certificates will specify with respect to all SBA Loans expected to be included in the related Pool as of the related closing date, among other things, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the SBA Loans in such Pool as of the date specified in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the SBA Loans, (iii) the types of Mortgaged Properties and/or other assets securing the SBA Loans, (iv) the original terms to maturity of the SBA Loans, (v) the expected weighted average term to maturity of the SBA Loans as of the date specified in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the SBA Loans, (vii) the expected weighted average Combined Loan-to-Value Ratio of the SBA Loans, (viii) the expected weighted average Mortgage Rate and ranges of Mortgage Rates borne by the SBA Loans, (ix) in the case of SBA Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates as of the date set forth in the Prospectus Supplement and maximum permitted Adjustable Rates, if any, (x) the amount of any Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond (each as defined herein) to be maintained with respect to such Pool, (xi) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or any SBA Loans or the Pool and (xii) the expected geographic location of the Mortgaged Properties.


Pre-Funding
Account.............  If provided in the related Prospectus
                      Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Trust Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (such amount, the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee for the benefit of the Holders. During the period set forth in the related Prospectus Supplement (the "Funding Period"), the Pre-Funded Amount in the Pre-Funding Account may be used to purchase additional Trust Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements.

                      For a Trust that elects to be characterized as either a REMIC or a grantor trust under federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Certificates and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Trust Assets that the Representative anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.

                      Prior to the conveyance of any additional Trust Assets to the Trust, the Representative will be required to give notice of the additional Trust Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, including the receipt by the Trustee of an executed assignment, an Officer's Certificate and a legal opinion, the Trustee will release from the Pre-Funding Account the necessary funds to purchase the additional Trust Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates.

Multi-Party
Agreement...........  In connection with each issuance of
                      Certificates, the applicable Originators, the Master Servicer and the Trustee will enter into an agreement (the "Multi-Party Agreement"), which will set forth the relationship of the parties with respect to the SBA Section 7(a) Loans and the proceeds thereof and the consent of the SBA to the transactions contemplated by the related Agreement.

Description of the
Certificates........  Each Certificate will represent a fractional undivided ownership interest in the Trust created pursuant to the related Agreement. The primary assets of such Trust will be a Pool of SBA Loans and certain other Trust Assets. The Certificates of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior Certificates (collectively, "Senior
                      Certificates") which receive certain
                      preferential treatment specified in the
                      related Prospectus Supplement with respect to one or more Classes of subordinate Certificates (collectively, the
                      "Subordinated Certificates").  Certain
                      Series or Classes of Certificates may be covered by a Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, as described herein and in the related Prospectus Supplement.

                      Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust;
                      (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                      The Certificates will be issuable in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination. See "Description of Certificates."

Credit
Enhancement ........  The Trust Assets in a Trust or the
                      Certificates of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement, as described in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. Such credit enhancement may include one or more of the following types:

A.  Subordination
    and Reserve
    Accounts........  The rights of the holders of Subordinated
                      Certificates of a Series to receive
                      distributions with respect to the Trust
                      Assets and other assets in the related Trust will be subordinated to the rights of the holders of the Senior Certificates of the same Series to receive distributions to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Certificates through subordination may be accomplished by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due to them on each Remittance Date out of the funds available for distribution on such date in the related Certificate Account (as defined herein) to the extent described in the related Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related Subordinated Certificates to the extent described in the related Prospectus Supplement.

                      If so specified in the related Prospectus Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or certain losses or delinquencies and Subordinated Certificates with respect to other types of payments or losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy of a Mortgagor not covered by a Bankruptcy Bond. If further specified in the related Prospectus Supplement, one or more reserve accounts (each, a "Reserve Account") may be established and maintained, in whole or in part, by the deposit therein of distributions allocable to the holders of Subordinated Certificates for a specified time or until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

B.  Certificate
    Guaranty
    Insurance
    Policy..........  A certificate guaranty insurance policy or policies ("Certificate Guaranty Insurance
                      Policy") may be obtained and maintained for each Class or Series of Certificates. Certificate Guaranty Insurance Policies generally unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee, for distribution by the Trustee to Certificateholders. Certificate Guaranty
                      Insurance Policies may have certain
                      limitations set forth in the related
                      Prospectus Supplement, including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any SBA Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date.

C. Spread
   Amount...........  If so specified in the related Prospectus
                      Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Trust Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Trust Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Trust Assets over the principal balances of the applicable Classes of Certificates. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Certificates to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Certificates have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Certificates.

D.  Mortgage Pool
    Insurance
    Policy..........  A mortgage pool insurance policy or policies
                      ("Mortgage Pool Insurance Policy") may be obtained and maintained for each Series pertaining to SBA Loans, limited in scope, covering defaults on the related SBA Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all SBA Loans included in the Pool as of the Cut-off Date or such other date as is specified in the related Prospectus Supplement.

E.  Special Hazard
    Insurance
    Policy..........  In the case of SBA Loans or Contracts,
                      certain physical risks that are not
                      otherwise insured against by Standard Hazard
                      Insurance Policies may be covered by a
                      special hazard insurance policy or policies
                      (a "Special Hazard Insurance Policy"). The level of coverage of each Special Hazard Insurance Policy will be specified in the related Prospectus Supplement.

F.  Bankruptcy
    Bonds...........  A mortgagor bankruptcy bond or bonds
                      ("Bankruptcy Bond") may be obtained to cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on an SBA Loan or a reduction by such court of the principal amount of an SBA Loan, and will cover certain unpaid interest on the amount of such a principal reduction. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

G.  Cross
    Support.........  If so specified in the Prospectus
                      Supplement, the ownership interests of
                      separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other asset groups or Trusts. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

H.  Supplemental
    Interest
    Payments........  If so specified in the Prospectus
                      Supplement, one or more Classes of
                      Certificates may be entitled to receive
                      supplemental interest payments under
                      specified circumstances.  Supplemental
                      interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Certificates on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Trust Assets. Such differences may result if the interest rates on the applicable Classes of Certificates are based upon an index that differs from the index used in determining the interest rates on the Trust Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Trust Assets.

I.  Maturity
    Protection......  If so specified in the Prospectus
                      Supplement, one or more Classes of
                      Certificates may be entitled to third-party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

J.  Other Credit
    Enhancement.....  Other credit enhancement arrangements, as described in the related Prospectus
                      Supplement, including (but not limited to) one or more reserve funds, letters of credit, financial guaranty insurance policies or third party guarantees, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Certificates (the "Rating Agency").

Monthly Advances....  If so specified in the related Prospectus
                      Supplement, the Master Servicer will be
                      required under each Agreement to remit to the Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted SBA Loan Remittance Rate (as defined herein under "Description of the Certificates--Monthly Advances and Compensating Interest") on the then outstanding principal balance of the related Series of Certificates and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the related Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer in respect of interest on the SBA Loans as of the related Record Date (less certain amounts not required to be deposited into the related Trust). Such advances by the Master Servicer are reimbursable in the first instance from late collections of interest, including amounts received in connection with the liquidation of defaulted SBA Loans ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering an SBA Loan, Mortgaged Property or REO Property ("Insurance Proceeds"), and proceeds received by the Master Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related SBA Loans as to which the advances were made, and certain other amount that would otherwise be distributed on the Certificates. See "Description of the Certificates--Monthly Advances and
                      Compensating Interest."

Compensating
Interest............  If so specified in the related Prospectus
                      Supplement, with respect to each SBA Loan as to which the Master Servicer receives a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment") or receives a principal payment that exceeds the scheduled payment by a specified multiple, but which was not intended by the Mortgagor to satisfy the SBA Loan in full or to cure a delinquency (a "Curtailment"), the Master Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Master Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the principal balance of each such SBA Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted SBA Loan Remittance Rate over (b) the amount of interest actually received on the related SBA Loan during such Due Period (less certain amounts not required to be deposited into the related Trust).

Optional
Termination.........  The Master Servicer, certain insurers, the holders of REMIC Residual Certificates (as defined herein), or certain other entities specified in the related Prospectus Supplement may have the option to effect early retirement of a Series of Certificates through the purchase of the related Trust Assets and other assets in the related Trust under the circumstances and in the manner described in "The Agreement--Termination; Purchase of SBA Loans."

Mandatory
Termination.........  The Trustee, the Master Servicer or certain other entities specified in the related
                      Prospectus Supplement may be required to effect early retirement of a Series of Certificates under the circumstances and in the manner specified in the related Prospectus Supplement and herein under "The Agreement--Termination; Purchase of SBA Loans."

Trustee ............  The trustee or trustees under any Agreement relating to a Series of Certificates (each, a "Trustee") will be specified in the related Prospectus Supplement.

Federal
Income Tax
Consequences........  The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code").

                      REMIC. If an election is to be made to treat the Trust for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, in the opinion of Stroock & Stroock & Lavan, special Federal tax counsel ("Federal Tax Counsel"), Certificates representing an interest in the REMIC generally will be considered "qualifying real property loans" within the meaning of
                      Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code.

                      In the opinion of Federal Tax Counsel, for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                      Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL INCOME TAX CONSEQUENCES--REMIC RESIDUAL CERTIFICATES--TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC RESIDUAL CERTIFICATES.

                      GRANTOR TRUST. If no election is to be made to treat the Trust for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In the opinion of Federal Tax Counsel, holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Trust Assets generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Trust Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust.

                      To the extent provided in the related Prospectus Supplement, Non-REMIC Certificates may represent interests in "qualifying real property loans" within the meaning of
                      Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "Loans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

                      Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA
Considerations......  Fiduciaries of employee benefit plans or other retirement plans or arrangements,
                      including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with their legal advisors whether an investment in Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code, unless a DOL administrative exemption applies. See "ERISA Considerations."

Legal
Investment..........  Each Prospectus Supplement will describe the extent, if any, to which the Classes of
                      Certificates offered thereby will constitute
                      "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and whether they will be legal investments for certain types of institutional investors under SMMEA. See "Legal Investment" herein.

Registration of
Certificates........  Certificates may be represented by global certificates registered in the name of Cede
                      & Co. ("Cede"), as nominee of The Depository
                      Trust Company ("DTC"), or another nominee.
                      In such case, Certificateholders will not be entitled to receive definitive certificates representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Certificates--Book-Entry Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

      There can be no assurance that a secondary market for the Certificates will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates. In addition, transfers of certain Classes of Certificates may be restricted as set forth in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

      Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Since transactions in Certificates will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

      Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates--Book-Entry Registration."

NATURE OF SECURITY

      Certain of the SBA Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the SBA Loans--Foreclosure/Repossession."

      An overall decline in the market value of residential or commercial real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the SBA Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. Certain of the SBA Loans may be secured by Mortgaged Properties located in California and Texas. Certain areas of the country, including California and Texas, have experienced declines in real estate values over the last few years. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in the defense industry and declining real estate values. The President of the United States has endorsed a list of military bases to be closed within the next two to six years, which list includes significant bases in California. These closures, which have been approved by Congress, along with the recent general decline in defense spending, could have an adverse affect on economic conditions in California. The Representative will not be able to quantify the impact of any property value declines on the SBA Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the SBA Loans could be higher than those historically experienced in the mortgage lending industry in general.

      Certain of the SBA Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the SBA Loan. The ability of a Mortgagor to refinance such an SBA Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property and other collateral securing the SBA Loan, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

      Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related SBA Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any SBA Loan.

      General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's SBA Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such SBA Loan or permanently reduce the principal balance of such SBA Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such SBA Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such SBA Loan may not be recoverable.

      Even assuming that the Mortgaged Properties and other collateral securing an SBA Loan provide adequate security for the SBA Loans, substantial delays could be encountered in connection with the liquidation of defaulted SBA Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing an SBA Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related SBA Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated SBA Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties and other collateral securing an SBA Loan fail to provide adequate security for the SBA Loans and insufficient funds are available from applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan.

ENVIRONMENTAL CONSIDERATIONS

      Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the SBA Loans--Environmental Considerations."

      In each Agreement the Originators will represent and warrant that at the time of origination of each SBA Loan, the related commercial real property was below regulatory agency action levels of contamination from toxic substances or hazardous wastes and that as of the Cut-Off Date, the Originators have no knowledge of any contamination from toxic substances or hazardous wastes on any commercial real property, except for commercial real property subject to ongoing environmental rehabilitation. The Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes (unless subject to ongoing environmental rehabilitation), it will not foreclose upon the related SBA Loan until after it obtains a Phase I environmental report. See "The Agreements--Representations and Warranties" herein.

      Beginning in November 1995, the SBA approved a program that allows lenders, subject to certain conditions, to take as collateral commercial real property that is subject to ongoing environmental rehabilitation. These conditions include the lender identifying a party that has accepted responsibility for, and has commenced clean-up under, an environmental rehabilitation program approved by the appropriate regulatory agency. The party responsible for clean-up must execute an indemnity agreement approved by the SBA, which agreement holds such party accountable for completing all required remediation. The indemnity agreement inures to the benefit of subsequent holders of the property. The lender must obtain adequate financial data on the indemnitor indicating that the indemnitor will be able to complete the required remediation.

PREPAYMENT CONSIDERATIONS

      The SBA Loans may be prepaid in full or in part at any time. The rate of prepayments of the SBA Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

THE STATUS OF THE SBA LOANS IN THE EVENT OF BANKRUPTCY OF AN
ORIGINATOR

      The Originators believe that upon the sale of a Series of Certificates to an independent third party for fair value and without recourse, such sale will constitute an absolute and unconditional sale of such Certificates and the interests in the SBA Loans evidenced thereby. However, in the event of the bankruptcy of an Originator at a time when it or any affiliate thereof holds any interest in the SBA Loans, a trustee in bankruptcy or other creditor could attempt to recharacterize the sale of the SBA Loans as a borrowing by such Originator or any such affiliate with the result that Certificateholders are deemed to be creditors of such Originator or such affiliate, secured by a pledge of the SBA Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the SBA Loans with the Certificateholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Holders of Certificates could lose the right to future payments of interest, might suffer reinvestment loss in a lower interest rate environment and, if the SBA Loans are sold for a price less than the then outstanding Class A and Class B Principal Balances, might suffer a loss of principal.

      In connection with the issuance of each Series of Certificates, the Trustee will receive an opinion of Stroock & Stroock & Lavan, special counsel, to the effect that if it were litigated, a court ultimately would uphold the Originators' intention that the transfer of the SBA Loans in each SBA Loan to a Trust constitutes a sale under applicable law. Therefore, the SBA Loans would not be property of the Originators in the event of the appointment of a receiver or conservator for the Originators. Such opinion is limited to matters of New York and federal law and the conclusions thereof are based upon a reasoned analysis of the transaction and legal principles derived from existing case law believed to be applicable by analogy. It should be recognized, however, that a court is not bound by such legal opinion.

      Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of businesses financed by the SBA Loans, sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from a Trust of SBA Loans required to be made by the Servicer under the Agreement will have the same effect on the Certificateholders as a prepayment of the related SBA Loans. See "Yield, Maturity and Prepayment Considerations" herein. Also, if a Pre-Funding Account is established and during the Funding Period the entire Pre-Funded Amount is not used to purchase Subsequent SBA Loans, the Certificates will be prepaid in part from and to the extent of such remaining amounts.

      Collections on the SBA Loans may vary due to the level and frequency of delinquent payments and of prepayments. Collections on the SBA Loans may also vary due to seasonal business patterns and payment habits of borrowers.

      The SBA Loans may be "simple interest" or "date-of-payment loans". If a payment is received on an SBA Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on its scheduled due date, resulting in such SBA Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on an SBA Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such SBA Loan having a shorter average life than would have been the case had the payment been made as scheduled. However, this effect is mitigated because the monthly payment amount is recalculated periodically to reflect changes in the interest rate, the then-current principal balance and the then-remaining term to maturity.

CERTIFICATE RATING

      The rating of the Certificates will depend primarily on the creditworthiness of any third party provider of credit enhancement, if any, as set forth in the related Prospectus Supplement. Any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to a Series of Certificates would likely result in a reduction in the rating of such Series of Certificates. See "Rating."

UNAUDITED STATEMENTS

      On each Remittance Date, the Trustee will mail to each Certificateholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Servicer and Trustee and the loss and delinquency status of the SBA Loans. Although the information contained in such statements will be prepared by the Servicer, neither such information nor any other financial information furnished to Certificateholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant. See "Description of the Agreement and the Certificates -- Payments on the SBA Loans; Distribution on the Certificates" herein.

                                   THE TRUSTS

      A Trust for any Series of Certificates will include the Trust Assets consisting of a Pool* comprised of (i) SBA Section 7(a) Loans, (ii) Section 7(a) Companion Loans and (iii) SBA 504 Loans, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Trust Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

____________________________
* Whenever the terms "Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the SBA Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust" will refer to one specific Trust.

      The Certificates will be entitled to payment from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Trust Assets.

      Certain of the Trust Assets may have been originated by the Originators. Other Trust Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

      The following is a brief description of the Trust Assets expected to be included in the Trusts. If specific information respecting the Trust Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Assets relating to such Series (the "Trust Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

GENERAL

      The real property which secures repayment of the SBA Loans (the "Mortgaged Properties") may be located in any one of the fifty states, Puerto Rico or the District of Columbia. The SBA Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or at such other times as may be set forth in a Prospectus Supplement. The payment terms of the SBA Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

           (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on an SBA Loan is its Mortgage Interest Rate. Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of an SBA Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. SBA Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the SBA Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related SBA Loan or another source or may be treated as accrued interest added to the principal of the SBA Loan.

           (b) Principal may be payable on a level basis to fully amortize the SBA Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the SBA Loan.

           (c) Monthly payments of principal and interest may be fixed for the life of the SBA Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. SBA Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. SBA Loans having graduated payment provisions may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance.

           (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the SBA Loan or may decline over time, and may be prohibited for the life of the SBA Loan or for certain periods ("lockout periods"). Certain SBA Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other SBA Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The SBA Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire SBA Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other SBA Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

The Prospectus Supplement for each Series of Certificates will contain information with respect to all the SBA Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the SBA Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected, principal balance of any of the SBA Loans, (iii) the types of Mortgaged Properties and/or other assets securing the SBA Loans (iv) the original terms to maturity of the SBA Loans, (v) the expected weighted average term to maturity of the SBA Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity; (vi) the earliest origination date and latest maturity date of any of the SBA Loans, (vii) the expected weighted average Combined Loan-to-Value Ratio of the SBA Loans, (viii) the expected Mortgage Interest Rate and ranges of Mortgage Interest Rates borne by the SBA Loans, (ix) in the case of SBA Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any; (x) the amount of any Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool; (xi) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or any SBA Loans or the Pool; and (xii) the expected geographic location of the Mortgaged Properties. If specific information respecting the SBA Loans is not known to the Representative at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

      The only obligations of the Representative or the Originators with respect to a Series of Certificates will be to provide (or, where the Representative or an Originator acquired an SBA Loan from another originator, obtain from such originator) certain representations and warranties concerning the SBA Loans and to assign to the Trustee for such Series of Certificates the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of SBA Loans." The obligations of the Master Servicer with respect to the SBA Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the SBA Loans in the amounts described herein under "Description of the Certificates--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

      If provided in the related Prospectus Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Trust Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Trust Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Certificates at the time and in the manner set forth in the related Prospectus Supplement.

SBA SECTION 7(A) LOANS

      The SBA Section 7(a) Loans will consist of the Unguaranteed Interests (as defined below) in loans originated under Section 7(a) (the "Section 7(a) Program") of the Small Business Act of 1953 (the "SBA Act"), which Act created the Small Business Administration (the "SBA"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, purchase, expand or convert facilities or to purchase building equipment, leaseholds or materials. Money lent under the Section 7(a) Program also can, under certain circumstances, be used for working capital.

      The SBA Loans are partially guaranteed by the SBA pursuant to a Small Business Administration Loan Guaranty Agreement (Deferred Participation) (SBA Form 750), dated August 13, 1980 by and between The Money Store Investment Corporation and the SBA (the "Loan Guaranty Agreement") and pertinent SBA regulations found at 13 C.F.R. parts 120 and 121. As to any SBA Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time plus a fee paid to the SBA's fiscal and transfer agent is referred to herein as the "Guaranteed Interest". The Guaranteed Interest varies from SBA Loan to SBA Loan, will not be included in the related Trust Fund and Certificateholders will have no right or interest therein. As to any SBA Loan, the "Unguaranteed Interest" will equal all payments and other recoveries on such SBA Loan not constituting the Guaranteed Interest therein.

      The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the "Guaranteed Participant Program", the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

      Under the second level of lender participation, known as the "Certified Lender Program," the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

      Under the third level of lender participation, known as the "Preferred Lender Program", the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional requirements in terms of origination, servicing and liquidation capabilities as well as loan volumes and portfolio quality.

THE SECTION 7(A) COMPANION LOANS

      As described above, for applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for most loans originated under the
Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced a program (the "Section 7(a) Companion Program") pursuant to which an Originator originated a loan (the "Section 7(a) Companion Loan") to the related borrower in situations in which the total amount financed would otherwise have exceeded the $500,000 limit. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise would exceed the limits of the Section 7(a) Program. Although Section 7(a) Companion Loans are not guaranteed by the SBA, they are secured by a lien on the related primary collateral, which lien is prior to, or pari passu with, the lien of the related SBA Section 7(a) Loan.

          Section 7(a) Companion Loans may be utilized by a borrower for all eligible SBA Section 7(a) Loan purposes. Section 7(a) Companion Loans are originated only in conjunction with a Seller obtaining an SBA guarantee of the accompanying SBA Section 7(a) Loan under the Certified Lender Program (the SBA currently prohibits Section 7(a) Companion Loans in connection with the Preferred Lender Program). Section 7(a) Companion Loans bear interest and have terms to maturity as described above under "--Section 7(a) Loan Parameters."

SBA 504 LOANS

      The SBA 504 Loans will consist of loans originated by the Originators under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the SBA Act to encourage lenders to provide fixed asset financing to qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment as well as certain closing costs and professional fees and the interest on interim financing. The Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. Each loan by the Originators must receive prior approval by the SBA.

      The funds used by the SBA to originate its portion of a project generated pursuant to the SBA 504 Loan Program are generated by issuing SBA-guaranteed debentures on behalf of a certified development company (a "CDC"). A CDC is an organization sponsored by private interests or by state or local governments. The debentures are pooled monthly and sold through a certificate mechanism to the public market. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA.


                                 USE OF PROCEEDS

      The Representative and the Originators may use the net proceeds to be received from the sale of the Certificates of each Series for general corporate purposes, including repayment of debt and the origination and acquisition of SBA Loans and other Trust Assets. The Representative expects Certificates to be sold in Series from time to time.


              THE REPRESENTATIVE AND THE ORIGINATORS

      The SBA Loans will have been originated or acquired by the Originators. The Money Store or one of its affiliates will act as the Master Servicer of the SBA Loans and other Trust Assets. Except for certain representations and warranties relating to the SBA Loans and other Trust Assets and certain other matters, the obligations of The Money Store and the Originators with respect to the SBA Loans and other Trust Assets will be limited to its contractual servicing obligations.

      The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey.

      The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, SBA Loans, student loans, and automobile loans.

      Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.


                          THE SBA LOAN LENDING PROGRAM

      The following describes the procedures used by the Originators in originating substantially all of the SBA Section 7(a) Loans to be transferred to a Trust.

      The Originators generate business principally through a national network of sales offices serving local markets and a national products division that markets nationally through a centralized sales operation. The national network of sales offices is divided into sales territories, each serving a specific geographic area. These offices are staffed by business development officers ("BDOs"), with some offices in large metropolitan areas having several BDOs and clerical support staff, all serving a local market. Each of the 11 sales territories is supervised by a regional sales manager.

      BDOs locate customers primarily through a referral network of commercial real estate brokers, business brokers, accountants, lawyers, chambers of commerce, local business associations and other financial institutions. BDOs work with the customer to match the correct loan product to their financing needs. BDOs also screen applications for credit worthiness and eligibility for the applicable SBA program and assemble the loan application for submission to the underwriting department. BDOs are compensated primarily through commissions.

      The national products division generates business primarily through a national referral network of professional organizations and independent or affiliated commercial loan brokers. Commercial loan representatives of the national products division perform essentially the same tasks as a BDO, however, customer contact is handled by telephone through a national sales center located in Sacramento, California.

          SBA Section 7(a) Loans originated by the Originators generally range in size from $50,000 to $1.3 million. In certain cases, an Originator may originate a loan exceeding $1.3 million when an Originator believed the credit is particularly strong and/or under programs, such as the International Trade Loan Program, in which the guaranteed portion provided for larger guarantees. As explained in further detail below, due to changes in the Section 7(a) Program, the maximum size for most SBA Section 7(a) Loans approved between January 1, 1995 and October 12, 1995 was $500,000. Average loan sizes for originations during 1993, 1994 and 1995 were approximately $366,000, $368,000, and $302,000, respectively.

      The Originators' loan origination network is organized on a functional basis (I.E., business development, credit underwriting and processing). Middle management consists of regional sales managers, credit managers and processing managers, each of whom reports to a national supervisor. The national supervisors report to the vice president of production, who reports to the president of the SBA Loan Originators, who is located in Sacramento, California.

      In addition to years of experience, the Originators consider their employees' knowledge of SBA Rules and Regulations, responsiveness to customers, professional demeanor and commitment to be important with respect to the qualification and abilities of their personnel.

LOAN PURPOSE AND COLLATERAL FOR SBA ' 7(A) LOANS

     Prior to 1986, the Originators estimate that over 50% of their SBA Section 7(a) Loans were made as working capital and equipment loans. Since 1986, however, the Originators have refocused their lending on owner/user commercial real estate loans to established businesses with track records generally of at least three to four years. The Originators have continued to develop lending for larger owner/user commercial real estate loans to established businesses. These loans are generally larger and better collateralized than working capital, equipment or general-purpose small-business loans. The SBA requires that owner/users occupy at least 67% of the mortgaged premises in the case of newly-constructed facilities and 51% in the case of existing facilities.


     A majority of the SBA Section 7(a) Loan originations have been first-lien mortgages for either the purchase or refinancing of commercial real estate, with the balance being loans made by the Originators to franchisees of national franchisors and general business loans for business acquisition, equipment purchases, working capital or debt consolidation. As described below, where an SBA Section 7(a) Companion Loan is originated in connection with an SBA Section 7(a) Loan, the SBA Section 7(a) Companion Loan will be secured by a first-lien mortgage, with the SBA Section 7(a) Loan being secured by a second-lien mortgage in addition to other collateral. SBA Section 7(a) Loans generally are guaranteed personally by the borrower. In cases where a second or third mortgage on a residential property is taken as additional collateral, the Originators may not require the borrower to obtain a title insurance policy.

COMPETITION

      The Originators' main competitors vary by region to region and market to market. Its primary competitors are small independent banks such as Truckee River Bank and the San Diego Bank of Commerce and companies such as AT&T Capital Corporation, ITT Small Business Finance Corp. and Heller First Capital Corporation. The Originators do not believe that any one competitor, or a small group of competitors, is dominant in the industry. Although methods of competition vary according to region, the Originators believe that as one of the few SBA lenders with a national network, they are able to compete effectively in all markets in which they operate. The Originators believe that their experience and breadth of operations give them a unique knowledge of the intricacies of SBA lending. The Originators believe that this knowledge, coupled with the fact SBA lending and associated activities constitute their sole business, enables them to respond to customers quickly and efficiently.

UNDERWRITING CRITERIA FOR SBA SECTION 7(A) LOANS

      The Originators seek to control two risks through their underwriting standards: (i) default of the actual credit and (ii) SBA repudiation of its guaranty due to ineligibility, non-compliance with SBA lending regulations or poor documentation. The Originators' underwriting emphasizes historical operating performance and debt-service coverage to help determine the repayment ability of the borrower. The Originators have established review procedures to help ensure that all loans that they originate or acquire comply with the requirements of the SBA.

      Commercial loan officers ("CLOs") evaluate each applicant's financial statements, credit reports, business plans and other data to determine if the credit and collateral satisfy the Originators' standards. These standards include historic debt-service-coverage, reasonableness of projections, strength of management and sufficiency of secondary repayment, as well as the SBA's eligibility rules. For each application, qualified personnel also perform a site inspection to determine the appropriateness of the location for the proposed business use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues (as discussed further below).

      The Originators' loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their knowledge of the industry of the applicant, (iii) their general experience in assessing small business loans and (iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the business area and market for which the loan is requested. Some applicants prepare projections with the assistance of accountants, business consultants and/or franchisors, while some applicants obtain no such assistance. Typically, there is no independent third party review of such projections.

      The Originators have a tiered system of generally acceptable maximum Loan-to-Value Ratios or LTVs (as defined below) based on the type of property securing a loan, the characteristics of the borrower and the industry of the borrower. Maximum permissible Loan-to-Value Ratios also depend on the length of time that the debt service coverage on the property has at least equaled a specified ratio. Applicants having significantly higher earnings before interest and taxes relative to their debt service than the Originators normally require may be considered for higher Loan-to-Value Ratios. Conversely, applicants not meeting the debt service requirement may be considered for a loan with a lower Loan-to-Value Ratio than the permitted maximum based on the overall creditworthiness of the applicant.

      For commercial real estate transactions, the highest LTVs are typically reserved for situations where general purpose property is being financed and the subject business is in a non-cyclical industry. In such cases, if the debt service coverage ratio (I.E., the ratio of the pro forma annual debt service payments on the proposed loan to the subject businesses' annual net operating income) equals and/or exceeds 1.2:1 for the most recent two full years and interim period, a borrower may qualify for 100% LTV financing. Where general purpose property is being financed and the business is either cyclical, particularly interest rate sensitive and/or seasonal in nature, and where debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, the maximum permissible LTV is generally 90%. When special purpose real estate is involved (e.g., restaurants), and debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, maximum LTVs of between 80%-90% are considered.

      Applications significantly exceeding the previously mentioned debt service requirements may receive special consideration from the loan committee for loans with higher LTVs. Conversely, applications which do not meet the stated debt service requirements, but still indicate a reasonable level of repayment capacity, may still be considered at lower LTVs. These exceptions to policy are entertained on a case-by-case basis as warranted by the overall creditworthiness of the applicant. Other characteristics evaluated in determining an appropriate LTV in these situations include (but are not limited to): (i) experience, strength and continuity of business management; (ii) overall financial strength of the subject business as evidenced by balance sheet and profit/loss statements (e.g., current as well as pro forma liquidity and equity positions, historical sales trends and profitability as well as projections); and (iii) availability of additional sources of repayment (e.g., personal financial strength of the applicant including liquidity, supplementary outside income(s) and/or additional collateral).

      All loan applications are submitted to a centralized loan underwriting and processing center in Sacramento, California. The loan application package is screened initially for completeness by a credit manager or senior loan officer, who then assigns the package to a CLO. CLOs are responsible for analyzing the creditworthiness of the applicant and preparing a loan memorandum, which includes a credit analysis (including a description of the collateral), states the purpose of the loan, strengths and weaknesses of the credit, and eligibility for the applicable SBA program. In addition, for each proposed loan, the CLOs perform a collateral analysis, financial analysis (including historical debt service coverage), personal resource analysis, and business and personal credit checks. Any real property to be taken as collateral is appraised by an independent appraiser.

      If the CLO recommends the loan for approval, the loan memorandum and supporting documents are submitted to the senior loan officer, credit manager, or a senior credit officer for review based on the various levels of credit authority. Upon concurrence of the CLOs recommendation by the senior loan officer, credit manager or senior credit officer, as the case may be, a commitment letter and SBA submission documents are generated by the CLO and, in most cases, forwarded to the BDO. The BDO meets with the customer to explain the commitment letter and SBA documentation, obtains required customer signatures and deposits, and returns the signed documents to the processing center in Sacramento. The loan package is forwarded to a loan processing manager, who screens the loan package for completeness and then assigns the package to a loan processor. The loan processor prepares the Loan Authorization and Agreement, and all necessary documentation to submit to the SBA for a loan guarantee, and for closing the loan in strict accordance to the credit memorandum, SBA regulations, and state and federal law.

      Once loan approval has been granted, approved applications under the Preferred Lender Program are submitted directly to the SBA's central PLP processing center for assignment of a authorization number. Loans not made pursuant to the Preferred Lender Program require prior approval by an SBA district office.

      Once a loan is funded, the complete original file is forwarded to loan servicing. When the loan package is received, the final physical file is established in a uniform manner, and a computerized "tickler system" tracks follow-up items, such as UCC filing renewals, insurance policy expirations and deeds of trust recording. The loan file then undergoes a final post-closing audit, to help verify that the loan was originated in accordance with the Sellers' procedures and consistent with the SBA loan authorization. Once the file has been audited and is complete, it is microfilmed.

      The Originators originate loans to a variety of industries. However, based upon their loss experience and economic forecasts obtained from industry associations, chambers of commerce, academic institutions, governmental entities and others, the Originators may de-emphasize lending in certain regions or industries from time to time. The Originators also periodically have refined their underwriting guidelines to exclude certain high-risk ventures, such as car washes.

          Collateral for SBA Section 7(a) Loans originated by the Originators generally consists of one or more of the following: (i) first liens on commercial real estate (or second liens when the SBA Section 7(a) Loan is originated in conjunction with a Section 7(a) Companion Loan), (ii)second liens on residential properties, (iii) personal guarantees and (iv) business assets. The Originators believe that the pledge of a borrower's personal wealth provides appropriate incentives, thereby minimizing defaults and maximizing recoveries. Generally, the Originators do not take inventory or accounts receivable as collateral, thereby allowing borrowers to obtain short-term financing with these assets from other sources. The Originators also originate machinery and equipment loans; however, some of these also are secured by real estate. For example, loans are provided for medical/dental equipment, machinery, print shop equipment and franchise restaurant equipment.

          The Originators define the Loan-to-Value Ratio ("LTV") of an SBA
Section 7(a) Loan as the gross amount of the loan divided by the total "net collateral value" of all collateral (primary and secondary, but excluding the value of any personal guarantees) securing such loan. In determining "net collateral value", the Originators apply discounts of appraised value based on the type of collateral and lien position. Generally, first liens on commercial or residential property are allowed a maximum "collateral value" of 100% of the lower of cost or appraised value and, therefore, are not discounted. Second and third mortgages are allowed a maximum collateral value of 80%, unless the first lien is of nominal value. The maximum collateral value allowed for used machinery and equipment is 30% of cost and 50% for new machinery and equipment. In determining the appropriate LTV required for a particular credit, the Originators review the historical debt-service coverage ratio, stability of the industry, level of equity from the borrower, purpose of the loan, economic condition of the market and size of the loan. The Originators usually require a 1.2x debt-service coverage ratio for the most recent two complete years and interim period. The Originators generally do not give credit for rental income when performing debt-service coverage analysis.

SERVICING AND COLLECTIONS OF SBA SECTION 7(A) LOANS

          The Originators service substantially all the SBA Section 7(a)
Loans they originate. Servicing includes collecting payments from borrowers, remitting payments on Guaranteed Interests to the Agent of the SBA, accounting for principal and interest, contacting delinquent borrowers and supervising loan liquidations.

      Each quarter, borrowers are sent payment coupons and statements showing the interest rate for the next quarter, the outstanding loan balance, the next payment adjustment date and the monthly payment for that quarter.

      The loan servicing department is responsible for all post-closing follow-up until the loan is repaid. These duties include tracking receipt of payments, performing field visits, analyzing post-closing financials, reviewing UCC filings and coordinating post-closing borrower requests with the SBA (E.G., exchanges of collateral or assumptions). In addition, the loan servicing department typically conducts field visits to the borrower's place of business shortly after closing and within 24 months thereafter. Finally, all loan documents require that borrowers submit updated financial statements. For delinquent accounts, these statements are reviewed by the loan servicing department to determine debt-service-coverage ratios and compliance with loan covenants.

      Delinquency reports are generated every ten days and borrowers are contacted frequently to determine the cause of any delinquency. A customer service officer maintains contact with each delinquent borrower until the loan becomes current or is transferred to the credit services unit within the loan servicing department. If a loan is chronically delinquent, even if currently performing, the loan will be serviced by customer service until such loan is repurchased by the SBA, and then by a credit services officer for the remainder of the loan.

WORKOUTS AND LIQUIDATIONS OF SBA SECTION 7(A) LOANS

          When an SBA Section 7(a) Loan becomes 75 days past due, the appropriate Originator initiates procedures that result in the SBA's repurchase of the Guaranteed Interest of the defaulted SBA Section 7(a) Loan from the secondary market investor. In most cases the repurchase process is completed within 30 days. The SBA tries to minimize the repurchase time frame because it pays accrued interest (up to 120 days) on the guaranteed portion of the loan until the loan is repurchased. After it has repurchased a Guaranteed Interest, the SBA owns a direct participation in the related loan.

      A credit services officer is assigned the responsibility for the workout or liquidation once an SBA Section 7(a) Loan is repurchased. The loan workout officer evaluates the borrower's corporate and personal ability to repay and then formulates an appropriate workout plan. Generally, workout plans indicate the expected recovery time period or the possibility of an assumption of the debt by a third-party; plans also include liquidation options.

      To some degree, the SBA is involved in every repurchased loan, depending on the nature of the recovery and the particular SBA District. In most cases, the SBA allows the Originators to perform workouts. In some instances, the SBA takes over the servicing of repurchased loans. In the Originators' experience, this happens primarily with new offices, where local SBA personnel are unfamiliar with the Originators. In the majority of foreclosure situations, title is assumed in the name of the SBA. In the remainder of the foreclosure situations, at the direction of the SBA, title is assumed in the name of one of the Originators.

      In formulating workout plans, the Originators assess the value of the collateral through a variety of sources including brokers, appraisers and other market sources. The Originators also take steps to help protect the value of the collateral, such as performing site visits, appraising properties and ensuring payment of taxes and, where appropriate, maintenance of insurance. Where necessary, the Originators engage property managers or take other measures designed to protect the collateral value from deterioration.

      Loan workouts are focused on allowing the business to recover from temporary setbacks, if possible. The Originators believe that recoveries are improved if the borrower is cooperative and works with the lender to achieve a resolution. The Originators stress the development of a strong relationship with borrowers over the long term. This generally results in cooperation by the borrower in the workout, and the Originators generally receive substantial cash flow from these troubled loans.

      Although the SBA generally is reluctant to allow foreclosure on a personal residence until all other avenues have been pursued, the Originators believe that the possibility of foreclosure is a powerful incentive to borrowers to make the loan current.

          The Originators view SBA Section 7(a) Loans as small business loans as opposed to commercial real estate mortgages. Accordingly, the workout is more complex and the period to recovery or reinstatement takes longer than for typical commercial real estate loans. However, because the Originators often receive substantial cash flow from troubled assets during the workout period, loan workouts are generally more efficient than foreclosures on the collateral. If a borrower is uncooperative or the business is not viable, the Originators prepare a liquidation plan and determine the likely recovery value and best method of liquidation. The SBA must approve all liquidation plans.

     On average, the workout process requires approximately 24 months. The length of the workout is determined primarily by the complexity and long-term viability of the business, as well as the bankruptcy status of the borrower. In particular, a bankruptcy may lengthen the workout timeframe by approximately 12 to 18 months.

      In certain cases, the Originators may forbear payments of interest and principal for a period of three to six months if the borrower is experiencing temporary difficulties. Under SBA servicing policy, the lender has unilateral authority to defer loans for up to 90 days. Past 90 days, the lender must obtain approval from the investors in the guaranteed portions, which is usually granted. For deferments in excess of 180 days, SBA approval must be obtained.

ENVIRONMENTAL POLICY

      The Originators have developed an environmental credit policy to help minimize potential environmental liabilities. This policy conforms to the environmental requirements set by the SBA, and many of the Originators' guidelines are stricter than those of the SBA. The standard environmental-related requirements for SBA loans secured by commercial real property include: (i) obtaining a commitment letter from the borrower acknowledging that the closing is contingent upon compliance with environmental laws, (ii) obtaining a detailed environmental questionnaire from the borrower and, if possible, the previous owner of the property, (iii) performing a site visit of the property, (iv) checking the property against a published list of "Superfund" sites and, if the property is listed, performing an environmental audit or, for any SBA Loan approved after January 1, 1996, searching a comprehensive state and federal environmental data base for each commercial real property taken as collateral for which a Phase I environmental report has not been ordered or obtained and (v) obtaining a certificate from the borrower providing representations and warranties as to the absence of hazardous substances and providing a broad indemnification. If, after performance of these requirements, there is any evidence of a potential environmental problem which might require remediation, the applicable Originator will require remediation to be performed or require a Phase I or a Phase II environmental report on the property and the loan will be closed only after remediation to levels below regulatory agency action levels, the property is subject to ongoing rehabilitation approved by the SBA, or if no problem is revealed. A Phase I environmental report describes the results of an audit of the related property performed by a licensed environmental assessment firm, which audit includes (i) an inspection of the related and adjacent properties; (ii) a historical review of site records; (iii) a review of files of regulatory agencies concerning the site; and (iv) interviews with individuals knowledgeable about the site use and operations.

      In preparing a Phase I environmental report, the licensed environmental assessment firm may contact the United States Environmental Protection Agency, state and local water control authorities, state and local environmental departments and local fire departments to ascertain whether a particular property has an environmental problem and, if so, the nature thereof. The Originators typically do not contact such authorities unless an environmental problem has been revealed.

      In the Agreement the Originators will represent and warrant that at the time of origination of each SBA Loan forming part of the Trust, even those originated prior to January 1990, the related commercial real property was free of contamination from toxic substances or hazardous wastes and that, as of the Cut-Off Date, the Originators have no knowledge of any such contamination from toxic substances or hazardous wastes on any commercial real property. The Master Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes, it will not foreclose upon the related SBA Loan until after it obtains a favorable Phase 1 environmental report.

ORIGINATION OF SECTION 7(A) COMPANION LOANS

      For most applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for a loan originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced the Section 7(a) Companion Program pursuant to which the Originators originated a Section 7(a) Companion Loan to a borrower requesting a Section 7(a) Loan from an Originator where the total amount financed would otherwise exceed $500,000. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise exceeds the limits of the Section 7(a) Program.

      The Originators will not fund a Section 7(a) Companion Loan unless and until the SBA issues its guaranty of the related Section 7(a) Loan. The underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the Section 7(a) Companion Loans are substantially the same as those described above for the Section 7(a) Loans, except that TMSCMI generally requires a debt-service coverage ratio of 1.1:1 and the required LTV for Section 7(a) Companion Loans is generally 50%-60%. Also, the SBA is not required to be involved in the workout or liquidation of a Section 7(a) Companion Loan. However, if in connection with the workout or liquidation of a Section 7(a) Companion Loan, the Originators wish to workout or liquidate the related Section 7(a) Loan, the SBA will be involved in such procedures.

ORIGINATION OF SBA 504 LOANS.

      The SBA 504 Loans will consist of loans originated by an Originator under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the Act to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment and the interest on interim financing.

      Each SBA 504 Loan originated by an Originator is secured by a first lien on the related primary collateral, with the SBA loan secured by a second lien, in addition to a lien on other collateral. The borrower is required to fund at least 10% of the total allowable project costs, however, an Originator may require a higher percentage for certain larger projects and projects with special credit risks. The LTV for SBA 504 Loans generally may not exceed 55%-60%. The Originators also generally require a minimum debt service coverage ratio of 1.1:1 for the most recent two full years and interim periods. Applications with a lower debt service coverage ratio may be considered, but generally only if the LTV is below approximately 55%. When special purpose real estate is involved (e.g., restaurants), or in the case of cyclical or interest rate sensitive industries, the Originators also generally require LTVs below approximately 55%.

      SBA 504 Loans that are originated for construction purposes generally possess an LTV of 80% during the construction phase pending issuance of the SBA-guaranteed debenture upon completion of the construction. Additionally, secondary collateral required by the CDC for the SBA loan also will serve as collateral for the interim construction loan.

      Except as set forth above, the underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the SBA 504 Loans are substantially the same as those described above for the Section 7(a) Loans, except that the SBA is not involved in the workout or liquidation procedures.


                         DESCRIPTION OF THE CERTIFICATES

      Each Series of Certificates will be issued pursuant to an Agreement, dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-off Date"), among The Money Store, the applicable Originators and the Trustee for the benefit of the Certificateholders of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. A form of an Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to The Money Store, 2840 Morris Avenue, Union, New Jersey 07083, Attention: Corporate Counsel.

GENERAL

      The Certificates of each Series will represent fractional undivided ownership interests in a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Certificates will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination.

      Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a certificate administrator may perform certain duties in connection with the administration of the Certificates.

      The Certificates will not represent obligations of the Representative, the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement,
(a) the SBA Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Certificate Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the SBA Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit or other credit enhancement or maturity protection covering any Certificates, any SBA Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

      Each Series of Certificates will be issued in one or more Classes. Each Class of Certificates of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Certificates may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

      A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment with respect to one or more Subordinated Classes of Certificates of such Series. Certain Series or Classes of Certificates may he covered by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Certificates may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Assets in the related Trust or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the record dates specified in the Prospectus Supplement Unless Definitive Certificates have been issued, the registered holder of all Certificates will be Cede. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the final distribution notice to Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

      Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

      Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds available in the related Certificate Account and other accounts to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Certificate Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Certificate Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement.

      The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Certificateholders will have the effect of accelerating the amortization of Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the related Trust. Distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class, or as otherwise described in a Prospectus Supplement.

MONTHLY ADVANCES AND COMPENSATING INTEREST

      In order to maintain a regular flow of scheduled interest payments to Certificateholders (rather than to guarantee or insure against losses) if so provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted SBA Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Certificates and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the SBA Loans as of the related Record Date (less certain amounts not required to be deposited into the related Trust) (such excess, the "Monthly Advance"). For each Class of Certificates, the "Adjusted SBA Loan Remittance Rate" will equal the sum of the related Pass-Through Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each SBA Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such SBA Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted SBA Loan Remittance Rate, over (b) the amount of interest actually received on the related SBA Loan for such Due Period (such difference, "Compensating Interest").

BOOK-ENTRY REGISTRATION

      If so specified in the related Prospectus Supplement, the Certificates initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

      Under a book-entry format, Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates and reports relating to the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments and reports relating to the Certificates after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit reports and payments of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess certificates, the rules provide a mechanism by which Certificateholders will receive distributions and reports and will be able to transfer their interests.

      Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Certificates only through Participants by instructing such Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

      DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

      Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Remittance Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

      Credit enhancement may be provided with respect to one or more Classes of a Series of Certificates or with respect to the Trust Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Certificates of such Series, (ii) the use of a Certificate Guarantee Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees or maturity protection, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Certificates, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

      To enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series will instead be payable to holders of one or more Classes of Senior Certificates, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Certificate Account, prior to any such distribution being made to holders of the related Subordinated Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such SBA Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

      In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

      If so specified in the related Prospectus Supplement, the same Class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

CERTIFICATE GUARANTY INSURANCE POLICIES

      If so specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates. The issuer of any Certificate Guaranty Insurance Policy (a "Certificate Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Certificate Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, a Certificate Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

      The specific terms of any Certificate Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any SBA Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date.

      Subject to the terms of the related Agreement, the Certificate Guaranty Insurer may be subrogated to the rights of each Certificateholder to receive payments under the Certificates to the extent of any payments by such Certificate Guaranty Insurer under the related Certificate Guaranty Insurance Policy.

SPREAD AMOUNT

      If so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Trust Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Trust Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Trust Assets over the principal balances of the applicable Classes of Certificates. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Certificates to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Certificates have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Certificates.

MORTGAGE POOL INSURANCE POLICIES

      If specified in the Prospectus Supplement related to any Pool of SBA Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to SBA Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related SBA Loans in the Pool in an amount, unless otherwise specified in the related Prospectus Supplement, initially equal to a specified percentage of the aggregate principal balance of all SBA Loans included in the Pool as of the Cut-off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted SBA Loans and only upon satisfaction of certain conditions precedent described below.

      A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of an SBA Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of SBA Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted SBA Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted SBA Loan occurring when the servicer of such SBA Loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent SBA Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

      The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

      If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement--Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the SBA Loan has been kept in force and other protection and preservation expenses have been paid.

      Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

      The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

      If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on an SBA Loan or a reduction by such court of the principal amount of an SBA Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the SBA Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

      The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

RESERVE ACCOUNTS

      If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

      The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Certificateholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

      Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Certificateholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Certificates on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Trust Assets. Such differences may result if the interest rates on the applicable Classes of Certificates are based upon an index that differs from the index used in determining the interest rates on the Trust Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Trust Assets.

MATURITY PROTECTION

If so specified in the Prospectus Supplement, one or more Classes of Certificates may be entitled to third-party payments to help provide that the holders of such Certificates receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

      If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Trust Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

      If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

      If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.


           MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

      The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Trust Assets included in the related Trusts, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

      The original terms to maturity of the SBA Loans in a given Pool will vary depending upon the type of SBA Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the SBA Loans in the related Pool. SBA Loans generally may be prepaid without penalty in full or in part at any time.

      In general, prepayment of SBA Loans is likely to increase when the level of prevailing interest rates for similar loans declines significantly, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the SBA Loans will actually experience.

      The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates and the availability of alternative financing. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the SBA Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of SBA Loans.

      Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the SBA Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

      The weighted average lives of Certificates will also be affected by the amount and timing of delinquencies and defaults on the SBA Loans and the recoveries, if any, on defaulted SBA Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted SBA Loans and foreclosed properties result in principal payments on the Certificates faster than otherwise scheduled.

      When a full prepayment or Curtailment occurs on an SBA Loan, the Mortgagor will be charged interest on the principal amount of the SBA Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on an SBA Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Certificates could be adversely affected.

      Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Trust Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Certificates. See "The Agreement--Termination; Purchase of SBA Loans."

      If so specified in the related Prospectus Supplement, the effective yield to certain Certificateholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Certificates from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

      In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Certificates.

      The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates.


                                 THE AGREEMENTS

      Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF SBA LOANS

      Pursuant to each Agreement, at the time of issuance of Certificates of a Series, the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Trust Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-off Date with respect to such Trust Assets.

      In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Trust Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Trust Assets identified in a schedule attached to a supplemental conveyance relating to such additional Trust Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Trust Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Trust Asset as of its related Cut-off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Trust Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Trust Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

      Any conveyance of additional Trust Assets will be subject to the following conditions, among others specified in the related Prospectus Supplement: (i) each such additional Trust Asset must satisfy the eligibility criteria specified in the related Agreement as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Trust Assets to the related Trust; (iii) neither the Originator nor The Money Store will have selected such additional Trust Assets in a manner that either believes is adverse to the interests of Certificateholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Trust Assets.

          In connection with such transfer and assignment, the Representative and/or the Originators will deliver to the Trustee or, with respect to the SBA Notes relating to the SBA Section 7(a) Loans being delivered pursuant to (a) below, to fiscal and transfer agent of the SBA (the "Agent of the SBA"), the following documents with respect to each SBA Loan (collectively, the "Trustee's Document File"):


      (a) The original SBA Note, endorsed by means of an allonge as follows (bracketed language is only for SBA Section 7(a) Loans): "Pay to the order of [Name of Trustee], and its successors and assigns, as trustee under that certain Pooling and Servicing Agreement dated as of ____________, 199_ for the benefit of [the United States Small Business Administration and] holders of TMS SBA Loan-Backed Certificates, Series 199_-_, Class __ and Class __[, as their respective interests may appear], without recourse" and signed, by facsimile or manual signature, in the name of the applicable Originator by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the applicable Originator, if such Originator was not the originator;


      (b) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Mortgage, with evidence of recording thereon,
      (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or
      (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

      (c) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the applicable Seller endorsed as follows (bracketed language is only for SBA Section 7(a) Loans): "[Name of Trustee], ("Assignee") its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of _____, 199_ [, subject to the Multi-Party Agreement dated as of ____________, 199_]" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for SBA Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording (PROVIDED, HOWEVER, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated or acquired by the applicable Originator);

      (d) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the applicable Originator, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the applicable Originator where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

      (e) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of any title insurance policies relating to the Mortgaged Properties or (ii) copies of any title insurance policies or other evidence of lien position, including but not limited to PIRT policies, limited liability reports and lot book reports, to the extent the Originators obtain such policies or other evidence of lien position, certified as true by the applicable Originator;

      (f) For all SBA Loans, blanket assignment of all collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies;

      (g) For all SBA Loans, irrevocable power of attorney of the applicable Originator to the Trustee to execute, deliver, file or record and otherwise deal with the collateral for the SBA Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

      (h) For all SBA Loans, blanket UCC-1 financing statements identifying by type all collateral for the SBA Loans in the SBA Loan Pool and naming the Trustee, and with respect to the SBA Section 7(a) Loans, the SBA, as Secured Parties and the applicable Originator as the Debtor.

REPRESENTATIONS AND WARRANTIES

      Each Originator will represent to the Trustee and the Certificateholders, among other things, with respect to each SBA Loan originated or acquired by it, as of the related Cut-Off Date or such other date as may be set forth in an
Agreement:

      (1) The information with respect to each SBA Loan set forth in the SBA Loan Schedule is true and correct;

      (2) All of the original or certified documentation set forth in the Agreement (including all material documents related thereto) has been or will be delivered to the Trustee or the Agent of the SBA, or as otherwise provided in the related Agreement;

      (3) Each SBA Loan has been originated or acquired by an Originator in accordance with the applicable underwriting criteria set forth herein and is being serviced by the Servicer or one or more Subservicers;

      (4) With respect to those SBA Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable prior liens on such Mortgaged Property and subject in all cases to such exceptions that are generally acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

      (5) Each Section 7(a) Companion Loan, if any, is secured by a Mortgaged Property, which security interest is senior or pari passu to the security interest in such Mortgaged Property granted in connection with the related
Section 7(a) Loan and each Rule 504 Loan, if any, is secured by a Mortgaged Property, which security interest is senior to the security interest in such Mortgaged Property granted in connection with the related loan made by the SBA;

      (6) Immediately prior to the transfer and assignment contemplated by the Agreement, the applicable Originator held good and indefeasible title to, and was the sole owner of, the Unguaranteed Interest of each SBA Section 7(a) Loan, each Section 7(a) Companion Loan and such Rule 504 Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraphs (4) and (5) above or other liens which will be released simultaneously with such transfer and assignment;

      (7) As of the related Cut-Off Date, no SBA Loan will be 59 or more days delinquent in payment;

      (8) To the best of the Originator's knowledge, there will be no delinquent tax or assessment lien on any Mortgaged Property which is the primary collateral for the related loan, and each such Mortgaged Property will be free of material damage and will be in good repair;

      (9) The SBA Loan will not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the SBA Loan or any related Mortgage, or the exercise of any right thereunder, render either the SBA Loan or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

      (10) Each SBA Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the applicable SBA Rules and Regulations;

      (11) Pursuant to the SBA Rules and Regulations, the Originator requires that the improvements upon each Mortgaged Property which is the primary collateral for the related loan are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage;

      (12) Pursuant to the SBA Rules and Regulations, the Originator requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier;

      (13) Each SBA Loan will conform, and all such SBA Loans in the aggregate will conform, to the descriptions thereof set forth in this Prospectus and the related Prospectus Supplement;

     (14) The terms of the SBA Loan and the related Mortgage or other security agreement pursuant to which collateral was pledged will not have been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the SBA and the Certificateholders and which will have been delivered to the Trustee;

      (15) Each Mortgaged Property which is the primary collateral for the related SBA Loan will be, at the time of origination of such SBA Loan, and to the best of the Originator's knowledge will be, as of the related Cut-Off Date, below regulatory agency action levels of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation approved by the SBA;

      (16) With respect to each SBA Loan secured by a Mortgaged Property and that is not a first mortgage loan, either (i) no consent for the SBA Loan is required by the holder of any related prior lien or (ii) such consent has been obtained;

      (17) Any related Mortgage will contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There will be no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage; and

      (18) There will be no default, breach, violation or event of acceleration existing under the SBA Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Originators will not have waived any default, breach, violation or event of acceleration.

      Pursuant to the Agreement, upon the discovery by The Money Store, the Originators, the Servicer, any Subservicer or the Trustee of a breach of any of the representations and warranties contained in the Agreement relating to an Originator or the SBA Loans which materially and adversely affects the value of the SBA Loans or the interest of the Certificateholders in the related SBA Loan in the case of a representation or warranty relating to a particular SBA Loan (notwithstanding that such representation and warranty was made to the applicable Originator's best knowledge), the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of its discovery or its receipt of notice of any such breach, the appropriate Originator will (i) promptly cure such breach in all material respects, (ii) purchase the Unguaranteed Interest of such SBA Loan from its own funds at a price equal to the then current principal balance of the Unguaranteed Interest of such SBA Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted SBA Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or (iii) remove such SBA Loan from the related Trust and substitute one or more qualified SBA Loans. In addition, the Originators will agree to indemnify the related Trust, the Trustee, the SBA and the Certificateholders, against any loss arising from a material breach of any such representation and warranty. The obligation of the Originators to so purchase or substitute and to indemnify the Certificateholders and the Trustee will constitute the sole remedy respecting a material breach of any such representation or warranty to the Certificateholders or the Trustee.

PAYMENTS ON THE SBA LOANS

      The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

      All funds in the Principal and Interest Accounts will be required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

      The Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the SBA Loans (net of the portion thereof required to be paid to the holders of the Guaranteed Interest, the Agent of the SBA's Fee, the Additional Fee and the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Agreement), (ii) the Unguaranteed Percentage of all payments received after the Cut-Off Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds, (iii) any amounts paid in connection with the repurchase of the Unguaranteed Interest of an SBA Loan and the amount of any adjustment for substituted SBA Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and (v) certain amounts relating to insufficient insurance policies and Foreclosed Property.

GENERAL SERVICING STANDARDS

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to master service the SBA Loans in accordance with the related Agreement and, with respect to the SBA Section 7(a) Loans, the Multi-Party Agreement and the SBA Rules and Regulations. As used herein, "SBA Rules and Regulations" means the SBA Act, all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement. Pursuant to each Agreement and in accordance with applicable SBA Rules and Regulations, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related SBA Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of an SBA Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and, to the extent set forth in the related Prospectus Supplement, a contingency fee (the "Contingency Fee") equal to the percentages per annum specified in the related Prospectus Supplement of the principal balance of each SBA Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store or one of its affiliates is replaced as Master Servicer under the related Agreement. However, as long as The Money Store or one of its affiliates acts as Master Servicer, it will be entitled to receive any applicable Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee, if any, will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, any applicable prepayment penalties, premiums and late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

      The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property and other collateral acquired in satisfaction of the related SBA Loan. Such expenditures may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the SBA Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the SBA Loan. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

      The Master Servicer will be required under each Agreement to comply with the SBA Rules and Regulations concerning the issuance and maintenance of fire and hazard insurance with extended coverage customary in the area where a Mortgaged Property is located. Such requirements vary from region to region. If at origination of an SBA Loan, to the best of the Master Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the SBA Rules and Regulations, the Master Servicer will require the related obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the full insurable value of the Mortgaged Property, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available and in accordance with the SBA Rules and Regulations and the Master Servicer's policies, on Foreclosed Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with the SBA Rules and Regulations), are required to be deposited by the Master Servicer in the Principal and Interest Account.

REALIZATION UPON DEFAULTED MORTGAGE

          In accordance with SBA Rules and Regulations and with the prior written consent of the SBA, the Master Servicer will be required to foreclose upon or otherwise comparably effect the ownership in the name of the SBA of Mortgaged Properties relating to defaulted SBA Section 7(a) Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. Although the consent of the SBA will not be required for the Master Servicer to foreclose on a Mortgaged Property relating to a Section 7(a) Companion Loan, the Master Servicer will have to obtain such consent in connection with the related SBA Section 7(a) Loan. No consent of the SBA will be required for the Master Servicer to foreclose on a Mortgaged Property relating to an SBA 504 Loan. In connection with such foreclosure or other conversion, the Master Servicer will be required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs. The Master Servicer will take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Properties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe contamination from such substances exists unless it has received a Phase I environmental report and such report reveals no environmental problems, or such Mortgaged Property is subject to an environmental rehabilitation for which the Originators are not responsible.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

      The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the SBA Loans. Consistent with the foregoing and the SBA Rules and Regulations, the Master Servicer may in its discretion waive any assumption fee or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any SBA Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on an SBA Loan, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

      The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

      The Master Servicer is required to deliver to the Trustee and the SBA on or before March 31 of each year, an Officers' Certificate stating, as to each signer thereof, that (i) the Master Servicer has fully complied with certain provisions of the Agreement relating to servicing of the SBA Loans and payments on the Certificates, (ii) a review of the activities of the Master Servicer during such preceding year and of performance under the Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

          On or before March 31 of each year, the Master Servicer is required to cause to be delivered to the Trustee a letter or letters of a firm of nationally recognized independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF MASTER SERVICER

      The Certificate Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Certificates other than the Class R Certificates, if any, (the "Majority Certificateholders"), by notice in writing to the Master Servicer and with the prior written consent of the Certificate Guaranty Insurer, if any, which consent may not be unreasonably withheld, may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

       (i) (A) an Event of Nonpayment (as defined below); (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Certificate Guaranty Insurer, if any, or the Certificateholders; (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i)(A), (i)(B), (i)(D) and (i)(E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Guaranty Insurer, if any; or

       (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Certificateholder or the Certificate Guaranty Insurer, if any; or

       (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

       (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

       (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

      Unless otherwise specified in the related Prospectus Supplement, an "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

      The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Certificate Guaranty Insurer, if any, the SBA, the Trustee and the Majority Certificateholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

      Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the SBA or the Certificate Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, the Certificate Guaranty Insurer, if any, or such other entities as may be specified in a Prospectus Supplement, having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

      The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee, if any, and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF SBA LOANS

      The Trust established under each Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last SBA Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer or the Certificate Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Certificate Guaranty Insurer, if any, and all Certificateholders in writing; or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

      Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the SBA Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Certificate Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the SBA Loans and any related REO Properties at a price equal to the Termination Price.

      On any Remittance Date on or after the Cross-Over Date on which SBA Loans with an aggregate principal balance as of the Cut-off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated SBA Loans, the Certificate Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all SBA Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

      If a REMIC election is made for a Series of Certificates, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to
Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Certificateholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Certificate Guaranty Insurer, if any, may notify the Trustee of the Certificate Guaranty Insurer's determination to purchase from the Trust all SBA Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any SBA Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of such SBA Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on such SBA Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted SBA Loan Remittance Rates, and (z) the interest portion of any unreimbursed Insured Payment made by the Certificate Guaranty Insurer, if any. Upon receipt of such direction by the Majority Certificateholders or of such notice from the Certificate Guaranty Insurer, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all SBA Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any SBA Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

      If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Certificateholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the SBA Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and
(ii) in the event that the Certificate Guaranty Insurer has given the Trustee notice of the Certificate Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Certificate Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

      Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Certificate Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Certificateholders and the Certificate Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all SBA Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any SBA Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

      Each Agreement will provide that the Majority Certificateholders may exercise any trust or power conferred on the Trustee with respect to the Certificates or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Certificates, only Holders of such Class or Classes may exercise such trust or power.

AMENDMENT

      Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the SBA and the Certificate Guaranty Insurer, if any, without the notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Document File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Certificateholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party thereto without the consent of such party.

      Each Agreement may be amended from time to time by The Money Store, the Master Servicer, the Trustee and the Holders of the majority of the percentage interest in each Class of Certificates affected thereby, upon the prior written consent of the SBA and the Certificate Guaranty Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificates without the consent of the Holders of 100% of each Class of Certificates affected thereby.

      Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the SBA and Certificate Guaranty Insurer, if any, without the notice to or consent of the Certificateholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

      It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

      Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                     CERTAIN LEGAL ASPECTS OF THE SBA LOANS

GENERAL

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the SBA Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the SBA Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.

NATURE OF THE TRUST ASSETS

      The SBA Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

      Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Before such non-judicial sales takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

      Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

FORECLOSURE IN CALIFORNIA

      It is expected that a significant portion of the SBA Loans (by principal balance) will be originated to businesses located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

      Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon any sale of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender a general unsecured creditor for the difference between the value of the property and the outstanding balance of the loan.

      Federal and local real estate and tax laws provide priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

      Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

ENVIRONMENTAL CONSIDERATIONS

      Environmental conditions may diminish the value of the Trust Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Trust Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing an SBA Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                         FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Stroock & Stroock & Lavan, special Federal tax counsel ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of a Certificate. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

      Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Fund and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Fund in the event that interest accrued on the SBA Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

      With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

      To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Fund in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related Certificate. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

      Status of REMIC Certificates as Real Property Loans. The REMIC Certificates will be "qualifying real property loans" within the meaning of
Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Trust Assets, the REMIC's assets will include payments on Trust Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Trust Assets may be qualifying assets under all three of the foregoing sections of the Code. However, Trust Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code, and Trust Assets that are not secured by improved real property or real property which is to be improved using loan proceeds will not constitute qualifying assets under Section 593(d) of the Code. In addition, to the extent that the principal amount of a Trust Asset exceeds the value of the property securing the Trust Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Trust Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds.

TIERED REMIC STRUCTURES

      For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

      Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

REMIC REGULAR CERTIFICATES

      Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

      Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Service and to certain categories of holders of such REMIC Regular Certificates.

      Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations.

      These rules provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

      In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

      The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

      The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

      The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

      A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

      Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest is expected to be penalized or reasonable remedies exist to compel payment. The meaning of "penalized" under the OID regulations is unclear. The Internal Revenue Service has taken the position that a penalty must inure directly to the benefit of the debt instrument holder and must be large enough to ensure that, at the time the debt instruments are issued, it is reasonably certain that, absent insolvency, the issuer will make interest payments when due. In its determination, the accrual of interest on past-due interest payments at a penalty rate that is two percentage points above the stated yield of a debt instrument is not a sufficient penalty, but the accrual of interest on past-due interest payments at a penalty rate that is twelve percentage points above the stated yield of the debt instrument might be a sufficient penalty, depending on the facts and circumstances. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or adequate penalties for the nonpayment of interest.

      Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

      Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

          Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i) above.

      A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction will not significantly affect the yield of the Variable Rate REMIC Regular Certificate.

          An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

          For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

      In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

      Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount". A Holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

      If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation.

      Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

      Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to payments of interest at the Pass-Through Rate).

      In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

      Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates-Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

      Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all Holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

      Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

      REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

      Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Trust Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

      Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

      Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

      The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

      A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Trust Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Trust Assets or as principal on the Trust Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

      As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

      A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

      If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

      The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

      There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. The REMIC Regulations do not provide for a similar election or other adjustment. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

      Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Trust Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Trust Assets may not increase over time as a percentage of the outstanding principal amount of the Trust Assets.

      In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Trust Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

      Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

      The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return. An exception exists for organizations to which Code Section 593 applies (generally, certain thrift institutions); however, the Code grants the Treasury Department authority to issue regulations providing that this exception will not apply to the extent necessary or appropriate to prevent avoidance of tax. The REMIC Regulations provide that the exception for thrifts applies only if a REMIC Residual Certificate has "significant value." For this purpose, a REMIC Residual Certificate has significant value if (i) the aggregate issue price of the residual interest in the REMIC equals at least two percent of the total issue prices of all interests in the REMIC, and (ii) the REMIC Residual Certificate has an anticipated weighted average life at least equal to 20 percent of the anticipated weighted average life of the REMIC. The anticipated weighted average life of the REMIC is the weighted average of the anticipated weighted average lives of all classes of interests in the REMIC. This weighted average is determined under a formula provided in the REMIC Regulations, applied by treating all payments taken into account in computing the anticipated weighted average lives of the regular and residual interests in the REMIC as principal payments on a single regular interest.

      Legislation has been introduced with respect to the relationship between excess inclusions and the alternative minimum tax. This legislation provides that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. No prediction can be made whether such legislation or similar legislation will be enacted.

      The rule permitting thrift institutions to offset excess inclusions with their net operating losses generally applies only when the thrift institution itself (rather than an affiliate of the thrift) holds the residual interest. However, excess inclusions of a "qualified subsidiary" of a thrift institution (defined generally as a subsidiary organized and operated exclusively in connection with the organization and operation of one or more REMICs) may be offset by net operating losses of its parent thrift as if the parent thrift held the residual interest directly.

      If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

      The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate (including a holder which is a thrift institution) may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

      The REMIC is subject to tax at a rate of 100 percent on any net income it derived from "prohibited transactions." In general, "prohibited transaction" means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than an SBA Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Trust Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would be subject to such tax. This provision will not affect the REMIC's ability to accept substitute SBA Loans or to sell defective SBA Loans in accordance with the Agreement.

      A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

      Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the holders of the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificateholders, unless otherwise specified in the Prospectus Supplement.

      Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Temporary regulations provide that "negative-value" REMIC Residual Certificates are not securities and cannot be marked-to-market pursuant to Section 475 of the Code (relating to the requirement that dealers in securities mark them to market). A REMIC Residual Certificate is a negative-value REMIC Residual Certificate if on the date the dealer acquires the REMIC Residual Certificate the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate (net of the present value of the tax savings resulting from losses associated with holding the REMIC Residual Certificate) exceeds the present value of the expected future distributions on the REMIC Residual Certificate. Pursuant to the temporary regulations, the Commissioner has the authority to treat REMIC Residual Certificates which have the same economic effect as a negative-value REMIC Residual Certificate as not being a security for purposes of Section 475 of the Code. Proposed regulations would provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

      The anticipated and expected tax consequences and distributions are determined by taking into account events that have occurred through the date of acquisition, the Prepayment Assumption and reinvestment assumption adopted when the residual was created, and by taking account of required liquidations and required or permitted clean up calls.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

      If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

      The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

      A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

      The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

      Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

      Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

      A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates, and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

      The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

      Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Expenses" below. No prediction can be made regarding whether such legislation will be enacted.

      The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

      A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the SBA Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single- class REMIC rules.

FOREIGN INVESTORS

      REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust whose income is includible in gross income for United States federal income taxation regardless of its source.

      REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on SBA Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

      The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Trust Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

      Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

      The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

      Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

      The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

      Tax Status of the Trust. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Trust Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Trust Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Trust Assets and received directly its share of the payments on the Trust Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

          A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of certain itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the SBA Loans. As a result, the Trust will report additional taxable income to holders of Non-REMIC Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

     Status of the Non-REMIC Certificates. The Non-REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans
 . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Non-REMIC Certificates may not be qualifying assets under either of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-Remic Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset.

      Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the SBA Loans and should be characterized for federal income tax purposes as an ownership interest in the SBA Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

      If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the SBA Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

          If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Trust Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Trust Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to these issues. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Trust Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Trust Assets will prepay at that rate or at any other rate.

      In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Trust Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

      If an SBA Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the SBA Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the SBA Loan. The method of allocating such basis among the SBA Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

          In the case of a Non-REMIC Certificate which represents interests in SBA Loans that are subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

     Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Trust Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Trust Assets. However, original issue discount could arise with respect to an SBA Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

      If discount other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Trust Asset, to the amount of principal on such Trust Asset received by the Trust in that month. Because the Trust Assets may provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Trust Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Trust Assets remaining at the time of purchase of the Non-REMIC Certificate.

      If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to an SBA Loan under a constant yield method based on the yield of the SBA Loan to such holder, provided that such SBA Loan was originated after September 27, 1985. Premium allocable to an SBA Loan originated on or before that date should be allocated among the principal payments on the SBA Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

      It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the SBA Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

      If an SBA Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the SBA Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the SBA Loan. The method of allocating such basis among the SBA Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

      Sales of Non-REMIC Certificates. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

          Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to SBA Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim the exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to SBA Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust other than a "foreign trust", as defined in Section 7701(a)(31) of the Code.

TAXABLE MORTGAGE POOLS

      Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.


                              ERISA CONSIDERATIONS

      ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

      In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Certificate Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the SBA Loans and any other assets of the Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Certificate Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the SBA Loans are noted below.

      The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

      For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the SBA Loans and the property securing such SBA Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the SBA Loans, or 1% of the principal balance of the largest covered pooled SBA Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the SBA Loans, plus reasonable compensation for services provided to the Trust.

      In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Representative, the Certificate Guaranty Insurer, the Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which the Representative, the Servicer, the Certificate Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Certificate Guaranty Insurer.

      Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

      In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Certificates.

      One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. However, even if the conditions specified in the Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

      Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

      Each Prospectus Supplement will describe the extent, if any, to which the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Certificates will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Certificates as legal investments for such purchasers prior to investing in any Class of Certificates.


                              PLAN OF DISTRIBUTION

      The Certificates offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

      The Certificates in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Certificates described in the related Prospectus Supplement, if they are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Certificates of such Series.

      The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

      Certain legal matters relating to the validly of the issuance of the Certificates of each Series will be passed upon for the Representative by Eric
R. Elwin, Esq., Corporate Counsel of the Representative and certain legal matters relating to the validity of the issuance of the Certificates of each Series will be passed upon for the Underwriter of the Certificates of each Series by Stroock & Stroock & Lavan, New York, New York. Stroock & Stroock & Lavan has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                              FINANCIAL INFORMATION

      The Representative has determined that its financial statements are not material to the offering made hereby.

      A new Trust will be formed to own the Trust Assets and to issue each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.


                                     RATING

      It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Adjustable Rate............................................      8
Adjusted SBA Loan Remittance Rate..........................     54
Agent of the SBA...........................................     69
Agreement..................................................      7
ARM........................................................    120
Balloon Loans..............................................     27
Bankruptcy Bond............................................     18
Basis Risk Shortfall.......................................     91
Buydown Funds..............................................     93
CDC........................................................     38
Cede.......................................................     25
Certificate Guaranty Insurance Policy......................     16
Certificate Guaranty Insurer...............................     59
Certificate Register.......................................     53
Certificate Holders........................................      3
Certificates...............................................      1
Certified Lender...........................................     37
Certified Lender Program...................................     37
Class......................................................      3
Cleanup Costs..............................................     90
Code.......................................................     22
Commission.................................................      5
Compensating Interest......................................     21
Contingency Fee............................................     75
Curtailment................................................     21
Cut-off Date...............................................     51
Definitive Certificates....................................     56
Designated Depository Institution..........................     74
Detailed Description.......................................     33
Determination Date.........................................     20
DTC........................................................     25
ERISA......................................................     24
Event of Nonpayment........................................     79
Federal Tax Counsel........................................     22
Final Determination........................................     81
Funding Period.............................................     12
Guaranteed Interest........................................     37
Guaranteed Participant Program.............................     37
Index......................................................    128
Indirect Participant.......................................     55
Insurance Proceeds.........................................     20
Insurance Paying Agent.....................................     59
Insured Payment............................................     59
IRS........................................................     81
Liquidation Proceeds.......................................     20
Loan Guaranty Agreement....................................     37
Lockout Periods............................................      9
Lower Tier REMIC...........................................    107
Majority Certificateholders................................     78
Master Servicer............................................      1
Monthly Advance............................................     20
Mortgage Interest Rate.....................................      8
Mortgage Pool..............................................    124
Mortgage Pool Insurance Policy.............................     18
Mortgaged Properties.......................................      9
Multi-Party Agreement......................................     13
1933 Act...................................................      5
Non-REMIC Certificates.....................................     23
Originators................................................      1
Participants...............................................     55
Pass-Through Rate..........................................      3
Permitted Instruments......................................     74
Permitted Investments......................................     64
Plan.......................................................    123
Pool.......................................................      1
Pool Insurer...............................................     61
Preferred Lender...........................................     37
Preferred Lender Program...................................     37
Pre-Funding Account........................................     12
Prepayment Assumption......................................     95
Proposed OID Regulations...................................     94
Rating Agency..............................................     20
REMIC......................................................      4
REMIC Certificates.........................................     90
REMIC Regular Certificates.................................     22
REMIC Residual Certificates................................     22
REMIC Regulations..........................................     93
Remittance Date............................................      3
Representative.............................................      1
Reserve Account............................................     16
SBA........................................................      8
SBA Act....................................................     10
SBA Loans..................................................      1
SBA Rules and Regulations..................................     75
SBA 504 Loans..............................................      8
SBA 504 Loan Program.......................................     10
SBA Section 7(a) Loans......................................     8
Section 7(a) Program.......................................     10
Section 7(a) Companion Loans...............................      8
Senior Certificates........................................     13
Servicing Advance..........................................     76
Servicing Fee..............................................     75
SMMEA......................................................     25
Special Hazard Insurance Policy............................     18
Special Hazard Insurer.....................................     62
Spread Amount..............................................     17
Standard Hazard Insurance Policies.........................     10
Subordinated Certificates..................................     13
Sub-Servicer...............................................     78
Successor Servicer.........................................     80
Superlien..................................................     90
Supplemental Interest Payments.............................     64
Termination Notice.........................................     81
Termination Price..........................................     81
Tiered REMICs..............................................     93
Trust .....................................................      1
Trust Assets...............................................      1
Trustee....................................................     22
Trustee's Document File....................................     69
UCC........................................................     55
Underwriters...............................................    127
Unguaranteed Interests.....................................      1
United States person.......................................    114
Variable Rate REMIC Regular Certificate....................     99
Yield Supplement Agreement.................................     91

     ====================================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS OR THE UNDER WRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES BY ANYONE IN ANY JURISDICTION IN WHICH 1996-2, SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        -------------------

                         TABLE OF CONTENTS
                        -------------------

                       PROSPECTUS SUPPLEMENT
                                                          PAGE

Summary of Terms............................................S-4
Risk Factors...............................................S-31
The SBA Loan Pool..........................................S-35
The SBA Loan Program.......................................S-56
Yield, Maturity and Prepayment
Considerations.............................................S-59
The Sellers................................................S-66
Description of the Agreement and the
Certificates...............................................S-68
The Trustee................................................S-85
Federal Income Tax Consequences............................S-86
ERISA Considerations.......................................S-93
Legal Investment...........................................S-93
Underwriting...............................................S-93
Ratings....................................................S-94
Legal Matters..............................................S-95
Financial Information......................................S-95
Annex I....................................................S-96
Index of Principal Terms...................................S-102
Certain Definitions........................................S-106

                            PROSPECTUS

Prospectus Supplement........................................4
Available Information........................................5
Reports to Certificateholders................................6
Incorporation of Certain Documents by
Reference....................................................6
Summary of Terms.............................................7
Risk Factors.................................................26
The Trusts...................................................33
Use of Proceeds..............................................39
The Representative and the Originators.......................39

The SBA Loan Lending Program.................................40
Description of the Certificates..............................51
Credit Enhancement...........................................57
Maturity, Prepayment and Yield
Considerations...............................................66
The Agreements...............................................68
Certain Legal Aspects of the SBA Loans.......................85

Federal Income Tax Consequences...............................91
ERISA Considerations..........................................123
Legal Investment Considerations...............................126
Plan of Distribution..........................................127
Legal Matters.................................................127
Financial Information.........................................128
Rating........................................................128
Index of Principal Terms......................................128

 =====================================================================

                                  $140,000,000

                                 THE MONEY STORE

                The Money Store SBA Loan-Backed Adjustable Rate

                          Certificates, Series 1996-2,


                       $130,200,000 Class A Certificates

                        $9,800,000 Class B Certificates



                             PROSPECTUS SUPPLEMENT

                       Prudential Securities Incorporated

                               December 20, 1996